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As filed with the Securities and Exchange Commission on November 2, 2020.

Registration No. 333-249081

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CURALEAF HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2833	98-1461045
(Province or other Jurisdiction of Incorporation or Organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

666 Burrard Street, Suite 1700, Vancouver, British Columbia V6C 2X8; (781)451-0351
(Address and telephone number of Registrant's principal executive offices)

Curaleaf, Inc.
301 Edgewater Place, Suite 405
Wakefield, MA 01880
(781) 451-0351
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Christopher J. Barry
Dorsey & Whitney LLP
701 Fifth Avenue
Suite 6100
Seattle, Washington
98104-7043
(206)903-8815

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective

British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.
☐  upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.
☒  at some future date (check the appropriate box below)

1.
☐  pursuant to Rule 467(b) on (            ) at (            ) (designate a time not sooner than 7 calendar days after filing).

2.
☐  pursuant to Rule 467(b) on (            ) at (            ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

3.
☒  pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.
☐  after the filing of the next amendment to this Form (if preliminary material is being filed).

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the U.S. Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel of Curaleaf Holdings, Inc., at 666 Burrard Street, Suite 1700, Vancouver, British-Columbia, V6C 2X8, telephone (781) 451-0351, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	November 2, 2020

CURALEAF HOLDINGS, INC.

US$1,000,000,000
Subordinate Voting Shares
Debt Securities
Subscription Receipts
Warrants
Units

        Curaleaf Holdings, Inc. ("Curaleaf" or the "Corporation") may from time to time offer and issue the following securities: (i) subordinate voting shares of the Corporation ("Subordinate Voting Shares"); (ii) debt securities of the Corporation ("Debt Securities"); (iii) subscription receipts ("Subscription Receipts") exchangeable for Subordinate Voting Shares and/or other securities of the Corporation; (iv) warrants exercisable to acquire Subordinate Voting Shares and/or other securities of the Corporation ("Warrants"); and (v) securities comprised of more than one of Subordinate Voting Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit ("Units"), or any combination thereof having an offer price of up to US$1,000,000,000 in aggregate (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the "Prospectus") remains valid. The Subordinate Voting Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the "Securities") offered hereby may be offered in one or more offerings, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, "Prospectus Supplements"). One or more securityholders of the Corporation may also offer and sell Securities under this Prospectus. See "The Selling Securityholders".

        The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102—Shelf Distributions ("NI 44-102"), including sales made directly on the Canadian Securities Exchange (the "CSE") or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement. See "Plan of Distribution".

        The issued and outstanding Subordinate Voting Shares are listed and posted for trading on the CSE under the symbol "CURA" and on the OTCQX® Best Market by OTC Markets Group (the "OTCQX") under the symbol "CURLF". On October 30, 2020, the last trading day prior to the date of this Prospectus, the closing price per Subordinate Voting Share on the CSE was CDN$12.49 and on the OTCQX was $9.38. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange.

        There is no market through which these Securities, other than the issued and outstanding Subordinate Voting Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See "Risk Factors".

        The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Subordinate Voting Shares, the number of Subordinate Voting Shares being offered, the offering price, whether the Subordinate Voting Shares are being offered for cash, and any other terms specific to the Subordinate Voting Shares being offered; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, and any other terms specific to the Debt Securities being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Subordinate Voting Shares and/or other securities of the Corporation and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of such Warrants offered, the offering price, whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Subordinate Voting Shares and/or other securities of the Corporation and any other specific terms; and (v) in the case of Units, the number of Units being offered, the offering price, the terms of the Subordinate Voting Shares, Debt Securities, Subscription Receipts and/or Warrants underlying the Units, and any other specific terms.

        All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained or is otherwise available. Each Prospectus Supplement will be incorporated by reference into this Prospectus as at the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities covered by that Prospectus Supplement. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any securities issued pursuant to this Prospectus. This Prospectus may not be used to sell any securities unless accompanied by a Prospectus Supplement. The offerings are subject to approval of certain legal matters on behalf of the Corporation by Stikeman Elliott LLP, with respect to matters of Canadian law.

        The Corporation and/or any selling securityholders may sell the Securities, separately or together: (i) to one or more underwriters or dealers; (ii) through one or more agents; or (iii) directly to one or more purchasers. The Prospectus Supplement relating to a particular offering of Securities will describe the terms of such offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered, and the method of distribution; (ii) the name or names of any underwriters, dealers, agents or selling securityholders involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, if any, and the expenses borne by, if any, the Corporation from the sale of such Securities; (iv) any commission, underwriting discounts and other items constituting compensation payable to underwriters, dealers or agents; and (v) any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents. See "Plan of Distribution".

        No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities.

        In connection with any offering of the Securities, subject to applicable laws and other than an "at-the-market distribution", the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution".

        An investment in the Securities should only be undertaken by those persons who can afford the total loss of their investment. The Securities should be considered speculative due to various factors, including the nature of the Corporation's business. A prospective purchaser should therefore review this Prospectus and the documents incorporated by reference herein in their entirety and carefully consider the risk factors described or referenced under "Risk Factors" and in the documents incorporated by reference herein prior to investing in such Securities, as well as the information under the heading "Caution Regarding Forward-Looking Statements". Potential investors are advised to consult their own legal counsel and other professional advisors in order to assess tax, legal and other aspects of an investment in Curaleaf.

        No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

        The Corporation has two classes of issued and outstanding shares: the Subordinate Voting Shares and the multiple voting shares of the Corporation (the "Multiple Voting Shares"). The Subordinate Voting Shares are "restricted securities" within the meaning of such term under applicable Canadian securities laws. Each Subordinate Voting Share is entitled to one vote per Subordinate Voting Share and each Multiple Voting Share is currently entitled to 15 votes per Multiple Voting Share on all matters upon which the holders of Subordinate Voting Shares and Multiple Voting Shares are entitled to vote. Holders of Subordinate Voting Shares are entitled to receive, as and when declared by the board of directors of the Corporation (the "Board"), dividends in cash or property of the Corporation. Holders of Multiple Voting Shares are entitled to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted to Subordinate Voting Share basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the "Conversion Ratio" (as defined below)) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Multiple Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares, and vice-versa. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Subordinate Voting Shares, entitled to participate rateably along with all other holders of Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis). Each Multiple Voting Share is convertible into one Subordinate Voting Share at any time at the option of the holder thereof, and automatically in certain other circumstances. The holders of Subordinate Voting Shares have certain conversion rights in the event of a take-over bid for the Multiple Voting Shares and each of the Subordinate Voting Shares benefit from contractual provisions that give them certain rights in the event of a take-over bid for the Multiple Voting Shares. See "Description of Share Capital of the Corporation" for further details.

        The directors, chief executive officer and chief financial officer of the Corporation reside outside of Canada and each has appointed SE Corporate Services Ltd., 666 Burrard Street, Suite 1700, Vancouver, British Columbia, V6C 2X8, as his agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process.

        The Corporation's head office is located at 301 Edgewater Place, Suite 405, Wakefield, Massachusetts 01880, United States, and the Corporation's registered and records office is located at 666 Burrard Street, Suite 1700 Vancouver, British Columbia, V6C 2X8.

Note to U.S. Holders

        This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system ("MJDS") adopted by the United States, to prepare this Prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with foreign generally accepted accounting principles, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

        Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

        The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated or organized under the laws of a foreign country, that some of its officers and directors may be residents of a foreign country and that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This Prospectus qualifies the distribution of securities of an entity that currently directly derives 100% of its revenues from the cannabis industry in certain U.S. states, which industry is illegal under U.S. Federal Law. As at the date hereof, 100% of the Corporation's operations are in the United States. The Corporation is directly involved (through its subsidiaries) in both the adult-use and medical cannabis industry in the States of Arizona, Arkansas, California, Colorado, Connecticut, Florida, Illinois, Kentucky, Maine, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, New York, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Utah and Vermont, as permitted within such states under applicable state law which states have regulated such industries, and has partnered with an accredited medical school and obtained a "clinical registrant" license in Pennsylvania. In addition, the Corporation is indirectly involved (through management services which include the use of the "Curaleaf" brand and retail and cultivation and production operations, human resources, finance and accounting, marketing, sales, legal and compliance support services) in both the adult-use and medical cannabis industry in the States of Maine and Massachusetts.

        The cultivation, sale and use of cannabis is illegal under United States federal law pursuant to the Controlled Substance Act (21 U.S.C. §811) (the "CSA"). The United States federal government regulates drugs through the CSA, which places controlled substances, including cannabis, in a schedule. Other than industrial hemp, cannabis is classified as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. Under the CSA, the policies and regulations of the United States federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. The United States Food and Drug Administration has not approved cannabis as a safe and effective drug for any indication.

        Despite the current state of the federal law and the CSA, medical cannabis is currently legal in 37 states and Washington D.C., Puerto Rico and Guam for patients with certain qualifying conditions. The States of Alaska, California, Colorado, Illinois, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont, Washington, and the District of Columbia, have legalized recreational use of cannabis, although the District of Columbia has not legalized commercial sale of cannabis. In early 2018, Vermont became the first state to legalize recreational cannabis by passage in a state legislature, but does not yet allow commercial sales of recreational cannabis.

        Over half of the U.S. states have enacted legislation to legalize and regulate the sale and use of medical cannabis, provided that there are strict limits on the levels of THC. However, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions.

        Accordingly, cannabis is largely regulated at the state level. State laws that permit and regulate the production, distribution and use of cannabis for adult-use or medical purposes are in direct conflict with the CSA. Although certain states authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under United States federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and in case of conflict between federal and state law, the federal law shall apply.

        On January 4, 2018, former U.S. Attorney General Jeff Sessions issued a memorandum to U.S. district attorneys which rescinded previous guidance from the U.S. Department of Justice specific to cannabis enforcement in the United States, including the Cole Memorandum (as defined herein). With the Cole Memorandum rescinded, U.S. federal prosecutors have been given discretion in determining whether to prosecute cannabis related violations of U.S. federal law. Mr. Sessions resigned on November 7, 2018. Following the brief tenure of Matthew Whitaker as the acting United StatesAttorney General, on December 7, 2018, President Donald Trump announced the nomination of William Barr and, on February 14, 2019, Mr. Barr was confirmed as Attorney General. The Department of Justice under Mr. Barr has not taken a formal position on federal enforcement of laws relating to cannabis. Mr. Barr has stated publicly that his preference would be to have a uniform federal rule against cannabis, but, absent such a uniform rule, his preference would be to permit the existing federal approach of leaving it up to the states to make their own decisions. Attorney General William Barr's statements are not official declarations of the U.S. Department of Justice ("DOJ") policy, are not binding on the DOJ, on any U.S. Attorney, or on the federal courts. Attorney General William Barr may clarify, retract, or contradict these statements. There is no guarantee that the position of the Department of Justice will not change. If the Department of Justice policy was to aggressively pursue financiers or equity owners of cannabis-related business, and United States Attorneys followed such Department of Justice policies through pursuing prosecutions, then the Corporation could face (i) seizure of its cash and other assets used to support or derived from its cannabis subsidiaries, and (ii) the arrest of its employees, directors, officers, managers and investors, who could face charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis. Additionally, as has recently been affirmed by U.S. Customs and Border Protection, employees, directors, officers, managers and investors of the Corporation who are not U.S. citizens face the risk of being barred from entry into the United States for life.

        On February 15, 2019, President Donald Trump signed the 2019 Fiscal Year Appropriations Bill which included the Rohrabacher-Farr Amendment, which prohibits the funding of federal prosecutions with respect to medical cannabis activities that are legal under state law, extending its application until September 30, 2019. Thereafter, as part of the Congressional omnibus-spending bill, Congress renewed, through September 30, 2020, the Rohrabacher-Farr Amendment. There can be no assurances that the Rohrabacher-Farr Amendment will be included in future appropriations bills or budget resolutions. See "United States Regulatory Environment" for additional information.

        The Corporation's objective is to capitalize on the opportunities presented as a result of the changing regulatory environment governing the cannabis industry in the United States. Accordingly, there are a number of significant risks associated with the business of the Corporation. Unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a significant risk that federal authorities may enforce current U.S. federal law, and the business of the Corporation may be deemed to be producing, cultivating, extracting, or dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of federal law in the United States. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Corporation's business, results of operations, financial condition and prospects would be materially adversely affected.

        In light of the political and regulatory uncertainty surrounding the treatment of United States cannabis-related activities, on February 8, 2018, the Canadian Securities Administrators published CSA Staff Notice 51-352—(Revised) Issuers with U.S. Marijuana-Related Activities ("Staff Notice 51-352") setting out the Canadian Securities Administrator's disclosure expectations for specific risks facing issuers with cannabis-related activities in the United States. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with United States cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the United States cannabis industry.

        For these reasons, the Corporation's investments in the United States cannabis market may subject the Corporation to heightened scrutiny by regulators, stock exchanges, clearing agencies and other United States and Canadian authorities. There are a number of risks associated with the business of the Corporation. See sections entitled "Risk Factors" and "United States Regulatory Environment" in this Prospectus and in the AIF (as hereinafter defined).

v

ABOUT THIS SHORT FORM BASE SHELF PROSPECTUS

        An investor should rely only on the information contained in this Prospectus (including the documents incorporated by reference herein) and is not entitled to rely on parts of the information contained in this Prospectus (including the documents incorporated by reference herein) to the exclusion of others. The Corporation has not authorized anyone to provide investors with additional or different information. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give readers of this Prospectus. Information contained on, or otherwise accessed through, the Corporation's website shall not be deemed to be a part of this Prospectus (or of any applicable Prospectus Supplement) and such information is not incorporated by reference herein.

        The Corporation is not offering to sell the Securities in any jurisdictions where the offer or sale of the Securities is not permitted. The information contained in this Prospectus (including the documents incorporated by reference herein) is accurate only as at the date of this Prospectus or as at the date that is otherwise set out herein (or as at the date of the document incorporated by reference herein or as at the date that is otherwise set out in such document) and investors should not assume that the information contained in this Prospectus is accurate as of any other date, regardless of the time of delivery (if applicable) of this Prospectus or any sale of the Subordinate Voting Shares, Debt Securities, Subscription Receipts, Warrants and/or Units. The business, financial condition, capital, results of operations and prospects of the Corporation may have changed since those dates. The Corporation does not undertake to update the information contained or incorporated by reference herein, except as required by applicable Canadian securities laws.

        This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements.

        The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Corporation and readers of this Prospectus should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.

MEANING OF CERTAIN REFERENCES AND CURRENCY PRESENTATION

        References to dollars and "$" or "US$" are to United States dollars unless otherwise indicated. All references to "CDN$" and "C$" refer to Canadian dollars. On October 30, 2020, the daily exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = CDN$1.3318.

        Unless the context otherwise requires, all references in this Prospectus to "Curaleaf", the "Corporation" and "we", "us" and "our" refer to Curaleaf Holdings, Inc., its direct and indirect subsidiary entities on a consolidated basis, and other entities consolidated other than on the basis of ownership.

MARKET AND INDUSTRY DATA

        The Corporation has obtained the market and industry data and forecasts presented in this Prospectus (including the documents incorporated by reference herein) from a combination of internal surveys, third party information and the estimates of the Corporation's management. There are limited sources that report on the Corporation's markets and industries. As such, much of the market and industry data presented in this Prospectus (including the documents incorporated by reference herein) is based on internally generated management estimates, including estimates based on extrapolations from third party surveys and forecasts of the industries in which the Corporation competes. Actual outcomes may vary materially from those forecast in the reports or publications referred to herein, and the prospect for material variation can be expected to increase as the length of the forecast period increases. While the Corporation believes internal surveys, third party information and estimates of the Corporation's management are reliable, the Corporation has not verified them, nor have they been verified by any independent sources and the Corporation has no assurance that the information contained in third party websites is current and up-to-date. While the Corporation is not aware of any misstatements regarding the market and industry data presented in this Prospectus (including the documents incorporated by reference herein), such data involves risks and uncertainties and are subject to change based on various factors, including those factors discussed under "Forward-Looking Statements" and "Risk Factors".

TRADEMARKS AND TRADENAMES

        This Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference include references to the Corporation's trademarks, including, without limitation, the "Curaleaf" trademark on the face page of this Prospectus, which are protected under applicable intellectual property laws and are the Corporation's property. The Corporation's trademarks and trade names referred to in this Prospectus, any applicable Prospectus Supplement and the documents incorporated herein by reference may appear without the ® or ™ symbol, but references to the Corporation's trademarks and trade names in the absence of such symbols are not intended to indicate, in any way, that the Corporation will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. All other trademarks and trade names used in this Prospectus, any applicable Prospectus Supplement or in documents incorporated herein by reference are the property of their respective owners.

NON-IFRS AND OTHER MEASURES

        The Corporation prepares its financial statements in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board and Interpretations of the IFRS Interpretations Committee in effect as of and for the year ended December 31, 2019.

        This Prospectus and the documents incorporated or deemed to be incorporated by reference herein may make reference to certain non-IFRS measures. These measures are not recognized measures under IFRS, do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing a further understanding of the Corporation's results of operations from management's perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of the Corporation's financial information reported under IFRS. The Corporation uses non-IFRS measures to provide investors with supplemental measures of the Corporation's operating performance and thus highlight trends in its core business that may not otherwise be apparent when relying solely on IFRS financial measures. The Corporation also believes that securities analysts, investors and other interested parties frequently use non-IFRS measures in the evaluation of issuers. The Corporation's management also uses non-IFRS measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess its ability to meet future debt service, capital expenditure and working capital requirements, and in the determination of components of management compensation. Because other companies may calculate these non-IFRS measures differently than the Corporation does, these metrics are not comparable to similarly titled measures reported by other companies.

        Certain calculations included in tables and other figures in this Prospectus and any tables and other figures in this Prospectus and any applicable Prospectus Supplement may have been rounded for clarity of presentation.

 CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus and the documents incorporated by reference in this Prospectus contain "forward-looking information" and "forward-looking statements" within the meaning of Canadian securities laws and United States securities laws. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management's beliefs, expectations or assumptions regarding the future of the business, future plans and strategies, operational results and other future conditions of the Corporation. Forward-looking statements contained in certain documents incorporated by reference in this Prospectus are based on the key assumptions described in such documents. In addition, the Corporation may make or approve certain statements in future filings with Canadian securities regulatory authorities, in press releases, or in oral or written presentations by representatives of the Corporation that are not statements of historical fact and may also constitute forward-looking statements. All statements, other than statements of historical fact, made by the Corporation that address activities, events or developments that the Corporation expects or anticipates will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as "may", "will", "would", "could", "should", "believes", "estimates", "projects", "potential", "expects", "plans", "intends", "anticipates", "targeted", "continues", "forecasts", "designed", "goal", or the negative of those words or other similar or comparable words and includes, among others, information regarding: expectations for the effects and potential benefits of any transactions; expectations for the effects of the pandemic of the novel coronavirus ("COVID-19") on the business' operations and financial condition; statements relating to the business and future activities of, and developments related to, the Corporation after the date of this Prospectus, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Corporation's business, operations and plans; expectations that planned acquisitions will be completed; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Corporation operates; expectations for other economic, business, regulatory and/or competitive factors related to the Corporation or the cannabis industry generally; the ability for U.S. holders of securities of the Corporation to sell them on the Canadian Securities Exchange ("CSE"); and other events or conditions that may occur in the future. Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations.

        Readers are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions, estimates, analysis and opinions of management of the Corporation at the time they were provided or made, in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

        Forward-looking information and statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management at the date the statements are made including, among other things, assumptions about: development costs remaining consistent with budgets; the Corporation's ability to manage anticipated and unanticipated costs; favorable equity and debt capital markets; the Corporation's ability to raise sufficient capital to advance the business of the Corporation; favorable operating and economic conditions; political and regulatory stability; the Corporation's ability to implement its growth strategies and business plan obtaining and maintaining all required licenses and permits; sustained labor stability; stability in financial and capital goods markets; favourable production levels and costs from the Corporation's operations; the pricing of various cannabis products; the level of demand for cannabis products; the Corporation's ability to keep pace with changing consumer preferences; the availability of third party service providers and other inputs for the Corporation's operations; the Corporations' ability to successfully withstand the economic impact of the COVID-19 pandemic and the Corporation's ability to conduct operations in a safe, efficient and effective manner.

        Risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements include, but are not limited to, risks and uncertainties related to: business structure risks; legal and regulatory risks inherent in the cannabis industry; financing risks related to additional financing and restricted access to banking; general regulatory and legal risks including risk of civil asset forfeiture, anti-money laundering laws and regulations, lack of access to U.S. bankruptcy protections, heightened scrutiny by regulatory authorities; risk of legal, regulatory or political change, general regulatory and licensing risks, limitations on ownership of licenses, regulatory action and approvals from the Food and Drug Administration and risks of litigation; environmental risks including environmental regulation and unknown environmental risks; general business risks including risks related to COVID-19 pandemic, failure to complete acquisitions, risks related to the Term Loan Facility (as herein defined), unproven business strategy, service providers, enforceability of contracts, resale of the Subordinate Voting Shares on the CSE, negative cash flow from operating activities, reliance on management, risks inherent in an agricultural business, unfavorable publicity or consumer perception, product liability, product recalls, results of future clinical research, difficulty attracting and retaining personnel, dependence on suppliers, reliance on inputs, limited market data and difficulty to forecast, intellectual property risks, constraints on marketing products, fraudulent or illegal activity by employees, contractors and consultants, information technology systems and cyber-attacks, security breaches, business disruptions or dislocations due to natural disasters, civil unrest, riots, acts of terrorism or otherwise, unionization of employees at the Corporation's facilities, reliance on management services agreements with subsidiaries and affiliates, website accessibility, high bonding and insurance coverage, risks of leverage, future acquisitions or dispositions, management of growth, performance not indicative of future results and financial projections may prove materially inaccurate or incorrect, conflict of interest; tax risks as well as those risk factors discussed under the heading "Risk Factors" and elsewhere in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein and as described from time to time in documents filed by the Corporation with Canadian securities regulatory authorities.

        The purpose of forward-looking statements is to provide the reader with a description of management's expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this Prospectus and in the documents incorporated by reference herein as well as statements regarding the Corporation's objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Corporation believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Further, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual performance, achievements, actions, events, results or conditions to be materially different from those projected in the forward-looking information and statements. Many assumptions are based on factors and events that are not within the control of the Corporation and there is no assurance they will prove to be correct. In particular, investors are cautioned that the Corporation's forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on the Corporation's business, operations and future financial results. Certain of the forward-looking statements and other information contained herein concerning the cannabis industry, its medical, adult-use and hemp-based CBD markets, and the general expectations of the Corporation concerning the industry and the Corporation's business and operations are based on estimates prepared by the Corporation using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Corporation believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While the Corporation is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors.

        Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. You should not place undue reliance on forward-looking statements contained in this Prospectus. Such forward-looking statements are made as at the date of this Prospectus, or in the case of documents incorporated by reference herein, as at the date of each such document. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Corporation's forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Holders of the Securities should read this entire Prospectus, and each applicable Prospectus Supplement, and consult their own professional advisors to ascertain and assess the tax and legal risks and other aspects associated with holding Securities.

ADDITIONAL INFORMATION

        The Corporation will be filing with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form F-10 of which this Prospectus forms a part. This Prospectus does not contain all the information set out in the registration statement. For further information about the Corporation and the Securities, please refer to the registration statement, including the exhibits to the registration statement.

        The Corporation is currently subject to the information requirements under Canadian securities laws and, upon the effectiveness of the registration statement, the Corporation will become subject to certain information requirements of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"). Consequently, the Corporation files reports and other information with the securities regulatory authorities of the provinces and territories of Canada and will file reports and other information with the SEC. Under the MJDS, the Corporation may generally prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a "foreign private issuer" (as defined under United States securities laws), the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders of the Corporation are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as United States companies.

        The SEC maintains a website (www.sec.gov) that makes available reports and other information that the Corporation files electronically with it, including the registration statement that the Corporation has filed with respect hereto.

        Copies of reports, statements and other information that the Corporation files with the applicable Canadian provincial and territorial securities regulatory authorities are available electronically on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com under the Corporation's profile.

 DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel of the Corporation, at 666 Burrard Street, Suite 1700, Vancouver, British Columbia V6C 2X8, (781) 451-0351, and are also available electronically on SEDAR under the Corporation's profile at www.sedar.com.

        As at the date hereof, the following documents (or the sections or sub-sections thereof set out below), filed with the various securities commissions or similar authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

  1.
  the annual information form of the Corporation dated September 25, 2020 for the fiscal year ended December 31, 2019 (the "AIF"), filed on SEDAR on September 25, 2020;

  2.
  the revised audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2019 and 2018 together with the notes attached thereto and the independent auditor's report attached thereto, filed on SEDAR on October 23, 2020;

  3.
  the management's discussion and analysis of the financial conditions and results of operations of the Corporation for the years ended December 31, 2019 and 2018, filed on SEDAR on March 26, 2020;

  4.
  the unaudited condensed interim consolidated financial statements of the Corporation as at and for the three and six months ended June 30, 2020 and 2019, together with the notes attached thereto (the "Interim Financial Statements"), filed on SEDAR on August 19, 2020;

  5.
  the management's discussion and analysis of financial conditions and results of operations of the Corporation for the three and six months ended June 30, 2020, filed on SEDAR on August 19, 2020;

  6.
  the management information circular of the Corporation dated October 25, 2020 prepared in connection with the annual general meeting of the shareholders of the Corporation to be held on December 1, 2020, filed on SEDAR on October 30, 2020;

  7.
  the material change report relating to the execution of an amended and restated agreement for the acquisition of GR Companies, Inc. ("Grassroots"), filed on SEDAR on July 7, 2020;

  8.
  the material change report relating to the announcement of a private placement (the "2020 Private Placement") of 4,383,698 Subordinate Voting Shares for aggregate gross proceeds of approximately CDN$34,056,007, filed on SEDAR on July 7, 2020;

  9.
  the material change report relating to the closing of the 2020 Private Placement and the acquisition of Grassroots, filed on SEDAR on July 31, 2020; and

  10.
  the business acquisition report (the "Business Acquisition Report") relating to the completion of the acquisition of Cura Partners, Inc. ("Cura Partners"), filed on SEDAR on May 29, 2020.

        Any document of the type required by National Instrument 44-101—Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the auditor's report thereon, management's discussion and analysis and information circulars of the Corporation filed by the Corporation with securities commissions or similar authorities in Canada after the date of this

Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

        To the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 8-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Corporation may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms part, other information from documents that the Corporation will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act if and to the extent expressly provided therein.

        Upon a new interim financial report and related management's discussion and analysis of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial report and related management's discussion and analysis of the Corporation most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management's discussion and analysis of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management's discussion and analysis and the previous interim financial report and related management's discussion and analysis of the Corporation most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form, if any; (ii) material change reports filed by the Corporation prior to the end of the financial year in respect of which the new annual information form is filed; (iii) business acquisition reports filed by the Corporation for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Corporation filed by the Corporation prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new information circular of the Corporation prepared in connection with an annual general meeting of the Corporation being filed with the applicable securities regulatory authorities during the currency of this Prospectus and any previous information circular of the Corporation, if prepared in connection with solely an annual general meeting of the Corporation, shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

        A Prospectus Supplement to this Prospectus containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as at the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.

        In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any "template version" of "marketing materials" (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Corporation after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

        Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

        The Corporation has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents referred to in "Documents Incorporated by Reference"; (ii) the consents of auditors, counsel and any experts identified herein, if applicable; (iii) powers of attorney of the directors and officers of the Corporation; and (iv) a copy of the form of indenture for Debt Securities. A copy of the form of any applicable warrant agreement, warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

THE CORPORATION

Corporate Structure

        The Corporation, formerly known as Lead Ventures Inc. ("LVI"), was incorporated under the laws of the Province of British Columbia, pursuant to the Business Corporations Act (British Columbia), on November 13, 2014 and is a vertically-integrated medical and wellness cannabis operator in the U.S. Prior to the completion of the Business Combination (as defined below), the Corporation was a junior mineral exploration company engaged in the business of acquiring, exploring and evaluating natural resource properties.

        On October 25, 2018, the Corporation and Curaleaf, Inc. (formerly PalliaTech, Inc.) completed the combination of their respective businesses (the "Business Combination") that resulted in the reverse takeover of the Corporation by the securityholders of Curaleaf, Inc. The Business Combination was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. merger and reorganization steps (further described below). At the Corporation's annual general and special meeting of shareholders held on October 12, 2018, the shareholders of the Corporation approved all of the resolutions in connection with the Business Combination. As part of the Business Combination, the Corporation changed its name from "Lead Ventures Inc." to "Curaleaf Holdings, Inc.", and restructured its existing share capital to, among other things, reclassify its existing common shares as Subordinate Voting Shares, create a class of Multiple Voting Share, eliminate the class of preferred shares and add certain provisions, including a redemption right in favour of the Corporation to ensure that the Corporation complies with applicable licensing regulations (the "Share Terms Amendment").

        Immediately prior to the Business Combination, 1177687 B.C. Ltd. ("Curaleaf FinCo"), a special purpose corporation, completed a brokered and a non-brokered subscription receipt financing for aggregate gross proceeds of approximately CDN$520 million (the "Private Placement"). As part of the Business Combination, the Corporation, Curaleaf FinCo and 1177679 B.C. Ltd., a wholly-owned subsidiary of the Corporation, were parties to a three-cornered amalgamation (the "Amalgamation") pursuant to which the shareholders of Curaleaf FinCo (being the investors in the Private Placement after automatic conversion of their subscription receipts into common shares of Curaleaf FinCo (the "Curaleaf FinCo Shares")) received Subordinate Voting Shares in exchange for their Curaleaf FinCo Shares. Concurrently with the Amalgamation, Curaleaf MergerCo Inc., a wholly-owned subsidiary of the Corporation, merged with and into Curaleaf, Inc., with Curaleaf, Inc. continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Corporation.

        In connection with the Business Combination, Gociter Holdings Ltd., a corporation of which Mr. Boris Jordan, the Executive Chairman of the Corporation, is the beneficial owner, made a contribution of 3,734,965 shares of common stock of Curaleaf, Inc. and cash to the Corporation in exchange for 122,170,705 Multiple Voting Shares, representing 100% of the issued and outstanding Multiple Voting Shares as of closing of the Business Combination.

        The table below lists the principal subsidiaries of the Corporation as at the date hereof, the percentage of votes attaching to all voting securities of each subsidiary beneficially owned, or controlled or directed, directly or indirectly, by the Corporation, and the jurisdiction of organization of each such subsidiary. The Corporation has other subsidiaries, but the assets and revenues of such subsidiaries individually did not exceed 10%, and in the aggregate did not exceed 20%, of the Corporation's assets or consolidated revenues.

Subsidiaries	Percentage of Voting Securities Owned	Jurisdiction Where Organized
Curaleaf, Inc.	100%	Delaware
CLF AZ Management, LLC	100%	Arizona
Curaleaf Florida, LLC	100%	Florida
Curaleaf Massachusetts, Inc.	100%	Massachusetts
Curaleaf NJ II, Inc.	100%	Delaware
Cura Partners, Inc.	100%	Oregon
Cura CA, LLC	100%	California
GR Companies, Inc.	100%	Delaware

Summary Description of the Business

        Curaleaf is a leading vertically integrated medical and wellness cannabis operator in the U.S. Headquartered in Wakefield, Massachusetts, the Corporation operates in 23 States, and, as of September 30, 2020 operated 92 dispensaries, 22 cultivation sites and 30 processing sites with a focus on highly populated, limited license states, including New York, New Jersey, Florida, Illinois, Pennsylvania and Massachusetts. The Corporation leverages its extensive research and development capabilities to distribute cannabis products with the highest standard for safety, effectiveness, consistent quality and customer care. The Corporation is committed to leading the industry in education and advancement through research and advocacy. The Corporation markets to medical and adult-use customers through brand strategies intended to build trust and loyalty.

        The Corporation was one of the first professionally managed companies to enter the U.S. legal cannabis industry, which is one of the fastest growing industries in the U.S. and still in its early stages of maturity. Formed in 2010, the Corporation started in the state of New Jersey, and was the first to develop and patent a medical cannabis vaporizing unit capable of delivering single metered doses of cannabis medicine to patients.

        Currently, the Corporation is a diversified holding company dedicated to delivering market-leading products and services while building trusted national brands within the legal cannabis industry. Through its team of physicians, pharmacists, medical experts and industry innovators, the Corporation has developed a portfolio of branded cannabis-based therapeutic offerings in multiple formats and a strategic network of branded retail dispensaries. Exemplifying its commitment to quality, Curaleaf's Florida operations were the first in the cannabis industry to receive the Safe Quality Food certification under the Global Food Safety Initiative, setting a new standard of excellence.

        The Corporation is operated by an executive team that has significant experience in the cannabis industry and a robust operational and acquisition track-record as to all facets of the Corporation's operations, which has executed its business plan to rapidly scale its business. The Corporation has approximately 3,700 employees as of August 31, 2020, across its operating jurisdictions.

        As of September 30, 2020, the Corporation operated in the United States as more specifically described in the below table. For further details on the Corporation's operations in the United States, see the "United States Regulatory Environment" section of this Prospectus.

Curaleaf Operations Overview(1)

		Dispensaries		Production(2)		Cultivation
		Licensed	Operating	Processing	Cultivation	Facility SF
1	Arizona	9	8	Y	Y	119 424
2	Arkansas	1	1
3	California			Y	Y	190 000
4	Colorado			Y
5	Connecticut	4	4	Y	Y	60 000
6	Florida(3)	40	31	Y	Y	352 200
7	Illinois(4)	10	7	Y	Y	70 000
8	Kentucky(5)			Y
9	Maine(6)	4	2	Y	Y	43 070
10	Maryland	4	4	Y	Y	22 000
11	Massachusetts(7)	4	4	Y	Y	157 000
12	Michigan	4	4	Y	Y
13	Missouri(8)			Y
14	Nevada(9)	3	3	Y	Y	278 800
15	New Jersey	3	1	Y	Y	153 150
16	New York	4	4	Y	Y	72 000
17	North Dakota	4	4	Y	Y	33 000
18	Ohio(10)	2	2	Y	Y	32 000
19	Oklahoma(11)			Y
20	Oregon	1	1	Y	Y	37 000
21	Pennsylvania(12)	18	9	Y	Y	75 000
22	Utah	1	1	Y
23	Vermont	4	2	Y	Y	13 000

	Total	120	92	30	22	1 707 644

Notes:

(1)
Licensed operations of the Corporation's subsidiaries that are consolidated based on ownerhsip, management agreement or similar contractual relationships.

(2)
The Corporation has multiple production licenses and/or facilities in certain states.

(3)
Caps on the number of dispensaries one company can open in Florida expired in April 2020. As such, the 40 Florida licensed dispensaries listed in this table only includes the number of locations Curaleaf has secured or is actively pursuing as of the date hereof.

(4)
In Illinois, the Corporation is awaiting regulatory approval to acquire five dispensary licenses, which permit the holder to open up to ten total dispensaries, seven of which are currently operational. Ownership of the Illinois dispensaires is subject to receipt of regulatory approval.

(5)
Kentucky has not legalized medical cannabis, but does permit hemp cultivation and processing. In Kentucky, the Corporation holds a hemp processor/handler license issued by the Kentucky Department of Agriculture and operates out of a 74,000 square foot facility.

(6)
The Corporation's two adult-use dispensaries have received local approval for their locations, and their state licenses application are pending receipt of regulatory approval.

(7)
Of the four licensed dispensaries in Massachusetts, one is medical-cannabis-only and one is adult-use-cannabis-only.

(8)
While the Corporation, its subsidiaries, or affiliates, have rights to acquire certain dispensary licenses and a processor license in Missouri, these are not included above since the Corporation, its subsidiaries, or affiliates are still exploring the development of these licenses with local partners.

(9)
Nevada licensed dispensary count excludes rights held by a Grassroots subsidiary to acquire certain dispensary licenses in the state. These licenses are excluded since the Corporation has not realized these rights at this time.

(10)
Acquisition of the Ohio dispensaries is subject to receipt of regulatory approval.

(11)
Oklahoma operations exclude certain dispensary licenses held by an affiliate of Grassroots, one of which is currently operational as of the date hereof. These licenses are not included above since the Corporation intends to close the one operational location and does not intend to operationalize the remaining licenses.

(12)
Pennsylvania licenses are held by separate subsidiaries of the Corporation and not directly by the Corporation.

        More detailed information regarding the business of the Corporation as well as its operations, assets, products and services, and properties can be found in the AIF and other documents incorporated by reference herein, as supplemented by the disclosure herein. See "Documents Incorporated by Reference", "Acquisition of GR Companies, Inc." and "Additional Recent Developments".

RECENT DEVELOPMENTS

COVID-19 Pandemic

        The novel coronavirus commonly referred to as "COVID-19" was identified in December 2019 in Wuhan, China. On January 30, 2020, the World Health Organization declared the outbreak a global health emergency, and on March 11, 2020, the spread of COVID-19 was declared a pandemic by the World Health Organization. On March 13, 2020, the spread of COVID-19 was declared a national emergency by President Donald Trump. The outbreak has spread throughout Europe, the Middle East and North America, causing companies and various international jurisdictions to impose restrictions such as quarantines, business closures and travel restrictions. While these effects are expected to be temporary, the duration of the business disruptions internationally and related financial impact cannot be reasonably estimated at this time.

        The Corporation has taken responsible measures with respect to the COVID-19 pandemic to maximize the safety of staff working at its facilities. This includes reorganizing physical layouts, adjusting schedules to improve social distancing, implementing health screening measures for employees and applying rigorous standards for personal protective equipment. Certain markets, such as Massachusetts and Nevada experienced a greater impact on sales due to prolonged business closures and reduced foot traffic in certain locations. Other markets, such as Florida and New York have not been significantly impacted by COVID-19 and in some cases, stores in those markets have generated increased sales. The Corporation's facilities continue to be operational and the Corporation is working closely with the authorities to ensure it is following or exceeding the stated guidelines related to COVID-19. For instance, the Corporation has modified store operations in certain locations, with an increased focus on direct-to-consumer delivery and enabling a curbside pickup option for its customers.

        See "Risk Factors—Risks Related to the COVID-19 Pandemic" for more information.

Sale and Leaseback Transaction

        In August 2020, the Corporation closed on a sale and leaseback transaction (the "Sale and Leaseback Transaction") at its Mount Dora, Florida cultivation facility. In the transaction, the Corporation sold leasehold improvements with a gross value of $44.94 million for $41 million and entered into a new 15-year lease on the entire property with the new owner. Net of transaction costs and security deposits, the Corporation received $39.07 million at closing.

Private Placement of Subordinate Voting Shares

        On July 20, 2020, Curaleaf completed the private placement offering previously announced on July 2, 2020 (the "Offering"). Pricing of the initial tranche of the Offering was set on July 2, 2020. Under the initial tranche, subscribers purchased an aggregate of 3,541,429 Subordinate Voting Shares for aggregate gross proceeds of approximately CDN$27.27 million. Subsequent to setting the initial tranche, the Corporation secured a second tranche investment, which was part of the Offering which closed on July 20, 2020. Under the second tranche, a subscribed purchased 842,269 Subordinate Voting Shares for gross proceeds of approximately CDN$6.79 million. In aggregate, the Offering generated approximately CDN$34.06 million in gross proceeds for the Corporation in exchange for 4,383,698 Subordinate Voting Shares. The Offering was being conducted in connection with the closing of the Grassroots Transaction. Since the completion of the Offering, the net proceeds of the Offering have been used and will continue to be used to fund Grassroots's high-return expansion projects, replenish its working capital as well as for general corporate purposes.

        Further information about the Offering can be found in the Corporation's material change reports dated July 31, 2020 and July 7, 2020, copies of which are available on SEDAR under the Corporation's profile at www.sedar.com.

Curaleaf PA, LLC

        On February 21, 2020, the Corporation announced it had been approved as a Clinical Registrant in Pennsylvania by the Commonwealth's Department of Health, Office of Medical Marijuana. Under this designation, the Corporation will be permitted to open a cultivation and processing facility and up to six dispensaries, under the Commonwealth's medical marijuana research program. As a Clinical Registrant, Curaleaf will support research initiatives into the potential medical benefits of cannabis by providing medical cannabis expertise and distribution to patients participating in studies.

Recent Acquisitions

Alternative Therapies Group

        In August 2018, Curaleaf entered into an agreement to acquire Alternative Therapies Group's ("ATG"), which includes a 53,600 square foot cultivation and processing facility in Amesbury, Massachusetts. In connection with the acquisition, ATG's dispensaries located in Amesbury, Salisbury and Salem will be spun off and continue to operate under the ATG brand and will be supplied by Curaleaf pursuant to supply agreements. The Corporation's acquisition of ATG was unanimously approved in October 2020 by the Massachusetts Cannabis Control Commission. The transaction is expected to close in the following weeks. The total consideration paid by Curaleaf in connection with the ATG transaction consists of $50 million in cash, $42.5 million of which was prepaid in cash in December 2018 in order to solidify the Corporation's intent to complete the purchase of ATG.

PalliaTech Florida LLC

        On August 17, 2020, the Corporation acquired the remaining 11.4% equity interest in PalliaTech Florida LLC ("PT Florida") from certain minority equity holders for consideration of 2,375,000 Subordinate Voting Shares. In connection with the foregoing, the Corporation also agreed to the repayment of certain secured promissory notes in the amount of $1.75 million. Another 11.4% equity interest in PT Florida was acquired by the Corporation on January 10, 2020 from certain other minority equity holders for consideration of $2.5 million paid in cash and 1,772,062 Subordinate Voting Shares. Upon completion, PT Florida became an indirect wholly-owned subsidiary of Curaleaf.

GR Companies, Inc. ("Grassroots")

        On July 17, 2019, Curaleaf announced that it had signed a definitive agreement to acquire Grassroots (the "Grassroots Transaction"). On June 22, 2020, Curaleaf entered into an Amended and Restated Agreement and Plan of Merger (the "Grassroots Merger Agreement") which amended and restated the original definitive agreement and amended certain terms of the Grassroots Transaction. Grassroots was co-founded by Mitchell Kahn, Matt Darin and Steve Weisman in 2014. As at July 22, 2020, Grassroot had an affiliated portfolio of over 50 dispensary licenses and operations in 13 States, including in key states such as Illinois and Pennsylvania, as well as in other states in which the Corporation did not previously operate, including Arkansas, North Dakota and Vermont. As at such date, Grassroots operated 31 dispensaries and had a cultivation capacity of approximately 250,000 square feet.

        Closing of the Grassroots Transaction occurred on July 23, 2020. At closing, the Corporation issued (i) 103,455,816 Subordinate Voting Shares to the benefit of the former holders of common stock of Grassroots, having an aggregate value of approximately CDN$992 million based on the 30-day volume-weighted average price of the Subordinate Voting Shares on the CSE of CDN$9.59 as of July 22, 2020, the last trading day before the closing of the Grassroots Transaction, and (ii) 12,851,005 Subordinate Voting Shares to be held in escrow in accordance with the terms of the Grassroots Merger Agreement, having an aggregate value of approximately CDN$123 million. Accordingly, the aggregate stock consideration paid by the Corporation in connection with the Grassroots Transaction had a value of approximately CDN$1.12 billion, the equivalent to $831 million assuming an exchange rate of CDN$1.3420 to US$1.00 as at July 22, 2020. In addition, the Corporation paid an amount of $51 million in connection with the closing of the Grassroots Transaction, which included reimbursements of permitted capital expenditures and acquisitions that occurred between signing and closing, transaction related expenses, and replenishment of working capital. In addition, the parties resolved that certain Grassroots assets in Illinois, Ohio and Maryland are designated for sale to comply with local limitations on license ownership. Curaleaf also agreed to issue 2,119,864 Subordinate Voting Shares to partially offset the dilution to the holders of common stock of Grassroots caused by the conversion of certain debentures of Grassroots into equity of Grassroots immediately prior to the closing of the Grassroots Transaction. The transaction price remains subject to usual working capital and other adjustments.

        The Grassroots Transaction did not constitute a "related party transaction" within the meaning of Multilateral Instrument 61-101—Protection of Minority Holders in Special Transactions since the Grassroots Transaction did not involve any "related party" within the meaning of such instrument. The terms of the Grassroots Transaction were established on an arm's length basis by representatives of Curaleaf and representatives of Grassroots.

        Further, the Grassroots Transaction did not constitute a "significant acquisition" for the Corporation pursuant to Part 8 of National Instrument 51-102—Continuous Disclosure Obligations. The

Corporation valued the assets, liabilities and contingent liabilities of Grassroots at fair value as of the acquisition date in accordance with IFRS 3. The Corporation received a presentation from a Canadian investment banking firm analysing the fairness to the Corporation of the consideration to be paid by the Corporation pursuant to the Grassroots Transaction.

        Effective upon closing of the Grassroots Transaction, Curaleaf has appointed Mitchell Kahn, co-founder and CEO of Grassroots, to the Board. With the appointment of Mr. Kahn, the Board was expanded from five to six members.

        Grassroots is a leading private multi-state operator in the U.S. cannabis industry, focusing its operations in highly populated, limited license states primarily in the midwestern region of the country. With cannabis licenses in 13 total states, and driven by market-leading licensed operations in the key states of Illinois, Pennsylvania, and Maryland, Grassroots exhibited strong operational and financial performance and was net income positive during the second quarter of 2020 based on unaudited financial results. Grassroots' second quarter revenues were $46.4 million. At the time of closing of the Grassroots Transaction, Grassroots had no debt on their balance sheet other than certain lease liabilities and was in sound financial condition to capitalize on the high-growth opportunity in the U.S. cannabis industry.

        Further information about the Grassroots Transaction can be found in the Corporation's material change reports dated July 31, 2020, July 7, 2020 and July 24, 2019, copies of which are available on SEDAR under the Corporation's issuer profile at www.sedar.com. A copy of the Grassroots Merger Agreement is also available on SEDAR under the Corporation's issuer profile at www.sedar.com.

Virginia's Kitchen, LLC ("Blue Kudu")

        In February 2020, the Corporation signed a definitive agreement to acquire 100% of Blue Kudu, a Colorado-licensed processor and producer of cannabis edibles, operating an 8,400 square foot facility in Denver, Colorado (the "Blue Kudu Transaction"). The consideration consisted of 322,580 Subordinate Voting Shares, $1.38 million payable in cash at closing of the transaction and a 5% note of up to $500,000 due ten and a half months from closing. The Blue Kudu Transaction closed in July 2020.

Curaleaf New Jersey, Inc. ("Curaleaf NJ")

        In February 2011, the Corporation entered into a Management Services Agreement (the "NJ MSA") with Curaleaf NJ (formerly Compassionate Sciences ATC Inc.) As required under state law, Curaleaf NJ was formed as a New Jersey nonprofit corporation without shareholders acting through its governing body, the Board of Trustees ("NJ Board"). Curaleaf NJ operated medical dispensary, processing, and cultivation facilities as permitted by the state of New Jersey. Under the NJ MSA, the Corporation acted as an independent contractor providing services in the areas of cultivation, extraction, and other consulting services. The Corporation recognized management fee income for services rendered under the NJ MSA. In addition to the NJ MSA, the Corporation entered into a Conditionally Convertible Promissory Note ("NJ Note"). The NJ Note allowed the Corporation to acquire Curaleaf NJ when the regulations in New Jersey changed to allow the conversion of non-profit corporations to for-profit corporations.

        In July 2019, New Jersey Governor Murphy signed an amendment to the New Jersey Compassionate Use Medical Marijuana Act, known as the Jake Honig Compassionate Use Medical Cannabis Act (the "Jake Honig Act"). The Jake Honig Act authorized the New Jersey non-profit corporations that hold Alternative Treatment Center Permits ("ATC Permits") to sell or transfer their permits and other assets to for-profit entities Due to changes in New Jersey regulations, Curaleaf NJ received approval from the state of New Jersey for the transfer of the ATC Permit to a Curaleaf NJ II, Inc, a wholly owned subsidiary of the Corporation. In conjunction with the transfer of the ATC Permit, the Corporation entered into an Asset Purchase Agreement ("CLNJ APA"). As part of the CLNJ APA, Curaleaf NJ agreed to sell and transfer the ATC Permit and substantially all of its other assets to

Curaleaf NJ II. This transaction closed in July 2020. As a result of the close of the sale and transfer of the assets, the $82.23 million balance of the NJ Note was applied to the purchase price under the CLNJ APA with the remainder written off.

Primary Organic Therapy, Inc. (d/b/a Maine Organic Therapy) ("MEOT")

        MEOT owns and operates a duly licensed registered medical marijuana and cultivation facility in the state of Maine. In January 2017, the Corporation entered into a Management Services Agreement with MEOT ("MEOT MSA") under which the Corporation provided services in the areas of financial services, compliance consulting, and human resources management. Under the MEOT MSA, MEOT maintained exclusive control and possession, and was solely responsible for final decision-making regarding all aspects of the business and the Corporation acted solely in an advisory capacity. The Corporation recognized management fee income for services rendered under the MEOT MSA.

        The MEOT MSA was terminated in July 2020 and MEOT entered into a new MSA agreement ("Verdure MSA") with Verdure, Inc. ("Verdure"), an entity in which the Corporation's CEO, Joseph Lusardi had a 50% ownership interest. The Corporation acquired Verdure in July 2020 for $8 million in cash and a cash earn-out of $2 million based on MEOT's achievement of certain earnings targets. Current Maine regulations require that licensed medical marijuana dispensaries be owned by residents of Maine. However, under the Verdure MSA, the Corporation has acquired operational control and substantially all of the economic benefit of MEOT's business. The acquisition of Verdure resulted in the Corporation controlling MEOT in accordance with IFRS 10. The Corporation retains a right to acquire MEOT for nominal value at such time as the residency requirement for ownership is lifted. See "United States Regulatory Overview—Regulation of Cannabis in the United States Federally—Maine Operations" section.

Arrow Alternative Care Inc., Arrow Alternative Care #2 Inc. and Arrow Alternative Care #3 Inc. (collectively, "Arrow")

        On April 6, 2020, Curaleaf announced the closing of the acquisition of three Arrow dispensaries in Stamford, Hartford and Milford, in the State of Connecticut (the "Arrow Transaction"). The Arrow dispensary licenses in Stamford and Hartford were transferred on April 6, 2020 and the transfer of the Arrow dispensary license in Milford occurred on August 3, 2020, although the Corporation assumed management and economic control of the Milford dispensary along with the other dispensaries as at April 6, 2020. The fair value of the aggregate consideration paid was $38 million, including 3,194,149 Subordinate Voting Shares having a fair value of approximately $21.38 million. Certain "top-up" shares are now due as additional consideration in connection with the Hartford dispensary.

Remedy Compassion Center, Inc. ("Remedy")

        In February 2020, Remedy which operated until then as a Maine non-profit corporation, converted to a for-profit corporation as approved by their independent Board of Directors when changes in Maine regulations allowed for such change. In connection with the conversion, the management services agreement entered among the Corporation and Remedy in October 2016 was terminated and the Corporation entered into a Registered Dispensary Management Agreement (the "Remedy Operating Agreement"). Current Maine regulations require that licensed medical marijuana dispensaries be owned by residents of Maine. However, under the Remedy Operating Agreement, the Corporation has acquired operational control and substantially all of the economic benefit of Remedy's business, which allows the Corporation to control Remedy in accordance with IFRS 10 definitions. The Corporation retains a right to acquire Remedy for nominal value at such time as the residency requirement for ownership is lifted. The total consideration paid included the forgiveness of approximately $2.34 million of debt. See "United States Regulatory Overview—Regulation of Cannabis in the United States Federally—Maine Operations" section.

Cura Partners, Inc.

        On February 1, 2020, the Corporation announced the closing of the acquisition of Cura Partners (the "Cura Transaction"), owners of the Select brand ("Select"). At Closing, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated October 30, 2019 (the "Cura Merger Agreeement"), Curaleaf issued 55,000,000 Subordinate Voting Shares to the benefit of the former Select equity holders. 40,555,556 Subordinate Voting Shares will be payable to the former Select equity holders contingent upon Curaleaf achieving certain calendar year 2020 revenue targets based on Select branded retail extract sales beginning at a target of $130 million with maximum achievement at $250 million. In addition, the former Select equity holders are also eligible to receive an earn out of up to $200 million from the issuance of additional Subordinate Voting Shares, contingent upon Curaleaf exceeding $300 million in calendar year 2020 revenue for Select branded retail extract sales.

        In connection with the Cura Transaction, Curaleaf announced the appointment of Dr. Jaswinder Grover, MD., as a new member of the Board. This appointment was made effective concurrently with the closing of the Cura Transaction on February 1, 2020.

        Further information about the Cura Transaction can be found in the Corporation's material change reports dated May 10, 2019 and November 8, 2019, as well as the Business Acquisition Report, copies of which are available on SEDAR under the Corporation's issuer profile at www.sedar.com. A copy of the Cura Merger Agreement is also available on SEDAR under the Corporation's issuer profile at www.sedar.com.

Acres Cultivation, LLC and Acres Medical, LLC (collectively, "Acres")

        On January 3, 2020, the Corporation announced the closing of the acquisition of Acres for a total consideration of $47.59 million, of which $15 million was paid in cash upon signing, $9.5 million was paid upon receiving regulatory approval of the license transfer for the dispensary in January 2020, as well as a $500,000 holdback. Total consideration also included $12.86 million which was settled through the issuance of 3,108,183 Subordinate Voting Shares, $8.57 million which was settled through the issuance of 2,039,062 Subordinate Voting Shares upon receiving regulatory approval of the license transfer for the dispensary in January 2020, and $1.17 million of contingent consideration which is payable if certain financial targets are met.

Voluntary Lock Up

        On January 22, 2020, the Corporation announced that all shareholders holding individually more than 1% of Curaleaf's shares outstanding and all Cura Partners shareholders agreed to an amended lock-up agreement in connection with the closing of the Cura Transaction, with a lock-up release schedule providing for a release of 5% of each participant's holding on the last day of each calendar quarter starting with March 31, 2020.

Senior Secured Financing

        On December 20, 2019, the Corporation announced that it had received commitments from a syndicate of lenders for a $275 million senior secured term loan facility (the "Term Loan Facility"), bearing interest at a rate of 13.0% per annum, payable quarterly in arrears, pursuant to a financing agreement by and between Curaleaf, Inc., as borrower, the Corporation, as parent, certain subsidiaries of Curaleaf Inc., as guarantors, the Lenders (as defined therein) and Glass Trust Company, LLC, as agent (the "Financing Agreement"). On January 15, 2020, the Corporation amended the Financing Agreement, pursuant to an amendment no. 1 to the Financing Agreement (the "Financing Agreement Amendment"), to among other things, increase the Term Loan Facility with additional commitments of $25 million, for a total commitment of $300 million. The Term Loan Facility, as amended, closed on January 15, 2020 and is due in January of 2024. This debt financing constituted a broadly syndicated institutional deal led by sophisticated and long-term investors.

        The Term Loan Facility is secured by a guarantee of all the wholly-owned direct and indirect subsidiaries of the Corporation, as well as a pledge on the assets of the Corporation and each such guarantor. While the Term Loan Facility is outstanding, the Corporation is subject to certain negative covenants, including restrictions on its ability to pay dividends, to conduct transactions with affiliates, to modify any organizational documents, to invest in non-wholly owned entities and to incur subordinated and non-subordinated debt and certain covenant tests. Further, the Term Loan Facility imposes certain financial covenants, including minimum annual cash earnings and maintenance of unrestricted cash and cash equivalents. The Term Loan Facility is non-callable in the first two years and from year 2 to 3 is payable at par + 1/2 coupon, from year 3 to 3 1/2 at par + 1/4 coupon and at par from year 3 1/2 to maturity. The proceeds of the Term Loan Facility were used to refinance existing senior debt, satisfy transaction fees and expenses from previously announced acquisitions, fund capital expenditures and for general corporate purposes. See "Risk Factors".

        Further information about the Term Loan Facility can be found in the Corporation's material change report dated December 31, 2019, a copy of which is available on SEDAR under the Corporation's issuer profile at www.sedar.com. Copies of the Financing Agreement, as well as the Financing Agreement Amendment, have been filed on SEDAR on December 31, 2019 and January 17, 2020, respectively, and are available thereto under the heading "Other material contracts", under the Corporation's issuer profile at www.sedar.com.

Utah Operations

        On January 6, 2020, Curaleaf announced that it had received a Notice of Intent to Award a medical cannabis retail license from the Utah Department of Health. Curaleaf won one of 14 licenses to open a medical cannabis dispensary in Utah, from more than 130 applications and 60 different companies. The Corporation's license is for Region 3, which includes Utah, Wasatch, Daggett, Duchesne, Uintah, Carbon, Emery, Grand and San Juan Counties. Following this announcement, on January 14, Curaleaf announced that it had received preliminary approval for a processing license by the Utah Department of Agriculture and Food ("UDAF"). The notice grants Curaleaf permission to begin the build out of its processing facility, which is scheduled to open in mid-September, in North Salt Lake City. The Corporation also opened its first retail location in the Utah market with a new pharmacy in Lehi on August 31, 2020..

THE SELLING SECURITYHOLDERS

        Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of the Corporation's securityholders. The Prospectus Supplement that the Corporation will file in connection with any offering of Securities by selling securityholders will include the following information:

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  the names of the selling securityholders;

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  if the selling securityholder is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside Canada, the name and address of the person or company the selling securityholder has appointed as agent for service of process;

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  the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

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  the number or amount of Securities of the class being distributed for the account of each selling securityholder;

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  the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of the Corporation's outstanding Securities;

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  whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only; and

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  all other information that is required to be included in the applicable Prospectus Supplement.

DESCRIPTION OF SHARE CAPITAL OF THE CORPORATION

        Curaleaf's authorized share capital consists of (i) an unlimited number of Multiple Voting Shares; and (ii) an unlimited number of Subordinate Voting Shares. As of August 31, 2020, 93,970,705 Multiple Voting Shares and 564,198,417 Subordinate Voting Shares were issued and outstanding. All of the issued and outstanding Multiple Voting Shares are held by Gociter, a corporation of which Mr. Boris Jordan, the Executive Chairman of the Corporation, is the beneficial owner.

        As of August 31, 2020, the Subordinate Voting Shares represented approximately 28.6% of the voting rights attached to outstanding securities of the Corporation and the Multiple Voting Shares represented approximately 71.4% of the voting rights attached to outstanding securities of the Corporation.

        The Subordinate Voting Shares are "restricted securities" within the meaning of such term under applicable Canadian securities laws. The Corporation has complied with the requirements of Part 12 of National Instrument 41- 101—General Prospectus Requirements ("NI 41-101") to be able to file a prospectus under which the Subordinate Voting Shares or securities that are, directly or indirectly, convertible into, or exercisable or exchangeable for, the Subordinate Voting Shares are distributed, as the Corporation received the requisite prior majority approval of shareholders of the Corporation, at the annual and special meeting of shareholders held on October 12, 2018, in accordance with applicable law, including Section 12.3 of NI 41-101, for the Share Terms Amendment. The Share Terms Amendment constituted a "restricted security reorganization" within the meaning of such term under applicable Canadian securities laws.

        The following is a summary of the rights, privileges, restrictions and conditions attached to the Subordinate Voting Shares and the Multiple Voting Shares, but does not purport to be complete. Reference should be made to the articles of the Corporation and the full text of their provisions for a complete description thereof, which are available under the Corporation's profile on SEDAR at www.sedar.com.

Subordinate Voting Shares

Restricted Shares	The Subordinated Voting Shares are "restricted securities" within the meaning of such term under applicable Canadian securities laws.
Right to Notice and Vote
Holders of Subordinate Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights	As long as any Subordinate Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Corporation.
Dividends
Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Corporation, dividends in cash or property of the Corporation. No dividend will be declared or paid on the Subordinate Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Subordinate Voting Shares will receive Subordinate Voting Shares, unless otherwise determined by the Board.
Participation
In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Subordinate Voting Shares, be entitled to participate rateably along with all other holders of Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).
Changes
No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Share will occur unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes. Except as described below, the Subordinate Voting Shares cannot be converted into any other class of shares.

Conversion Upon an Offer	In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of the Toronto Stock Exchange if the stock exchange on which the shares of the Corporation are listed has not implemented any rules with respect to "coattail" protections, or if the Multiple Voting Shares are not then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share will become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined below) then in effect at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares pursuant to the offer, and for no other reason. In such event, the Corporation will deposit or cause the Corporation's transfer agent to deposit the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Multiple Voting Shares resulting from the conversion will be automatically reconverted, without further intervention on the part of the Corporation or on the part of the holder, into Subordinate Voting Shares at the Conversion Ratio then in effect.
Multiple Voting Shares
Right to Notice and Vote
Holders of Multiple Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Corporation, except a meeting of which only holders of another particular class or series of shares of the Corporation have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to 15 votes per Multiple Voting Share.

Class Rights	As long as any Multiple Voting Shares remain outstanding, the Corporation will not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. Additionally, consent of the holders of a majority of the outstanding Multiple Voting Shares is required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Multiple Voting Shares have one vote in respect of each Multiple Voting Share held. The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, bonds, debentures or other securities of the Corporation not convertible into Multiple Voting Shares.
Dividends
The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board may by resolution determine, on an as-converted to Subordinate Voting Share basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the Conversion Ratio. No dividend will be declared or paid on the Multiple Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Subordinate Voting Shares. In the event of the payment of a dividend in the form of shares, holders of Multiple Voting Shares will receive Multiple Voting Shares, unless otherwise determined by the Board.
Participation
In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Multiple Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Subordinate Voting Shares.
Changes
No subdivision or consolidation of the Subordinate Voting Shares or Multiple Voting Shares will occur unless, simultaneously, the Subordinate Voting Shares and Multiple Voting Shares are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Conversion	The Multiple Voting Shares are convertible into Subordinate Voting Shares on a one-for-one basis (the "Conversion Ratio") at any time at the option of the holder.
Automatic Conversion
The Multiple Voting Shares structure will terminate automatically on October 25, 2021. It will also terminate automatically upon the occurrence of the following events: (i) transfer or disposition of the Multiple Voting Shares by Mr. Boris Jordan to one or more third parties (which are not Permitted Holders, as defined under the articles of the Corporation) and (ii) Mr. Jordan or his Permitted Holders (as defined under the articles of the Corporation) no longer beneficially owning, directly or indirectly and in the aggregate, at least 5% of the issued and outstanding Subordinate Voting Shares and Multiple Voting Shares. Upon termination, the Multiple Voting Shares will automatically convert into Subordinate Voting Shares pursuant to the Conversion Ratio.
Conversion Upon an Offer
In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of the Toronto Stock Exchange if the stock exchange on which the Subordinate Voting Shares are listed has not implemented any rules with respect to "coattail" protections, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share will become convertible at the option of the holder into Subordinate Voting Shares pursuant to the Conversion Ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares pursuant to the offer, and for no other reason. In such event, the Corporation will deposit or cause the Corporation's transfer agent to deposit the resulting Subordinate Voting Shares on behalf of the holder. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned or withdrawn, the Subordinate Voting Shares resulting from the conversion will be automatically reconverted, without further intervention on the part of the Corporation or on the part of the holder, into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect.

Coattail Agreement

        The Corporation, Odyssey Trust Company, as trustee for the benefit of the holders of Subordinate Voting Shares (in such capacity, the "Trustee") and Mr. Boris Jordan have entered into a coattail agreement dated October 25, 2018 (the "Coattail Agreement") under which Mr. Jordan, as the only holder of Multiple Voting Shares, is prohibited from selling, directly or indirectly, any Multiple Voting Shares pursuant to a takeover bid, if applicable securities legislation would have required the same offer to be made to holders of Subordinate Voting Shares had the sale been a sale of Subordinate Voting Shares rather than Multiple Voting Shares. The prohibition does not apply if a concurrent offer is made to purchase Subordinate Voting Shares if: (i) the price per Subordinate Voting Share under such concurrent offer is at least as high as the price to be paid pursuant to the take-over bid for the Multiple Voting Shares, (ii) the percentage of outstanding Subordinate Voting Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of Multiple Voting Shares to be sold; (iii) such concurrent offer has no condition attached, other than the right not to take up and pay for any Subordinate Voting Shares tendered if no Multiple Voting Shares are purchased; and (iv) such concurrent offer is in all other material respects identical to the offer for Multiple Voting Shares. The Coattail Agreement does not apply to prevent the sale or transfer of Multiple Voting Shares by any shareholder to a Permitted Holder (as defined in the articles of the Corporation), provided such transfer or sale is not or would not have been subject to the requirements to make a take-over bid or constitute or would constitute an exempt take-over bid (as defined under applicable securities laws). If the holders of Subordinate Voting Shares representing not less than 10% of the then outstanding Subordinate Voting Shares determine that Mr. Jordan or the Corporation have breached or intend to breach any provision of the Coattail Agreement, they may by written requisition require the Trustee to take such action as is specified in the requisition in connection with the breach or intended breach, and the Trustee is to forthwith take such action or any other action it considers necessary to enforce its rights under the Coattail Agreement on behalf of the holders of Subordinate Voting Shares. The obligation of the Trustee to take such action on behalf of the holders of Subordinate Voting Shares is conditional upon the provision to the Trustee of such funds and indemnity as it may reasonably require in respect of any costs or expenses it may incur in connection with such action. Holders of Subordinate Voting Shares may not institute any action or proceeding, or exercise any other remedy to enforce rights under the Coattail Agreement unless they have submitted such a requisition, and provided such funds and indemnity, to the Trustee, and the Trustee shall have failed to act within 30 days of receipt thereof.

        The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of any applicable securities regulatory authority in Canada and (b) the approval of at least two-thirds of the votes cast by holders of Subordinate Voting Shares excluding votes attached to Subordinate Voting Shares held by Mr. Jordan and his Permitted Holders (as defined in the articles of the Corporation) on terms which would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.

DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of the Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which particular terms and provisions of such Debt Securities may differ from the general terms and provisions described below in some or all respects.

        The Corporation may issue Debt Securities, separately or together, with Subordinate Voting Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Corporation and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

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  the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

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  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

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  the terms and conditions under which the Corporation may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

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  the terms and conditions upon which the Corporation may redeem the Debt Securities, in whole or in part, at our option;

  •
  the covenants applicable to the Debt Securities;

  •
  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  •
  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Corporation;

  •
  whether the Debt Securities will be secured or unsecured;

  •
  whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

  •
  whether the Debt Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

  •
  the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than denominations of $5,000;

  •
  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  •
  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which the Corporation will make payments on the Debt Securities;

  •
  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

  •
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

  •
  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

        If the Corporation denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

        Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

        The terms on which a series of Debt Securities may be convertible into or exchangeable for Subordinate Voting Shares or other securities of the Corporation will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Corporation, and may include provisions pursuant to which the number of Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

        To the extent any Debt Securities are convertible into Subordinate Voting Shares or other securities of the Corporation, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The following sets forth certain general terms and provisions of the Subscription Receipts. The particular terms and provisions of the Subscription Receipts offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which particular terms and provisions of such Subscription Receipts may differ from the general terms and provisions described below in some or all respects.

        The Corporation may issue Subscription Receipts that may be exchanged by the holders thereof for Subordinate Voting Shares and/or other Securities of the Corporation upon the satisfaction of certain conditions. The Corporation may offer Subscription Receipts separately or together with Subordinate Voting Shares, Debt Securities, Warrants or Units, as the case may be. The Corporation will issue Subscription Receipts under one or more subscription receipt agreements. Under each subscription receipt agreement, a purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of the Subordinate Voting Shares and/or other Securities of the Corporation, as the case may be, to such purchaser upon exchange of Subscription Receipts, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Subordinate Voting Shares and/or other Securities of the Corporation, as the case may be, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.

        Any Prospectus Supplement will contain the terms and conditions and other information relating to the Subscription Receipts being offered including:

  •
  the number of Subscription Receipts;

  •
  the price at which the Subscription Receipts will be offered and whether the price is payable in instalment;

  •
  any conditions to the exchange of Subscription Receipts into Subordinate Voting Shares, and/or other Securities of the Corporation, as the case may be, and the consequences of such conditions not being satisfied;

  •
  the procedures for the exchange of the Subscription Receipts into Subordinate Voting Shares and/or other Securities of the Corporation, as the case may be;

  •
  the number of Subordinate Voting Shares and/or other Securities of the Corporation, as the case may be, that may be exchanged upon exercise of each Subscription Receipt;

  •
  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  •
  the dates or periods during which the Subscription Receipts may be exchanged into Subordinate Voting Shares and/or other Securities of the Corporation;

  •
  whether such Subscription Receipts will be listed on any securities exchange;

  •
  any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

  •
  any other specific terms.

        Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities issuable on the exchange of the Subscription Receipts.

DESCRIPTION OF WARRANTS

        The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of the Warrants offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which particular terms and provisions of such Warrants may differ from the general terms and provisions described below in some or all respects.

        The Corporation may issue Warrants for the purchase of Subordinate Voting Shares and/or other Securities of the Corporation. Warrants may be issued independently or together with Subordinate Voting Shares, Debt Securities and Subscription Receipts offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Warrants will be issued under one or more warrant agreements entered into between the Corporation and a warrant agent named in the applicable Prospectus Supplement.

        Selected provisions of the Warrants and the warrant agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.

        Any Prospectus Supplement will contain the terms and other information relating to the Warrants being offered including:

  •
  the exercise price of the Warrants;

  •
  the designation of the Warrants;

  •
  the aggregate number of Warrants offered and the offering price;

  •
  the designation, number and terms of the Subordinate Voting Shares and/or other Securities of the Corporation purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  •
  the dates or periods during which the Warrants are exercisable;

  •
  the designation and terms of any securities with which the Warrants are issued;

  •
  if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

  •
  the currency or currency unit in which the exercise price is denominated;

  •
  any minimum or maximum amount of Warrants that may be exercised at any one time;

  •
  whether such Warrants will be listed on any securities exchange;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

  •
  any rights, privileges, restrictions and conditions attaching to the Warrants; and

  •
  any other specific terms.

        Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants.

DESCRIPTION OF UNITS

        Units are a security comprised of more than one of the other Securities described in this Prospectus offered together as a "Unit". A Unit is typically issued so the holder thereof is also the holder of each Security included in the Unit. As a result, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

        The particular terms and provisions of the Units offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, which particular terms and provisions of such Units may differ from the general terms and provisions described below in some or all respects. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in registered or global form; and (iv) any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

        The Corporation and/or any selling securityholders may sell the Securities, separately or together: (i) to one or more underwriters or dealers; (ii) through one or more agents; or (iii) directly to one or more purchasers. The Prospectus Supplement relating to a particular offering of Securities will describe the terms of such offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered, and the method of distribution; (ii) the name or names of any underwriters, dealers, agents or selling securityholders involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, if any, and the expenses borne by, if any, the Corporation from the sale of such Securities; (iv) any commission, underwriting discounts and other items constituting compensation payable to underwriters, dealers or agents; and (v) any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents.

        The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the CSE or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation and/or any selling securityholders.

        Only underwriters, dealers or agents so named in the Prospectus Supplement are deemed to be underwriters, dealers or agents in connection with the Securities offered thereby. If underwriters are used in an offering, the Securities offered thereby may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. If agents are used in an offering, unless otherwise indicated in the applicable Prospectus Supplement, such agents will be acting on a "best efforts" basis for the period of their appointment. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.

        Underwriters, dealers and agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Corporation and/or any selling securityholders to indemnification by the Corporation and/or such selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation and/or any selling securityholders in the ordinary course of business.

        Any offering of Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Subscription Receipts, Warrants or Units may be sold, and purchasers may not be able to resell Debt Securities, Subscription Receipts, Warrants or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Debt Securities, Subscription Receipts, Warrants or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in these Securities or as to the liquidity of the trading market, if any, for these Securities.

        In connection with any offering of the Securities, subject to applicable laws and other than an "at-the-market distribution", the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

        No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the offered Securities.

PRIOR SALES

        Information in respect of prior sales of the Subordinate Voting Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into Subordinate Voting Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Subordinate Voting Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

        The Subordinate Voting Shares are currently listed on the CSE under the trading symbol "CURA" and quoted on the OTCQX under the trading symbol "CURLF". The trading prices and volumes of the Subordinate Voting Shares will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

        Curaleaf has never paid any dividends on its Subordinate Voting Shares. While Curaleaf is not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the Business Corporations Act (British Columbia), Curaleaf does not intend to pay dividends on any of its Subordinate Voting Shares in the foreseeable future.

USE OF PROCEEDS

        The net proceeds from the sale of Securities by the Corporation and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, the net proceeds from the sale of Securities by the Corporation may be used for general corporate purposes (including funding any eventual negative cash flow from operating activities, ongoing operations and/or working capital requirements), to repay indebtedness outstanding from time to time, discretionary capital programs and potential future acquisitions. Each applicable Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities by the Corporation. The Corporation will not receive any proceeds from any sale of any Securities by selling securityholders.

        During the fiscal year ended December 31, 2019, the Corporation has had negative cash flow from operating activities. However, during the six months ended June 30, 2020, the Corporation had positive cash flow from operating activities of approximately $21.81 million. Each applicable Prospectus Supplement will contain specific information concerning whether, and if so, to what extent, the Corporation will use the proceeds of the distribution to fund any anticipated negative cash flow from operating activities in future periods. See "Risk Factors—Negative Cash Flow from Operating Activities".

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor of acquiring, owning and disposing of any of the Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended (the "Code")), including, to the extent applicable, any such consequences relating to the Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

EARNINGS COVERAGE RATIO

        The applicable Prospectus Supplement will provide, as required by applicable Canadian securities laws, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.

CONSOLIDATED CAPITALIZATION

        The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

        Since June 30, 2020, the date of the Corporation's most recently filed consolidated financial statements, there have been no material changes to the Corporation's share capitalization on a consolidated basis, other than the issuance of an aggregate of (i) 4,383,698 Subordinate Voting Shares issued pursuant to the 2020 Private Placement; and (ii) an aggregate of 122,198,820 Subordinate Voting Shares issued in connection with the Arrow Transaction, the Blue Kudu Transaction, the Grassroots Transaction and PT Florida. See "Recent Developments—Recent Acquisitions".

        The following table summarizes the share capital of the Corporation (i) as of June 30, 2020, and (ii) as of June 30, 2020, after giving effect to material changes to the share capital since such date up to August 31, 2020:

	Amount Outstanding as of June 30, 2020		Amount Outstanding as of June 30, 2020 after Giving Effect to Material Changes to the Share Capital since Such Date
Curaleaf Holdings, Inc.
Subordinate Voting Shares	439,915,251		564,198,417
Multiple Voting Shares	93,970,705		93,970,705
Options to purchase Subordinate Voting Shares	29,146,736	(1)	29,146,736
Restricted Stock Units	3,246,105		3,246,105

Note:

(1)
Includes options to purchase Subordinate Voting Shares issued to certain employees of Cura Partners in replacement of options to purchase common stock of Cura Partners.

        Since June 30, 2020, the date of the Corporation's most recently filed consolidated financial statements, there have not been any material changes in the consolidated loan capitalization of the Corporation, other than the closing of the Grassroots Transaction and the Sale and Leaseback Transaction. As of June 30, 2020, as set out in Interim Financial Statements, the Corporation had total notes payable of $273.56 million (net of the unamortized debt discount) and total lease liabilities of $81.87 million.

        As of June 30, 2020, Grassroots had indebtedness outstanding in the aggregate amount of $187.91 million, comprised of $83.15 million in convertible debt and of $104.76 million in total lease liabilities. Pursuant to the terms and conditions of the Grassroots Transaction, the convertible debt was converted into equity of Grassroots prior to the Closing of the Grassroots Transaction. After giving effect to the material changes to the loan capital of the Corporation since June 30, 2020, the Grassroots Transaction and the Sale and Leaseback Transaction, the Corporation has total notes payable of $279.85 million (net of the unamortized debt discount) and total lease liabilities of approximately $267.44 million.

UNITED STATES REGULATORY ENVIRONMENT

Federal Regulatory Environment

        The United States federal government regulates drugs through the Controlled Substances Act (the "CSA"), which places controlled substances, including cannabis, in one of five different schedules. Cannabis is classified as a Schedule I drug. As a Schedule I drug, the federal Drug Enforcement Agency ("DEA") considers marijuana to have a high potential for abuse; no currently accepted medical use in treatment in the United States; and a lack of accepted safety for use of the drug under medical supervision1. The classification of marijuana as a Schedule I drug is inconsistent with what the Corporation believes to be many valuable medical uses for marijuana accepted by physicians, researchers, patients, and others. As evidence of this, the federal Food and Drug Administration ("FDA"). on June 25, 2018 approved Epidiolex (cannabidiol) ("CBD") oral solution with an active ingredient derived from the cannabis plant for the treatment of seizures associated with two rare and severe forms of epilepsy, Lennox-Gastaut syndrome and Dravet syndrome, in patients two years of age and older. This is the first FDA-approved drug that contains a purified drug substance derived from the cannabis plant. In this case, the substance is CBD, a chemical component of marijuana that does not contain the intoxication properties of tetrahydrocannabinol ("THC"), the primary psychoactive component of marijuana. The Corporation believes the CSA categorization as a Schedule I drug is not reflective of the medicinal properties of marijuana or the public perception thereof, and numerous studies show cannabis is not able to be abused in the same way as other Schedule I drugs, has medicinal properties, and can be safely administered2.

        The federal position is also not necessarily consistent with democratic approval of marijuana at the state government level in the United States. Unlike in Canada, which has federal legislation uniformly governing the cultivation, distribution, sale and possession of marijuana under the Cannabis Act (Canada), marijuana is largely regulated at the state level in the United States. State laws regulating

1
21 U.S.C. 812(b)(1).

2
See Lachenmeier, DW & Rehm, J. (2015). Comparative risk assessment of alcohol, tobacco, cannabis and other illicit drugs using the margin of exposure approach. Scientific Reports, 5, 8126. doi: 10.1038/srep08126; see also Thomas, G & Davis, C. (2009). Cannabis, Tobacco and Alcohol Use in Canada: Comparing risks of harm and costs to society. Visions Journal, 5. Retrieved from http://www.heretohelp.bc.ca/sites/default/files/visions_cannabis.pdf; see also Jacobus et al. (2009). White matter integrity in adolescents with histories of marijuana use and binge drinking. Neurotoxicology and Teratology, 31, 349-355. https://doi.org/10.1016/j.ntt.2009.07.006; Could smoking pot cut risk of head, neck cancer? (2009 August 25). Retrieved from https://www.reuters.com/article/us-smoking-pot/could-smoking-pot-cut-risk-of-head-neck-cancer-idUSTRE57O5DC20090825; Watson, SJ, Benson JA Jr. & Joy, JE. (2000). Marijuana and medicine: assessing the science base: a summary of the 1999 Institute of Medicine report. Arch Gen Psychiatry Review, 57, 547-552. Retrieved from https://www.ncbi.nlm.nih.gov/pubmed/10839332; see also Hoaken, Peter N.S. & Stewart, Sherry H. (2003). Drugs of abuse and the elicitation of human aggressive behavior. Addictive Behaviours, 28, 1533-1554. Retrieved from http://www.ukcia.org/research/AgressiveBehavior.pdf; and see also Fals-Steward, W., Golden, J. & Schumacher, JA. (2003). Intimate partner violence and substance use: a longitudinal day-to-day examination. Addictive Behaviors, 28, 1555-1574. Retrieved from https://www.ncbi.nlm.nih.gov/pubmed/14656545.

cannabis conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the United States authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under United States federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal, and any such acts are criminal acts. Although the Corporation's activities are compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve the Corporation of liability under United States federal law nor provide a defense to federal criminal charges that may be brought against the Corporation. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and, in case of conflict between federal and State law, federal law shall apply.

        Nonetheless, 37 states and the District of Columbia in the United States have legalized some form of cannabis for medical use, while 11 states and the District of Columbia have legalized the adult use of cannabis for recreational purposes. As more and more states legalized medical and/or adult-use marijuana, the federal government attempted to provide clarity on the incongruity between federal prohibition under the CSA and these state-legal regulatory frameworks. Notwithstanding the foregoing, marijuana remains illegal under U.S. federal law, with marijuana listed as a Schedule I drug under the CSA. Until 2018, the federal government provided guidance to federal law enforcement agencies and banking institutions through a series of United States Department of Justice ("DOJ") memoranda. The most recent such memorandum was drafted by former Deputy Attorney General James Cole on August 29, 2013 (the "Cole Memorandum")3. The Cole Memorandum offered guidance to federal enforcement agencies as to how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states.

        The Cole Memorandum offered guidance to federal enforcement agencies as to how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states, and instructed federal law enforcement agencies not to prosecute violation of federal drug laws related to cannabis where the activity is permitted and regulated under cannabis laws of the relevant state.

        The Cole Memorandum put forth eight prosecution priorities:

  1.
  Preventing the distribution of marijuana to minors;

  2.
  Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

  3.
  Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

  4.
  Preventing the state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

  5.
  Preventing the violence and the use of firearms in the cultivation and distribution of marijuana;

  6.
  Preventing the drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

  7.
  Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

  8.
  Preventing marijuana possession or use on federal property.

3
See James M. Cole, Memorandum for all United States Attorneys re: Guidance Regarding Marijuana Enforcement (Aug. 29, 2013), available at https://www.justice.gov/iso/opa/resources/3052013829132756857467.pdf.

        The Cole Memorandum was seen by many state-legal marijuana companies as a safe harbor—albeit an imperfect one—for their licensed operations that were conducted in full compliance with all applicable state and local regulations.

        On January 4, 2018, former United States Attorney General Jeff Sessions rescinded the Cole Memorandum by issuing a new memorandum to all United States Attorneys (the "Sessions Memorandum"). Rather than establish national enforcement priorities particular to marijuana-related crimes in jurisdictions where certain marijuana activity was legal under state law, the Sessions Memorandum instructs that "[i]n deciding which marijuana activities to prosecute... with the DOJ's finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions." Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles.

        In the absence of a uniform federal policy, as had been established by the Cole Memorandum, numerous United States Attorneys with state-legal marijuana programs within their jurisdictions have announced enforcement priorities for their respective offices. For instance, Andrew Lelling, United States Attorney for the District of Massachusetts, stated that while his office would not immunize any businesses from federal prosecution, he anticipated focusing the office's marijuana enforcement efforts on: (1) overproduction; (2) targeted sales to minors; and (3) organized crime and interstate transportation of drug proceeds. Other United States attorneys provided less assurance, promising to enforce federal law, including the CSA in appropriate circumstances.

        Former United States Attorney General Sessions resigned on November 7, 2018. He was replaced by William Barr on February 14, 2019. It is unclear what specific impact this development will have on U.S. federal government enforcement policy. However, in a written response to questions from U.S. Senator Cory Booker made as a nominee, Attorney General Barr stated "I do not intend to go after parties who have complied with state law in reliance on the Cole Memorandum."4 Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law.

        The Corporation believes it is too soon to determine if any prosecutorial effects will be undertaken by the rescission of the Cole Memorandum, or if Attorney General Barr will reinstitute the Cole Memorandum or a similar guidance document for United States attorneys. The sheer size of the cannabis industry, in addition to participation by State and local governments and investors, suggests that a largescale enforcement operation would possibly create unwanted political backlash for the DOJ and the Trump administration.

        As an industry best practice, despite the recent rescission of the Cole Memorandum, the Corporation abides by the following standard operating policies and procedures to ensure compliance with the guidance provided by the Cole Memorandum:

  1.
  ensure that its operations are compliant with all licensing requirements as established by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions;

  2.
  ensure that its cannabis related activities adhere to the scope of the licensing obtained (for example: in the states where cannabis is permitted only for adult-use, the products are only sold to individuals who meet the requisite age requirements);

4
Questions for the Record William P. Barr Nominee to be United States Attorney General, available at https://www.judiciary.senate.gov/imo/media/doc/Barr%20Responses%20to%20Booker%20QFRs1.pdf.

  3.
  implement policies and procedures to ensure that cannabis products are not distributed to minors;

  4.
  implement policies and procedures to ensure that funds are not distributed to criminal enterprises, gangs or cartels;

  5.
  implement an inventory tracking system and necessary procedures to ensure that such compliance system is effective in tracking inventory and preventing diversion of cannabis or cannabis products into those states where cannabis is not permitted by state law, or across any state lines in general;

  6.
  ensure that its state-authorized cannabis business activity is not used as a cover or pretense for trafficking of other illegal drugs, is engaged in any other illegal activity or any activities that are contrary to any applicable anti-money laundering statutes; and

  7.
  ensure that its products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

        In addition, the Corporation conducts background checks to ensure that the principals and management of its operating subsidiaries are of good character, have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or use of firearms in cultivation, manufacturing or distribution of cannabis. The Corporation will also conduct ongoing reviews of the activities of its cannabis businesses, the premises on which they operate and the policies and procedures that are related to possession of cannabis or cannabis products outside of the licensed premises, including the cases where such possession is permitted by regulation. See "Risk Factors".

        Although the Cole Memorandum has been rescinded, one legislative safeguard for the medical marijuana industry remains in place: Congress has passed a so-called "rider" provision in the FY 2015, 2016, 2017, 2018, 2019 and 2020 Consolidated Appropriations Acts to prevent the federal government from using congressionally appropriated funds to enforce federal marijuana laws against regulated medical marijuana actors operating in compliance with state and local law. The rider is known as the "Rohrabacher-Farr" Amendment after its original lead sponsors (it is also sometimes referred to as the "Rohrabacher-Blumenauer" or "Joyce-Leahy" Amendment, but it is referred to in this Prospectus as "Rohrabacher-Farr Amendment"). Most recently, the Rohrabacher-Farr Amendment was included in the Consolidated Appropriations Act of 2019, which was signed by President Trump on February 14, 2019 and funds the departments of the federal government through the fiscal year ending September 30, 2019. In signing the Act, President Trump issued a signing statement noting that the Act "provides that the DOJ may not use any funds to prevent implementation of medical marijuana laws by various States and territories," and further stating "I will treat this provision consistent with the President's constitutional responsibility to faithfully execute the laws of the United States." While the signing statement can fairly be read to mean that the executive branch intends to enforce the CSA and other federal laws prohibiting the sale and possession of medical marijuana, the president did issue a similar signing statement in 2017 and no major federal enforcement actions followed. On September 27, 2019 the Rohrbacher-Farr Amendment was temporarily renewed through a stopgap spending bill and was similarly renewed again on November 21, 2019. The fiscal year 2020 omnibus spending bill was ultimately passed on December 20, 2019, making the Rohrbacher-Farr Amendment effective through September 30, 2020. In signing the spending bill, President Trump again released a statement similar to the ones he made May 2017 and February 2019 regarding the Rohrbacher-Farr Amendment.

        There is a growing consensus among marijuana businesses and numerous congressmen and congresswomen that guidance is not law and temporary legislative riders, such as the Rohrabacher-Farr Amendment, are an inappropriate way to protect lawful medical marijuana businesses. Numerous bills have been introduced in Congress in recent years to decriminalize aspects of state-legal marijuana trades. For fiscal year 2019, the strategy amongst the bipartisan Congressional Marijuana Working Group in Congress, has been to introduce numerous marijuana-related appropriations amendments in the Appropriations Committee in both the House and Senate, similar to the strategy employed in Fiscal 2018. The amendments included protections for marijuana-related businesses in states with medical and adult-use marijuana laws, as well as protections for financial institutions that provide banking services to state-legal marijuana businesses. The Corporation also has observed that each year more congressmen and congresswomen sign on and cosponsor marijuana legalization bills. These include the CARERS Act, REFER Act and others. While there are different perspectives on the most effective route to end federal marijuana prohibition, Congressman Blumenauer and Senator Wyden have introduced the three-bill package, Path to Marijuana Reform, which would fix the so-called Internal Revenue Service 280E provision that provides tax burdens for marijuana businesses, eliminate civil asset forfeiture and federal criminal penalties for marijuana businesses complying with state law, reduce barriers to banking, de-schedule marijuana from the federal list of controlled substances, and tax and regulate marijuana.5

        Senator Booker has also introduced the Marijuana Justice Act, which would de-schedule marijuana, and in 2018 Congresswoman Barbara Lee introduced the House companion. Colorado Republican Senator Cory Gardner has reportedly secured a probable assurance from President Trump that he would sign a bill to allow states to legalize and regulate marijuana without federal intervention.6

        In light of all of this, it was anticipated that the federal government will eventually repeal the federal prohibition on cannabis and thereby leave the states to decide for themselves whether to permit regulated cannabis cultivation, production and sale, just as states are free today to decide policies governing the distribution of alcohol or tobacco. Given current political trends, however, the Corporation considers these developments unlikely in the near-term. For the time being, marijuana remains a Schedule I controlled substance at the federal level, and neither the Cole Memorandum nor its rescission nor the continued passage of the Rohrabacher-Farr Amendment has altered that fact. The federal government of the United States has always reserved the right to enforce federal law regarding the sale and disbursement of medical or adult-use marijuana, even if state law sanctions such sale and disbursement. If the United States federal government begins to enforce United States federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Corporation's business, results of operations, financial condition and prospects could be materially adversely affected.

        Additionally, under United States federal law, it may potentially be a violation of federal money laundering statutes for financial institutions to take any proceeds from the sale of any Schedule I controlled substance. Due to the CSA categorization of marijuana as a Schedule I drug, federal law makes it illegal for financial institutions that depend on the Federal Reserve's money transfer system to take any proceeds from marijuana sales as deposits. Banks and other financial institutions could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses under the United States Currency and Foreign Transactions Reporting Act of 1970 (the "Bank Secrecy Act"). Therefore, under the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be charged with money laundering or conspiracy.

5
Wyden, Blumenauer. (2017 March 30). Wyden, Blumenauer announce bipartisan path to marijuana reform. Retrieved from https://blumenauer.house.gov/media-center/press-releases/wyden-blumenauer-announce-bipartisan-path-marijuana-reform.

6
Mark. K. Matthews, Donald Trump would "probably" support legalizing Colorado's marijuana industry—through bid by Cory Gardner and Elizabeth Warren, THE DENVER POST (June 8, 2018), available at https://www.denverpost.com/2018/06/08/coloradomarijuana-industry-sanctioning-donald-trump/.

        On September 26, 2019, the U.S. House of Representatives passed the Secure and Fair Enforcement Banking Act of 2019 (commonly known as the "SAFE Banking Act"), which aims to provide safe harbor and guidance to financial institutions that work with legal U.S. cannabis businesses. The SAFE Banking Act is currently being reviewed by the U.S. Senate Banking Committee. While the Senate is contemplating the SAFE Banking Act, the passage of which would permit commercial banks to offer services to cannabis companies that are in compliance with state law, if Congress fails to pass the SAFE Banking Act, the Corporation's inability, or limitations on the Corporation's ability, to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Corporation to operate and conduct its business as planned or to operate efficiently.

        While there has been no change in U.S. federal banking laws to accommodate businesses in the large and increasing number of U.S. states that have legalized medical and/or adult-use marijuana, in 2014, the Department of the Treasury Financial Crimes Enforcement Network ("FinCEN") issued guidance to prosecutors of money laundering and other financial crimes (the "FinCEN Guidance") and notified banks that it would not seek enforcement of money laundering laws against banks that service cannabis companies operating under state law, provided that strict due diligence and reporting standards are met. The FinCEN Guidance advised prosecutors not to focus their enforcement efforts on banks and other financial institutions that serve marijuana-related businesses so long as that business is legal in their state and none of the federal enforcement priorities referenced in the Cole Memorandum are being violated (such as keeping marijuana away from children and out of the hands of organized crime). The FinCEN Guidance also clarifies how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations, including thorough customer due diligence, but makes it clear that they are doing so at their own risk. The customer due diligence steps include:

  1.
  Verifying with the appropriate state authorities whether the business is duly licensed and registered;

  2.
  Reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business;

  3.
  Requesting from state licensing and enforcement authorities available information about the business and related parties;

  4.
  Developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus adult use customers);

  5.
  Ongoing monitoring of publicly available sources for adverse information about the business and related parties;

  6.
  Ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and

  7.
  Refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk.

        With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

        Because most banks and other financial institutions are unwilling to provide any banking or financial services to marijuana businesses, these businesses can be forced into becoming "cash-only" businesses. While the FinCEN Guidance decreased some risk for banks and financial institutions considering serving the industry, in practice it has not increased banks' willingness to provide services to marijuana businesses, and most banks continue to decline to operate under the strict requirements provided under the FinCEN Guidance. This is because, as described above, the current law does not guarantee banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence on each marijuana business they accept as a customer.

        The few state-chartered banks and/or credit unions that have agreed to work with marijuana businesses are limiting those accounts to small percentages of their total deposits to avoid creating a liquidity risk. Since, theoretically, the federal government could change the banking laws as it relates to marijuana businesses at any time and without notice, these credit unions must keep sufficient cash on hand to be able to return the full value of all deposits from marijuana businesses in a single day, while also keeping sufficient liquid capital on hand to serve their other customers. Those state-chartered banks and credit unions that do have customers in the marijuana industry charge marijuana businesses high fees to pass on the added cost of ensuring compliance with the FinCEN Guidance. Unlike the Cole Memorandum, however, the FinCEN Guidance from 2014 has not been rescinded.

        The Secretary of the U.S. Department of the Treasury, Stephen Mnuchin, has publicly stated that the Department was not informed of any plans to rescind the Cole Memorandum. Secretary Mnuchin stated that he does not have a desire to rescind the FinCEN Guidance.7 As an industry best practice and consistent with its standard operating procedures, the Corporation adheres to all customer due diligence steps in the FinCEN Guidance.

        In the United States, a bill has been tabled in Congress to grant banks and other financial institutions immunity from federal criminal prosecution for servicing marijuana-related businesses if the underlying marijuana business follows state law. This bill, the Secure and Fair Enforcement (SAFE) Banking Act, passed the U.S. House of Representatives in September 2019 and is currently awaiting consideration in the U.S. Senate. There can be no assurance with that the bill will be passed in its current form or at all. In both Canada and the United States, transactions involving banks and other financial institutions are both difficult and unpredictable under the current legal and regulatory landscape. Legislative changes could help to reduce or eliminate these challenges for companies in the cannabis space and would improve the efficiency of both significant and minor financial transactions.

        An additional challenge to marijuana-related businesses is that the provisions of the Code Section 280E are being applied by the IRS to businesses operating in the medical and adult-use marijuana industry. Section 280E prohibits marijuana businesses from deducting ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the legal cannabis industry may be less profitable than they would otherwise be.

        CBD is a product that often is derived from hemp, which contains only trace amounts of THC, the psychoactive substance found in marijuana. On December 20, 2018, President Trump signed the Agriculture Improvement Act of 2018 (popularly known as the "2018 Farm Bill") into law.8 Until the 2018 Farm Bill became law, hemp and products derived from it, such as CBD, fell within the definition of "marijuana" under the CSA and the DEA classified hemp as a Schedule I controlled substance because hemp is part of the cannabis plant.

7
Angell, Tom. (2018 February 6). Trump Treasury Secretary Wants Marijuana Money In Banks, available at https://www.forbes.com/sites/tomangell/2018/02/06/trump-treasury-secretary-wants-marijuana-money-in-banks/#2848046a3a53; see also Mnuchin: Treasury is reviewing cannabis policies. (2018 February 7), available at http://www.scotsmanguide.com/News/2018/02/Mnuchin—Treasury-is-reviewing-cannabis-policies/.

8
H.R.2—115th Congress (2017-2018): Agriculture Improvement Act of 2018, Congress.gov (2018), https://www.congress.gov/bill/115th-congress/house-bill/2/text.

        The 2018 Farm Bill defines hemp as the plant Cannabis sativa L. and any part of the plant with a delta-9 THC concentration of not more than 0.3 percent by dry weight and removes hemp from the CSA. The 2018 Farm Bill also allows states to create regulatory programs allowing for the licensed cultivation of hemp and production of hemp-derived products. Hemp and products derived from it, such as CBD, may then be sold into commerce and transported across state lines provided that the hemp from which any product is derived was cultivated under a license issued by an authorized state program approved by the U.S. Department of Agriculture and otherwise meets the definition of hemp removed from the CSA. The introduction of hemp and products derived from it, such as CBD, in foods, beverages, and dietary supplements has not—been approved by the FDA. The FDA expects to engage in rulemaking on this subject.

        As at the date hereof, the Corporation believes that each of its licensed operating entities (a) holds all applicable licenses to cultivate, manufacture, possess, and/or distribute cannabis in its respective state, and (b) is in good standing and in material compliance with its respective state's cannabis regulatory program. The Corporation is in material compliance with its obligations under state law related to its cannabis cultivation, processing and dispensary licenses, other than minor violations that would not result in a material fine, suspension or revocation of any relevant license.

        The Corporation uses reasonable commercial efforts to ensure that its business is in material compliance with laws and applicable licensing requirements and engages in the regulatory and legislative process nationally and in every State it operates through the Corporation's compliance department, government relations department, outside government relations consultants, cannabis industry groups and legal counsel.

        The compliance department consists of Chief Compliance Officer Jim Shorris, Vice President Keisha Brice and local compliance officers in our subsidiaries. Compliance officers in each operating subsidiary are charged with knowing the local regulatory process and monitoring developments with their governing bodies. Each compliance officer regularly reports regulatory developments and ongoing developments to the Corporation's VP of Compliance, through written and oral communications and are charged with the creation and implementation of plans regarding all regulatory developments. The Corporation's Chief Compliance Officer and VP of Compliance work with external legal advisors in the states in which the Corporation operates to ensure that the Corporation is in on-going compliance with applicable state laws.

        The government relations department, consisting of Senior Vice President and Vice President, work closely with Curaleaf management to develop relationships with local and state regulators, industry groups, and elected officials in order to effectively monitor and engage in the regulatory and legislative processes. The Corporation's Government Relations Department develops strategies, engages legislative consultant's, directly lobbies and works with third party groups to protect the Corporation's right to operate and to advocate for legislation, regulations and oversight under which it can be successful.

State by State Regulatory Environment

        The following sections describe the legal and regulatory landscape in the states in which the Corporation currently operates.

        Nonetheless, for the reasons described above and the risks further described under "Risk Factors" herein and in the AIF, there are significant risks associated with the businesses of the Corporation. Readers are strongly encouraged to carefully read all of the risk factors contained herein, in the AIF and other documents incorporated or deemed to be incorporated by reference herein, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference therein.

Arizona Operations

        Arizona's medical cannabis program was introduced in November 2010 when voters approved the Proposition 203 "Arizona Medical Marijuana Initiative" ballot measure that legalized medical cannabis for patients with certain qualifying conditions. The first sales were made to patients in December 2012.

        The Arizona Department of Health Services has allocated 130 medical cannabis dispensary certificates. Each dispensary certificate permits the license holder to open one dispensary and gives the license holder the option to open one cultivation facility and/or one processing facility. Cultivation and processing sites can be located anywhere in the state and are not restricted based on where the license holder's dispensary is located. Dispensaries are limited to their district for their first three years of operation. All dispensaries must be not-for-profit. Extracted oils, edibles, and flower products are permitted. Wholesale transactions are permitted. In June 2018, an Arizona appeals court ruled that extracted cannabis oils such as vaporizer cartridges were illegal. In January 2019, the Arizona Supreme Court agreed to review the legality of medical marijuana extracts such as vaporizer cartridges. In May 2019, the Arizona Supreme Court unanimously ruled that medical marijuana extracts are legal, meaning dispensaries can continue to sell oil-based formulations such as vaporizer cartridges.

        In April 2018, the Corporation acquired Swell Farmacy, a holding company that operated four licensed dispensaries through Master Service Agreements ("MSAs"). The dispensaries are located in the Phoenix area, which boasts 173,000 of the state's 260,000 patients. In May 2018, the Corporation entered into a 10-year lease to operate a 100,000 square foot indoor cultivation facility, 50,000 square feet of which is already constructed for cultivation on a 68-acre plot of land with the prospect of further expansion, including greenhouse and outdoor grows. In November 2018, the Corporation acquired Midtown Roots, a holding company operating the only dispensary located in downtown Phoenix. In May 2019, the Corporation acquired the exclusive rights to operate the Emerald dispensary, the only dispensary in the town of Gilbert, which is located in the Metro Phoenix area. In June 2019, the Corporation announced two separate acquisitions, Glendale Greenhouse, a vertically integrated cannabis business operating a cultivation and processing facility, as well as a dispensary, and Phytotherapeutics Management Services, LLC, which operates a dispensary that was subsequently moved to a newly developed, flagship dispensary located at 2175 N 83rd Avenue, which has close access to the I-10 Freeway. The Corporation may acquire additional dispensaries in this market, which is one of the biggest programs in the U.S.

        In February 2020, the Corporation closed the acquisition of Cura Partners, owners of the Select brand. Select is a leading wholesale brand in Arizona, among other states.

        In July 2020, the Corporation acquired a medical cannabis dispensary license in Arizona. The Corporation expects to open this new dispensary location in the metro-Phoenix area in early 2021.

Arkansas Operations

        Arkansas's medical cannabis program was introduced in November 2016 when 53% of voters approved Issue 6, the "Medical Marijuana Amendment," which legalized medical cannabis for patients with certain qualifying conditions. The first sales were made to patients in May 2019.

        The Arkansas Department of Health ("AR DOH") is the regulatory agency that oversees the program. The market is divided into two main classes of licenses: cultivation/processing and dispensary. The AR DOH has awarded 5 cultivation/processing licenses and 32 dispensary licenses. As of June 30, 2020, there were 24 operational dispensaries. A large variety of medical cannabis products are allowed in the state, including the smoking of cannabis flower.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-State operator in Arkansas, among other States, which manages one medical cannabis dispensary license in Arkansas. The dispensary is operational and is located in Little Rock, Arkansas.

California Operations

        California's medical cannabis program was introduced in 1996 when voters passed the Proposition 215 ballot initiative, that allowed patients with a valid doctor's recommendation to possess and cultivate cannabis for personal medical use. In October 2015, Governor Brown signed the Medical Cannabis Regulation and Safety Act into law, which provided a regulatory framework around the longstanding, though unregulated, medical cannabis industry. In November 2016, voters approved Proposition 64, the Adult Use of Marijuana Act, with 57% of the vote, legalizing adult-use cannabis in the state. Dispensaries began selling to customers 21 years of age and older in January 2018.

        The Medicinal and Recreational Cannabis Regulation and Safety Act creates the general framework for the regulation of commercial medicinal and adult-use cannabis in California. Three state agencies are responsible for licensing and regulating each aspect of the industry: the Bureau of Cannabis Control regulates retailers, distributors, testing labs, microbusinesses, and temporary cannabis events; the Manufactured Cannabis Safety Branch, a division of the California Department of Public Health, regulates manufacturers of cannabis-infused edibles for both medical and nonmedical use; and the California Department of Food and Agriculture regulates cultivators of medicinal and adult-use cannabis.

        Permitted products include oil-based formulations, edibles, and flower. Wholesaling and home delivery are permitted.

        In December 2018, the Corporation received a manufacturing, distribution, and mobile dispensing license from the City of Davis, California. In January 2019, the Corporation received its California state licenses for manufacturing and distribution. In April 2019, the Corporation acquired Eureka Investment Partners, LLC, a Monterey County, California, based operator with a cultivation facility in the Salinas Valley. In February 2020, the Corporation closed the acquisition of Cura Partners, owners of the Select brand. Select is a leading wholesale brand in California, among other states.

Colorado Operations

        Colorado's medical cannabis program was introduced in November 2000, when 54% of voters approved "Amendment 20". Colorado became the first state in the nation to legalize adult-use cannabis when 55% of voters approved "Amendment 64" in November 2012. The first adult-use dispensaries opened in January 2014.

        The market is divided into three main classes of licenses: cultivation, processing, and retail. Extracted oils, edibles, and flower products are permitted.

        In February 2020, the Corporation signed a definitive agreement to acquire Blue Kudu, a Colorado-licensed processor and producer cannabis edibles, operating an 8,400 square feet facility in Denver, Colorado. The transaction was completed on July 10, 2020. See "Recent Developments—Recent Acquisitions".

        In February 2020, the Corporation closed the acquisition of Cura Partners, a wholesale brand in Colorado, among other states.

Connecticut Operations

        Connecticut's medical cannabis program was introduced in May 2012 when the General Assembly passed legislation PA 12-55 'An Act Concerning the Palliative Use of Marijuana.' The program is divided into two classes of licenses: producers and dispensaries. Producers cultivate and process medicinal cannabis and wholesale to dispensaries. Dispensaries sell cannabis directly to patients and must have a pharmacist on staff.

        The program launched with six dispensary licensees and four producer licensees. The first dispensaries sold to patients in September 2014.

        In January 2016, the Connecticut Department of Consumer Protection ("CTDCP"), the agency that oversees the program, approved three additional dispensary licenses. In December 2018, the CTDCP issued nine additional dispensary licenses, bringing the total to 18 licensed dispensaries in the state. As at the date hereof, all 18 of these dispensaries were operational.

        Extracted oils and flower products are permitted. Edibles are permitted with the exception of confectionaries.

        Curaleaf holds one of the four approved producer licenses in the state. The Corporation began wholesaling in October 2014 and now sells to all 18 of the state's operational dispensaries. Curaleaf previously operated a 40,000 square foot facility but has recently moved to a new 60,000 square foot facility which includes cultivation space, extraction, purification facilities, and a commercial kitchen for the production of edibles.

        In April 2020, the Corporation acquired Arrow Alternative Care, the largest dispensary chain in the state with three dispensaries operating across the metro areas of Stamford, Milford and Hartford.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-state operator with one medical cannabis dispensary license in Connecticut, among other states. The dispensary is operational and is located in Groton, Connecticut.

Florida Operations

        Florida's medical cannabis program was introduced in June 2014 when the Florida Legislature passed the Compassionate Medical Cannabis Act of 2014 ("CMCA"). The CMCA permitted low-THC cannabis oils to be dispensed and purchased by patients suffering from cancer and epilepsy. Under this program, six organizations called Medical Marijuana Treatment Centers ("MMTCs") were licensed to dispense low-THC cannabis to patients.

        In November 2016, Florida voters approved the Amendment 2 "Expand Medical Marijuana" ballot measure with 71% of the vote. This constitutional amendment expanded the program by legalizing cannabis oils for individuals with specific debilitating diseases or conditions, including chronic pain, as determined by a licensed state physician. In June 2018, Governor Scott signed Senate Bill 8-A: "Medical Use of Marijuana," which outlined how patients can qualify and receive medical cannabis under the state's constitutional amendment. The bill also increased the number of available MMTC licenses to 17, with 14 of these licenses issued as of year end 2018. In April 2019, as the result of a joint settlement, the state awarded additional licenses, and as of September 30, 2020, a total of 22 licenses had been granted in the state.

        A single MMTC license allows for the cultivation, processing, and dispensing of cannabis products. Originally, each MMTC was permitted to open up to 25 dispensaries statewide. With each additional 100,000 qualified patients, the dispensary cap increased by five for each MMTC. However, the limit on dispensaries no longer applies, as it expired on April 1, 2020.

        Permitted products originally included oil-based formulations. Rules permitting the sale of edible medical cannabis products are under development. In May 2018, a district court judge ruled that Florida's medical cannabis constitutional amendment requires the Department of Health to permit sales of smokable medical cannabis flower. Smokable flower was introduced as a permitted form factor in March 2019, shortly after Governor DeSantis signed a bill that repealed the state's ban on smokable medical cannabis flower.

        Each MMTC is required to cultivate and process all medical cannabis products they dispense. Wholesale transactions are permitted on a case by case basis to alleviate shortages. Home delivery is permitted.

        The Corporation holds one of the original six vertically-integrated medical cannabis licenses issued in the state. In October 2016, Curaleaf's Florida business became the third license holder to begin sales to patients. As of September 30, 2020, Curaleaf operated a 24,000 square foot indoor growing facility, a

278,000 square foot greenhouse growing facility, a 50,000 square-foot indoor growing facility, and 31 dispensaries, with plans to open additional dispensaries in 2020.

Illinois Operations

        In 2013, the Illinois General Assembly passed the Compassionate Use of Medical Cannabis Pilot Program Act (410 ILCS 130), Public Act 98-0122 (the "Illinois Act"), which was signed into law by the Governor on August 1, 2013 and went into effect on January 1, 2014. The Illinois Act allows an individual who is diagnosed with a debilitating condition to register with the state to obtain cannabis for medical use. The program currently allows 60 Dispensing Organizations (each, a "DO") and 22 cultivation centers state-wide; all separately registered in a non-vertically integrated model. A large variety of medical cannabis products are allowed in the state, including the smoking of cannabis flower. Overall, the program is administered by the Illinois Department of Public Health (the "IDPH"), the Illinois Department of Financial and Professional Regulations (the "IDFPR") is the regulatory agency overseeing the medical marijuana program for DOs and the Illinois Department of Agriculture (the "IDOA") is the regulatory agency overseeing the medical marijuana program for cultivation centers.

        In June 2019, Illinois governor signed legislation legalizing marijuana for recreational use. The Cannabis Regulation and Tax Act, legalizing and regulating marijuana for recreational use, went into effect on June 25, 2019, however recreational sales of marijuana began in the state on January 1, 2020. The adult use program allowed existing medical marijuana license holders to apply for Early Approval Adult Use Dispensing Organization ("EAAUDO") licenses to be able to sell adult use product at existing medical marijuana dispensaries (known as "co-located" or "same site" dispensaries) on January 1, 2020, and to have the privilege of opening a secondary adult use only retail site for every medical marijuana dispensary location the DO already had in its portfolio. All EAAUDO license holders were also required to commit to the state's groundbreaking Social Equity program either through a financial contribution, grant agreement, donation, incubation program, or sponsorship program. IDFPR will also be issuing an additional 75 Adult Use Dispensing Organization ("AUDO") licenses in 2020. IDFPR is also expected to issue an additional 110 AUDO licenses by December 21, 2021. No single person or entity can have direct or indirect financial interest in more than 10 adult use dispensary licenses.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-state operator in Illinois, among other states. Grassroots owns a cultivation and processing facility in Illinois and its acquisition of five dispensary licenses from associated individuals is currently pending receipt of regulatory approval. Five dispensaries currently operate under those licenses, which permit up to ten dispensaries to be operated.

Kentucky Operations

        Kentucky's hemp program was introduced in 2013 when the Kentucky state legislature passed Senate Bill 50, "An Act Relating to Industrial Hemp." The program is regulated by the Kentucky Department of Agriculture. The market is divided into two main classes of licenses: growers, and processor/handlers. As of July 2020, there were 970 licensed growers, and 170 licensed processor/handlers.

        Curaleaf holds a hemp processor/handler license in Kentucky and leases a 74,000 square foot facility in Lexington. This industrial scale manufacturing facility distributes hemp-derived products, mainly cannabinoids such as CBD and CBG, at wholesale quantities to certain Curaleaf licensed medical cannabis facilities in other states, as permitted by applicable federal and state regulations. In addition, this facility serves as a centralized hub for key equipment and supplies to support Curaleaf's national operations. During the early onset of the Covid-19 pandemic, the facility also produced and distributed hand sanitizer to Curaleaf facilities across the U.S.

Maine Operations

        Maine's medical cannabis program was introduced in November 1999 when voters approved Question 2, the 'Maine Medical Marijuana for Specific Illnesses Initiative,' with 61% of the vote. This program permitted qualified patients, or their designated caregiver, to grow and consume cannabis, but did not create a licensing structure whereby entities could apply to cultivate, process, and/or dispense cannabis.

        In November 2009, Maine voters expanded the medical program by passing Question 5, the 'Maine Medical Marijuana Initiative,' with 59% of the vote, which established a licensing structure in which eight vertically-integrated, not-for-profit dispensaries could sell cannabis directly to registered patients. The first dispensary opened to patients in October 2010. Medical dispensaries are vertically-integrated and cultivate, process, and dispense products to patients. Wholesaling is only permitted in emergency situations. Extracted oils, edibles, and flower products are permitted.

        In November 2016, Maine voters approved Question 1, the 'Maine Marijuana Legalization Measure,' which legalized adult-use cannabis sales in the state. In May 2018, the Maine legislature overrode a veto by Governor LePage to formally approve the cannabis legalization legislation that lays the groundwork for the adult-use market. The law passed in May 2018 establishes separate classes of licenses (dispensaries, cultivators, processors) with no caps in place on the number of licenses that can be issued. In February 2019, the Department of Administrative and Financial Services, which oversees both the medical and adult-use programs, selected a consultant to write the rules and regulations for the adult-use program. Draft rules were released in April 2019, finalized and signed by the Governor in June 2019. The Office of Marijuana Policy is now accepting and processing adult-use applications and have issued 31 conditional adult-use licenses to date with the expectation the first adult-use stores will open in June 2020; however, the current timetable is unclear due to the impacts of the COVID-19 pandemic.

        Each medical licensee is permitted to open one dispensary. In July 2018, the Maine legislature overrode yet another veto by Governor LePage to formally approve a sweeping medical marijuana reform bill that regulates caregiver operations and approves the issuance of six new dispensary licenses. The bill also removes the requirement that medical cannabis license holders operate as not-for-profit entities, paving the way for the conversion of existing license holders to for-profit corporations. This bill went into effect in December 2018, though rules around the issuance of new medical licenses are still under development. As of June 30, 2020, there were still eight vertically-integrated medical dispensaries in Maine.

        The Corporation plans to open adult-use locations in Maine, and is actively applying for adult-use licenses and identifying adult-use locations so it can participate in the adult-use market once sales begin.

        The Corporation provides management services to two of the eight integrated medical cannabis licensees in the state: MEOT and Remedy. MEOT operates a 30,000 square foot indoor grow facility and a dispensary. Remedy operates a small grow facility and a dispensary and obtains most of its product wholesale via MEOT. MEOT and Remedy have both been serving patients since 2010.

        In February 2020, the management services agreement entered among the Corporation and Remedy in October 2016 was terminated, and the Corporation entered into the Remedy Operating Agreement. Under the Remedy Operating Agreement, the Corporation has acquired operational control and substantially all of the economic benefit of Remedy's business. The entering into of the Remedy Operating Agreement resulting in the Corporation controlling Remedy in accordance with IFRS 10. The Corporation retains a right to acquire Remedy for nominal value at such time as the residency requirement for ownership is lifted.

        In July 2020, the original management agreement entered into by the Corporation with MEOT in January 2017 was terminated, and MEOT entered into a new management agreement with Verdure, an entity in which the Corporation's CEO, Joseph Lusardi had a 50% ownership interest. The Corporation acquired Verdure in July 2020, allowing the Corporation to acquire operational control and substantially all of the economic benefit of the MEOT's business. The acquisition of Verdure resulted in the Corporation controlling MEOT in accordance with IFRS 10. The Corporation retains a right to acquire MEOT for nominal value at such time as the residency requirement for ownership is lifted.

Maryland Operations

        Maryland's medical cannabis program was introduced in May 2013 when then Governor O'Malley signed House Bill 1101 into law. The Maryland Medical Cannabis Commission issued preliminary licenses to 102 dispensaries, 15 cultivators, and 15 processors in 2016. The first dispensaries opened to patients in December 2018.

        The market is divided into three classes of licenses: dispensaries, cultivators, and processors. Wholesaling occurs between cultivators and processors, cultivators and dispensaries, and processors and dispensaries. Originally, no one company could directly control multiple licenses of the same class, but this restriction was changed in May 2019 when Governor Hogan signed a bill that permitted a single company to own up to four dispensaries. Dispensary locations are tied to the Senate District in which they were awarded, with the exception of dispensary licenses that were awarded to applicants who also were awarded a cultivation license—these dispensaries can be located at the discretion of the license holder. Permitted products include oil-based formulations and flower. Edibles are prohibited.

        In April 2018, the Maryland House and Senate approved a bill, which was later signed by Governor Hogan, that expanded the license pool, adding seven additional cultivation licenses, for a total of 22, and 13 additional processing licenses, for a total of 28. As of June 30, 2020, there were approximately 92 operational dispensaries, 17 operational cultivators, and 18 operational processors.

        Curaleaf received one of 102 preliminary medical cannabis dispensary licenses in December 2016. The Corporation launched its dispensary in the first quarter of 2018, shortly after the market launched in December 2017. The Corporation also acquired a company holding a cannabis processing license, which began operations in the first quarter of 2018.

        In January 2019, the Corporation completed a convertible debt financing with the owners of the HMS/MI Businesses which consist of one cultivation, one processing, and two dispensaries. Concurrently with completion of the convertible debt financing, the Corporation entered into supply, offtake, branding and services agreements with the HMS/MI Businesses. Conversion of the debt into the equity of the HMS/MI Businesses is expected, subject to regulatory approval, when the licenses become subject to transfer under current law, starting in August 2020. The Corporation also announced in January 2019 that it had entered into an option purchase agreement to purchase all of Town Center Wellness, LLC, subject to regulatory approval, which operates the Elevate Takoma dispensary located in Takoma Park, Maryland, that was subsequently rebranded as Curaleaf Takoma.

        In May 2019, Maryland passed legislation allowing for the sale of edibles in the market, and the Corporation has constructed a processing and manufacturing facility at Curaleaf's Frederick facility in anticipation of the implementation of these rules.

        In February 2020, the Corporation closed the acquisition of Cura Partners, a recently-launched wholesale brand in Maryland, among other states.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-state operator. In connection with the acquisition, the Corporation acquired the right to purchase entities affiliated with certain former Grassroots shareholders that own a cultivation, a processing facility and a dispensary in Maryland and that manage another dispensary.

        As at the date hereof, the Corporation has been exploring the sale of HMS Health, LLC, cultivation operations and HMS Processing, LLC (together with HMS Health, LLC, the "HMS Assets"), processing operations. Such a sale would enable the Corporation to acquire the cultivation and processing assets that were previously owned by Grassroots while complying with limits on license ownership in the state of Maryland. The cultivation and processing assets of Grassroots in Maryland were spun out prior to the acquisition of Grassroots by the Corporation but the Corporation intends to purchase those assets when allowed and approved by the Maryland regulators. The Corporation continues to receive indications of interest for the HMS Assets with the intent of divesting these assets and acquiring the Maryland business formerly held by Grassroots. As a result, the Corporation classified these assets as held for sale.

        In addition to the HMS Assets, the Corporation intends to divest Curaleaf Maryland, Inc., its licensed processing business in Maryland, to ensure compliance with Maryland regulations. The Corporation has signed definitive documents to sell 100% of Curaleaf Maryland, Inc. and regulatory approval from the State of Maryland was received in October 2020. The transaction is expected to close shortly. As a result, the Corporation classified these assets as held for sale.

Massachusetts Operations

        Massachusetts' medical cannabis program was established by "An Act for the Humanitarian Medical Use of Marijuana" in November 2012 when voters passed Ballot Question 3 "Massachusetts Medical Marijuana Initiative" with 63% of the vote. The first dispensary opened in June 2015.

        In November 2016, Massachusetts voters legalized adult-use cannabis by passing ballot Question 4—Legalize Marijuana with 54% of the vote. In March 2018, the Cannabis Control Commission (the "CCC"), the regulatory body, was set up to regulate the adult-use market and approve the rules that will govern the industry. In July 2018, Governor Baker signed legislation that laid the groundwork for the adult-use market. While the CCC originally aimed to officially launch adult-use sales on July 1, 2018, issues such as a lack of licensed testing labs and disagreements with city and town officials over agreements with cannabis businesses slowed the rollout, and the first adult-use sale did not take place until November 2018.

        The Department of Health originally oversaw the medical cannabis program but, in December 2018, transferred oversight to the CCC, a change which was mandated by the aforementioned July 2018 legislation. Each medical licensee must be vertically-integrated and may have up to three medical dispensaries. Licensed medical dispensaries are given priority in adult-use licensing. As of June 30, 2020, there were 47 adult-use dispensaries permitted to open across the state; however, as a result of the COVID-19 pandemic, Governor Charlie Baker ordered the closure of all adult-use dispensaries, effective from March 24, 2020 through May 25, 2020. All adult-use sales were prohibited through the duration of the order, though medical dispensaries were permitted to remain open for medical sales. As at the date hereof, all adult-use dispensaries are permitted to resume adult-use sales.

        The CCC oversees the adult-use cannabis program. Adult-use cultivators are grouped into 11 tiers of production—ranging from up to 5,000 square feet to no larger than 100,000 square feet—and regulators will bump a licensee down to a lower tier if that licensee has not shown an ability to sell at least 70% of what it produces. Medical dispensaries that wish to add the ability to sell cannabis products to non-patients will be required to reserve 35% of their inventory or the six-month average of their medical cannabis sales for medical cannabis patients. In order to achieve an adult-use license, a prospective licensee must first sign a "Host Community Agreement" with the town in which it wishes to locate. Roughly two-thirds of municipalities in the state have a ban or a moratorium in place that prohibits cannabis businesses from operating within their jurisdiction.

        In both the medical and adult-use markets, extracted oils, edibles, and flower products are permitted. Wholesaling is also permitted.

        The Corporation holds an integrated medical cannabis license and operates a 104,000 square foot indoor grow and three dispensaries, one licensed for medical and adult-use sales in Oxford, one licensed for medical sales in Hanover, one licensed for adult-use sales in Provincetown, and one licensed for adult-use sales in Ware. In February 2019, Curaleaf exercised an option to purchase an adjacent unit in its cultivation facility, thereby expanding its cultivation facility from 54,000 to 104,000 square feet.

        On August 9, 2019, the Corporation announced that it had been granted approval by the CCC for the Corporation's reverse takeover transaction, which the CCC deemed a change of ownership and control.

        In October 2020, the Corporation's acquisition of ATG, another licensed medical cannabis operator in Massachusetts, which operates a 53,000 square foot cultivation facility and processing facility, was unanimously approved by the CCC. The transaction is expected to close in the following weeks.

Michigan Operations

        Michigan's medical cannabis program was introduced in November 2008, when 63% of voters approved the "Michigan Compassionate Care Initiative." In November 2018, 56% of voters approved the "Michigan Regulation and Taxation of Marijuana Act," which legalized adult-use cannabis in the state. The first adult-use dispensaries opened in December 2019.

        The market is divided into three main classes of licenses: cultivation, processing, and retail. Extracted oils, edibles, and flower products are permitted.

        In February 2020, the Corporation closed the acquisition of Cura Partners, owners of the Select brand. Select is a leading wholesale brand in Michigan, among other states.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-state operator in Michigan, among other states. After the closing of Grassroots, the Corporation operates four dispensaries in Michigan, located in Kalamazoo, Ann Arbor, Bangor, and Battle Creek, and holds preliminary licensure for a 42,000 square foot cultivation and processing facility located in Lansing.

Missouri Operations

        Missouri's medical cannabis program was introduced in November 2018 when 66% of voters approved Amendment 2, the "Medical Marijuana and Veteran Healthcare Services Initiative," which legalized medical cannabis for patients with certain qualifying conditions. The first dispensary is expected to open by the end of 2020.

        The Missouri Department of Health and Senior Services ("MO DHSS") is the regulatory agency that oversees the program. The market is divided into three main classes of licenses: cultivation, processing, and dispensary. The MO DHSS has awarded 60 cultivation, 86 processing, and 192 dispensary licenses. As of June 30, 2020, there were no operational dispensaries. A large variety of medical cannabis products are allowed in the state, including the smoking of cannabis flower.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-State operator in Missouri, among other states, which holds the right to acquire five medical cannabis dispensary licenses and one processing license in Missouri. The Corporation is currently exploring the development of those licenses with local partners.

Nevada Operations

        Nevada's medical cannabis program was introduced in June 2013 when the legislature passed SB374, legalizing the medicinal use of cannabis for certified patients. The first dispensaries opened to patients in August 2015.

        In November 2016, Nevada voters approved Question 2 with 55% of the vote, legalizing adult-use cannabis in the state. Adult-use sales launched under an "early-start" program on July 1, 2018. This market is divided into five classes of licenses: dispensaries, cultivators, distribution, product manufacturing, and testing. Licenses are tied to the locality in which they were awarded. In December 2018, the Nevada Department of Taxation, the agency which oversees the cannabis program, issued 61 new dispensary licenses. As of June 30, 2020, there were approximately 68 operational dispensaries, 134 operational cultivators, and 96 operational processors. Effective March 20, 2020, Governor Steve Sisolak ordered the closure of all dispensary storefronts, meaning that, through the duration of the order, all cannabis sales in Nevada were made via delivery. On May 1, 2020, Governor Sisolak permitted cannabis dispensaries to offer curbside pickup, in addition to delivery. On May 9, 2020, Governor Sisolak permitted the resumption of in-store sales, with certain health and safety limits, as part of the governor's plan to reopen the state.

        Extracted oils, edibles, and flower products are permitted. Wholesaling is permitted.

        In 2018, the Corporation agreed to acquire a 10,000 square foot licensed indoor cannabis cultivation and a licensed dispensary, operating in Las Vegas, Nevada. Both businesses are licensed for both medical and adult-use sales. Each of these transactions is subject to regulatory approval. In March 2019, the Corporation agreed to acquire Acres, a company with a 269,000 square foot operating cultivation facility and further expansion as needed on 37 acres of land in Amargosa Valley, Nevada, a large dispensary located in Las Vegas, Nevada, and a dispensary license for a site in Ely, Nevada. The transaction consisted of two stages, with the Corporation closing the acquisition of the cultivation and processing assets of Acres in October 2019. The Acres businesses financial results were consolidated as of November 2019 in conjunction with completion of the cultivation and processing component of the transaction. The acquisition of the Acres dispensaries and processing facility closed in January 2020.

        In February 2020, the Corporation closed the acquisition of Cura Partners, a leading wholesale brand in Nevada, among other states.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-state operator in Nevada, among other states. The closing of the Grassroots Transaction provides the Corporation with rights to acquire seven additional cannabis dispensary licenses in Nevada. The Corporation has not realized these rights at this time.

New Jersey Operations

        New Jersey's medical cannabis program was introduced in January 2010 when then Governor Corzine signed the New Jersey Compassionate Use Medical Marijuana Act ("NJCUMMA") into law. The NJCUMMA legalized medical cannabis for patients with certain qualifying conditions. The first sales were made to patients in December 2012.

        In March 2018, under the direction of Governor Murphy, who campaigned on a platform that included cannabis legalization, the New Jersey Department of Health ("NJDOH") issued the Executive Order 6 Report, which immediately expanded the medical cannabis program in numerous ways, including adding chronic pain and anxiety as qualifying conditions, doubling the monthly product limit, and permitting current licensees to open satellite dispensaries. In August 2018, the NJDOH began accepting applications for the licensing of six additional ATCs. These licenses were awarded in December 2018, and as of June 30, 2020, there were nine operational ATCs dispensing medical cannabis to patients from a total of 11 dispensaries. In December 2019, the New Jersey state legislature passed a bill to add an initiative to the November 2020 ballot that will allow voters to decide whether to legalize the sale of adult-use cannabis in the state.

        A single ATC license allows for the cultivation, processing, and dispensing of medical cannabis products. Originally, each ATC was permitted to open one dispensary, located within the same facility in which the ATC cultivated and processed. With the Executive Order 6 Report, each ATC can now open two additional satellite dispensaries within their NJDOH-designated region for a total of three dispensaries each, as well as satellite production facilities. Wholesaling is permitted with approval from the NJDOH.

        Extracted oils and flower products are permitted. The Executive Order 6 Report recommended adding edibles as a permitted product, with rulemaking for edibles the responsibility of the state legislature. As at the date hereof, the legislature has yet to develop rules for edibles, and a timeline for edibles rulemaking is yet to be determined.

        Originally, ATCs were required to be non-profit entities. However, pursuant to the Jake Honig Act, signed into law on July 2, 2019, ATCs are permitted to sell or transfer their license to a for-profit entity, pending NJDOH approval.

        In July 2020, pursuant to the CLNJ APA, the Corporation announced the completion of the acquisition of the assets of Curaleaf NJ, a vertically integrated medical cannabis non-profit corporation that holds one of the original six medical licenses in New Jersey. The Corporation now owns 100% of the Curaleaf NJ ATC operations, assets and licenses in New Jersey, for which it previously provided management services. Curaleaf NJ owns a property that includes 46,890 square feet of cultivation space. Curaleaf NJ also owns an adjacent 12,000 square foot facility, of which 4,000 square feet is utilized for dispensary operations, with the remainder used for ancillary operations such as packaging and storage. Since the start of sales in October 2015, Curaleaf NJ has established itself as a market leader, dispensing 36% of all product sold in the state in 2018. In accordance with the recently adopted regulations described above, Curaleaf NJ plans to open two more dispensary locations in the state, as well as an additional cultivation facility, for which the Corporation has secured a 111,000 square foot facility in the township of Winslow, NJ.

New York Operations

        New York's medical cannabis program was introduced in July 2014 when Governor Cuomo signed the Compassionate Care Act, which legalized cannabis oils for patients with certain qualifying conditions. Under this program, five organizations, called Registered Organizations (each, a "RO"), were licensed to dispense cannabis oil to patients, with the first sale to a patient completed in January 2016.

        In December 2016, the New York State Department of Health ("NYSDOH") added chronic pain as a qualifying condition. In the month-and-a-half following the addition of chronic pain, the number of registered patients increased by 18%. In August 2018, the NYSDOH granted licenses to five additional ROs. A single RO license allows for the cultivation, processing, and dispensing of medical cannabis products. Each RO is permitted to open four dispensaries in NYSDOH-designated regions throughout the state. Each RO is permitted to open one cultivation/processing facility. Each RO is required to cultivate and process all medical cannabis products they dispense; however, wholesale transactions are permitted with approval from the state.

        In November 2018, Governor Cuomo signed a bill to add post-traumatic stress disorder as a qualifying condition. In July 2018, the NYSDOH added opioid replacement as a qualifying condition, meaning any condition for which an opioid could be prescribed is now a qualifying condition for medical cannabis. In August 2018, Governor Cuomo, prompted by a NYSDOH study which concluded the "positive effects" of cannabis legalization "outweigh the potential negative impacts," appointed a group to draft a bill for regulating legal adult-use cannabis sales in New York. During the 2019 state legislative session, Governor Cuomo proposed adult-use legalization in his budget proposal, though the legislature failed to include legalization in the final budget, and also failed to pass a legalization bill during the session. In January 2020, Governor Cuomo again included cannabis legalization in his budget proposal, a proposal which, as at the date hereof, is still being considered by the legislature.

        Permitted products include oil-based formulations (vaporizer cartridges, tinctures, capsules), and ground-flower sold in tamper-proof vessels. Home delivery is also permitted.

        The Corporation was awarded a vertically-integrated license in May 2018 with the right to open four dispensaries. The Corporation is only one of ten license holders in the state. The Corporation currently operates four dispensaries located in Newburgh, Plattsburgh, Queens, and Nassau County, as well as a 72,000 square foot cultivation and manufacturing facility in Ravena, New York.

North Dakota Operations

        North Dakota's medical cannabis program was introduced in November 2016 when 64% of voters approved Measure 5, "Medical Marijuana," which legalized medical cannabis for patients with certain qualifying conditions. The first sales were made to patients in March 2019.

        The North Dakota Department of Health ("ND DOH") is the regulatory agency that oversees the program. The market is divided into two main classes of licenses: cultivation/processing and dispensary. The ND DOH has awarded two cultivation/processing licenses and 8 dispensary licenses. As of June 30, 2020, all 8 dispensaries were operational. A large variety of medical cannabis products are allowed in the state, including the smoking of cannabis flower.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-State operator in North Dakota, among other states, with four dispensary licenses and one cultivation and processing facility in North Dakota. The four dispensaries are operational and located in Minot, Devil's Lake, Jamestown and Dickinson. The cultivation and processing facility, located in Fargo, is 33,000 square feet and is also operational.

Ohio Operations

        Ohio's medical cannabis program was introduced in June 2016 when House Bill 523 was signed into law. In November 2018, the state issued 12 'Level I' cultivation licenses, which permit up to 25,000 square feet of canopy, and 12 'Level II' cultivation licenses, which permit up to 3,000 square feet of canopy. In June 2018, the state issued 56 dispensary licenses. In August 2018, the state issued seven processing licenses, and over the next few months issued seven additional processing licenses. In January 2019, the state issued an additional 26 processing licenses for a total of 40 across the state. Due to controversies around the scoring of cultivation applications and ensuing appeals, there are currently 57 dispensary licenses, 19 'Level I' cultivation licenses, 13 'Level II' cultivation licenses, and 43 processing licenses in the state. The first dispensaries opened in January 2019.

        The Ohio Department of Commerce is responsible for regulating cultivators and processors. The Ohio State Board of Pharmacy is responsible for regulating dispensaries and the patient and caregiver registry. The Ohio State Medical Board is responsible for certifying physicians and reviewing petitions to add qualifying medical conditions.

        Extracted oils, edibles, and non-combustible flower products are permitted.

        The Corporation was awarded a preliminary processing license in Amelia, Ohio in early 2019. The Corporation has relinquished this license due to the dissolution of the Village of Amelia and the absorption of the licensed processor site into a town that does not permit cannabis activities. In May 2019, the Corporation entered into an agreement granting it an option to acquire the licenses and operations of Ohio Grown Therapies, LLC ("OGT"), an Ohio limited liability company, holder of one of the 19 Level 1 cultivation licenses and a processing license. OGT completed construction of a 32,000 square foot production facility in Johnstown, Ohio, and received its final licenses on July 1, 2020. The transfer of the OGT licenses and operations to the Corporation is pending receipt of regulatory approval.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-state operator in Ohio, among other states, with rights to acquire one cultivation and processing facility and two dispensaries in Ohio. The Corporation will own and operate the dispensaries upon receipt of regulatory approval. Due to license ownership limitations in Ohio, the Corporation is planning to dispose of its rights in the cultivation and processing facility.

Oklahoma Operations

        Oklahoma's medical cannabis program was introduced in June 2018, when 57% of voters approved Oklahoma State Question 788, the "Medical Marijuana Legalization Initiative." The first medical dispensaries opened in October 2018.

        The market is divided into three main classes of licenses: cultivation, processing, and retail. Extracted oils, edibles, and flower products are permitted.

        In May 2020, the Corporation announced the expansion of the Select brand to the Oklahoma medical cannabis market.

        On July 23, 2020 the Corporation closed the acquisition of Grassroots, a cannabis multi-state operator in Oklahoma, among other states. Grassroots, through its subsidiaries and subject to final regulatory approval and licensing, at one point held seven medical cannabis dispensary licenses and operated three medical cannabis dispensaries in the state. However, due to saturation of the Oklahoma medical cannabis dispensary market, where over 2,000 dispensary licenses have been awarded, as at the date hereof, the Corporation only operates one Oklahoma dispensary, located in Broken Arrow, and does not plan to develop the remaining Grassroots medical cannabis dispensary licenses in Oklahoma.

Oregon Operations

        Oregon's medical cannabis program was introduced in November 1998 when voters approved Measure 67, the Oregon Medical Marijuana Act.

        In November 2014, voters approved Measure 91, the 'Oregon Legalized Marijuana Initiative', which legalized adult-use cannabis in the state. In October 2015, the first adult-use dispensaries opened.

        The market is divided into six classes of licenses: dispensaries, cultivators, wholesalers, processors, laboratories and research. To date, the market has had a more relaxed licensing structure which has led to an oversupply of product. In 2018, Oregon cultivators grew three times the amount of cannabis that could legally be consumed in the market. In response to a report highlighting the issues in Oregon, the U.S. Attorney for Oregon, Billy Williams, said, "The recent HIDTA Insight Report on marijuana production, distribution, and consumption in Oregon confirms what we already know—it is out of control."

        In June 2018, the Oregon Liquor Control Commission, which regulates the adult-use program, announced they would not process any new adult-use license applications in order to work through the backlog that has developed as the result of 3,432 applications being submitted as of May 2018. In July 2018, the Oregon Health Authority, which regulates the medical program, conceded in a report that it has not provided effective oversight of growers and others in the industry.

        Extracted oils, edibles, and flower products are permitted.

        The Corporation holds a producer license and a processing license for adult-use and operates a 20,000 square foot outdoor cultivation center and an adjacent 17,000 square foot indoor facility for indoor growing and large-scale CO2 extraction and manufacturing. In July 2018, the Corporation acquired a dispensary, which launched operations in Portland, Oregon at the end of 2018.

        In February 2020, the Corporation closed the acquisition of Cura Partners, owners of the leading Select wholesale brand in Oregon, among other states, with processing facilities in Portland, Oregon.

Pennsylvania Operations

        Pennsylvania's medical cannabis program was introduced in April 2016 when Governor Wolf signed into law SB 3 "Medical Marijuana Act", which legalized medical cannabis oils for patients with certain qualifying conditions. The law also called for a class of licenses, called "clinical registrant" licenses, whereby accredited medical institutions in the state can partner with medical cannabis companies to conduct research. There are two primary classes of licenses: licenses to grow/process cannabis products, and licenses to dispense cannabis products to patients. Grower/processors wholesale products to dispensaries. In June 2018, the Pennsylvania Department of Health ("PADOH") awarded licenses to 12 grower/processors as well as 27 dispensary licensees. Each dispensary license permits the licensee to open up to three dispensaries in the region in which the license was awarded. In February 2018, the first dispensaries opened to patients.

        In May 2018, a Commonwealth Court judge halted the PADOH's planned "clinical registrant" program whereby up to eight Pennsylvania medical schools would partner with licensed medical cannabis organizations to conduct research. In June 2018, Governor Wolf signed a bill to re-implement the clinical registrant program. In June 2018, the PADOH awarded licenses to an additional 13 grower/processors. In December 2018, the PADOH awarded an additional 23 dispensary licenses. In June 2019, the PADOH awarded three clinical registrant licenses. In February 2020, the PADOH awarded four additional clinical registrant licenses. In August 2020, the PADOH awarded the eighth and final clinical registrant license.

        Originally, only oil-based formulations were permitted. In April 2018, the PADOH approved flower as a permitted medical cannabis product offering, and dispensaries began to offer flower to patients in August 2018.

        The Corporation has partnered with an accredited medical school to obtain a "Clinical Registrant" license in Pennsylvania. In February 2020, the Corporation's Pennsylvania subsidiary was approved as a Clinical Registrant in Pennsylvania by the Commonwealth's Department of Health, Office of Medical Marijuana. Under this designation, the Pennsylvania subsidiary is entitled to open a cultivation and processing facility and up to six dispensaries, under the Commonwealth's medical marijuana research program. Pennsylvania's medical cannabis program has created this class of license to promote cooperation between industry and academia in the research of medical benefits of cannabis. To support its presence in Pennsylvania, the Pennsylvania subsidiary has leased a 49,200 square foot production facility in King of Prussia, Pennsylvania.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, a cannabis multi-state operator in Pennsylvania, among other states. Grassroots subsidiaries hold cultivation, processing and three dispensary licenses, and also the rights to acquire a fourth dispensary license. Each dispensary license entitles the license holder to operate up to three dispensaries. As at the date hereof, the Pennsylvania subsidiaries operate a cultivation and processing facility and nine dispensaries in Pennsylvania.

Utah Operations

        Utah's medical cannabis program was introduced in November 2018, when 53% of voters approved "Proposition 2, Medical Marijuana Initiative". In December 2018, the state legislature passed a bill that legalized medical cannabis, but implemented several changes to the Proposition 2 ballot erasure, including removing home cultivation rights for patients and adding a requirement that dispensaries employ pharmacists.

        The market is divided into three main classes of licenses: cultivation, processing, and retail. In July 2019, the UDAF awarded eight cultivation licenses. In January 2020, the Utah Department of Health awarded 14 retail licenses. The UDAF has been issuing processing licenses on a rolling basis throughout early 2020. All medical cannabis form factors are permitted, as is wholesaling. The market is expected to begin sales in 2020.

        In January 2020, the Corporation was awarded a medical cannabis retail license from the Utah Department of Health. Also, in January 2020, the Corporation announced that it received preliminary approval for a processing license by the UDAF. The notice grants Curaleaf permission to begin the build out of its processing facility, which is scheduled to open in mid-September, in North Salt Lake City. The Corporation also opened its first retail location in the Utah market with a new pharmacy in Lehi on August 31, 2020.

Vermont Operations

        Vermont's medical cannabis program was introduced in May 2004 when Senate Bill 76 was approved by the Vermont House and Senate and became law without the governor's signature. This legislation permitted state-qualified patients to grow and possess marijuana for medicinal purposes. This legislation was expanded in June 2007 when Senate Bill 7 was approved by the Vermont House and Senate and again became law without the governor's signature. Senate Bill 7 expanded the list of qualifying conditions and increased the number of plants that patients may legally cultivate, among other things. In June 2011, the Vermont legislate passed Senate Bill 17, the "Vermont Marijuana for Symptom Relief Act," which, among other things, authorized a state-regulated system for medical cannabis sales through licensed dispensaries.

        The first sales were made to patients in 2012. In January 2018, Vermont became the first state to legalize cannabis via the legislature when Governor Scott signed H. 511, which legalized possession of up to one ounce of cannabis, among other things, though did not create a state-regulated system for adult-use sales. As of June 30, 2020, there is still no system for commercial adult-use sales in Vermont.

        The Vermont Department of Public Safety ("VT DPS") is the regulatory agency that oversees the medical program. The market consists of five vertically integrated licenses. Each license permits the owner to operate a grow/processing facility and up to two dispensaries. As of June 30, 2020, there were 7 operational dispensaries. A large variety of medical cannabis products are allowed in the state, including the smoking of cannabis flower.

        On July 23, 2020, the Corporation closed the acquisition of Grassroots, which operates two dispensaries and one cultivation and processing facility in Vermont.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

RISK FACTORS

        Before making an investment decision, prospective purchasers of Securities should carefully consider the information and risk factors described in this Prospectus and the documents incorporated by reference herein (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, the Corporation's business, prospects, financial condition, results of operations and cash flows, and an investment in the Securities, could be materially adversely affected. Additional risks and uncertainties of which the Corporation is currently unaware or that are unknown or that the Corporation currently deems to be immaterial could have a material adverse effect on the Corporation's business, prospects, financial condition, results of operations and cash flows. The Corporation cannot provide any assurances that it will successfully address any or all of these risks.

Risks Related to the Securities of the Corporation

Voting Control

        As a result of the Multiple Voting Shares, as of August 31, 2020, Gociter Holdings Ltd., a corporation of which Mr. Boris Jordan, the Executive Chairman of the Corporation, is the beneficial owner, exercise approximately 74.3% of the voting power in respect of the Corporation's outstanding shares. The Subordinate Voting Shares are entitled to one vote per share and the Multiple Voting Shares are entitled to 15 votes per share. As a result, Mr. Jordan has the ability to control the outcome of matters submitted to the Corporation's shareholders for approval, including the election and removal of directors and any arrangement, sale of all or substantially all of the assets, fundamental change or change of business of the Corporation. If Mr. Jordan's employment with the Corporation is terminated or they resign from their positions with the Corporation, they will continue to have the ability to exercise the same significant voting power. Additionally, each Multiple Voting Share, while transferable, they may be so transferred to the holder's immediate family members or any person controlled, directly or indirectly, by the holder or the holder's immediate family members, failing which the Multiple Voting Shares will be automatically converted into Subordinate Voting Shares.

        In the event of a take-over bid, the holders of Subordinate Voting Shares are entitled to participate on an equal footing with holders of Multiple Voting Shares. Mr. Boris Jordan, as the direct or indirect owner of all the outstanding Multiple Voting Shares, has entered into the Coattail Agreement which contains provisions customary for dual class listed corporations designed to prevent transactions that otherwise would deprive the holders of Subordinate Voting Shares of rights under applicable provincial take-over bid legislation to which they would have been entitled if the Multiple Voting Shares had been Subordinate Voting Shares.

        The concentrated control through the Multiple Voting Shares could delay, defer, or prevent a change of control of the Corporation, arrangement involving the Corporation, sale of all or substantially all of the assets of the Corporation, a fundamental change of the Corporation or a change of business of the Corporation that its other shareholders support. Conversely, this concentrated control could allow Mr. Jordan's to consummate such a transaction that the Corporation's other shareholders do not support. In addition, Mr. Jordan may make long-term strategic investment decisions and take risks that may not be successful and may seriously harm the Corporation's business.

        As directors of the Corporation, Mr. Jordan owes a fiduciary duty to the Corporation and are obligated to act honestly and in good faith with a view to the best interests of the Corporation. As shareholders, even controlling shareholders, the Mr. Jordan will be entitled to vote their shares, and shares over which they have voting control, in their own interests, which may not always be in the interests of the Corporation or the other shareholders of the Corporation.

Unpredictability Caused by the Capital Structure and Voting Control

        Although other Canadian-based companies have dual class or multiple voting share structures, given the concentration of voting control that is held by Mr. Jordan and given the other unique features of the capital structure of the Corporation, the Corporation is not able to predict whether this structure and control will result in a lower trading price for or greater fluctuations in the trading price of the Subordinate Voting Shares or will result in adverse publicity to the Corporation or other adverse consequences.

Possible Difficulty of Reselling the Subordinate Voting Shares over the CSE

        The Corporation understands that almost all major securities clearing firms in the U.S. refuse to facilitate transactions related to securities of Canadian public companies involved in the marijuana industry. This appears to be due to the fact that marijuana continues to be listed as a controlled substance under U.S. federal law, with the result that marijuana-related practices or activities, including the cultivation, possession or distribution of marijuana, are illegal under U.S. federal law. Accordingly,

U.S. residents who acquire Subordinate Voting Shares as "restricted securities" may find it difficult—if not impossible—to resell such shares over the facilities of any Canadian stock exchange on which the Subordinate Voting Shares may then be listed including the CSE. It remains unclear what impact, if any, this and any future actions among market participants in the U.S. will have on the ability of U.S. residents to resell any Subordinate Voting Shares that they may acquire in open market transactions.

No Dividend Record

        The Corporation has no dividend record, and the ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. Dividends paid by the Corporation would be subject to tax and, potentially, withholdings. The Corporation does not anticipate paying any dividends on the Subordinate Voting Shares in the foreseeable future.

Additional Issuance of Subordinate Voting Shares May Result in Dilution

        The Corporation may issue additional securities in the future, which may dilute a shareholder's holdings in the Corporation. The Corporation's articles permit the issuance of an unlimited number of Subordinate Voting Shares, and shareholders will have no pre-emptive rights in connection with such further issuance. The Board has discretion to determine the price and the terms of further issuances. The Corporation may issue additional Subordinate Voting Shares in subsequent offerings (including through the sale of securities convertible into or exchangeable or exercisable for Subordinate Voting Shares). Moreover, additional Subordinate Voting Shares will be issued by the Corporation on the exercise, conversion or redemption of certain outstanding securities of the Corporation in accordance with their terms. The Corporation may also issue Subordinate Voting Shares to finance future acquisitions. The Corporation cannot predict the size of future issuances of Subordinate Voting Shares or the effect that future issuances and sales of Subordinate Voting Shares will have on the market price of the Subordinate Voting Shares. Issuances of a substantial number of additional Subordinate Voting Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional issuance of Subordinate Voting Shares, investors will suffer dilution to their voting power and the Corporation may experience dilution in its revenue per share.

Volatile Market Price of the Subordinate Voting Shares

        The market price of the Subordinate Voting Shares cannot be predicted and has been and may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Corporation's control, including the COVID-19 pandemic. This volatility may affect the ability of holders of Subordinate Voting Shares to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares may be due to the Corporation's operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts' estimates, adverse changes in general market conditions or competitive, regulatory or economic trends, adverse changes in the economic performance or market valuations of companies in the industry in which the Corporation operates, acquisitions, dispositions, strategic partnerships, joint ventures, capital commitments or other material public announcements by the Corporation or its competitors or government and regulatory authorities, operating and share price performance of the companies that investors deem comparable to the Corporation, addition or departure of the Corporation's executive officers and other key personnel, changes in global financial markets and global economies and general market conditions, such as interest rates and including those caused by COVID-19, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares.

        Financial markets have at times historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares may decline even if the Corporation's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue or arise, the Corporation's operations may be adversely impacted and the trading price of the Subordinate Voting Shares may be materially adversely affected.

No Market for Certain Securities

        There is currently no market through which the Securities, other than the Subordinate Voting Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants or Units will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such Debt Securities, Subscription Receipts, Warrants or Units purchased under this Prospectus. This may affect the pricing of the Securities, other than the Subordinate Voting Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Subordinate Voting Shares, will develop or, if developed, that any such market, including for the Subordinate Voting Shares, will be sustained.

Risks Related to the COVID-19 Pandemic

        The novel coronavirus commonly referred to as "COVID-19" was identified in December 2019 in Wuhan, China. On January 30, 2020, the World Health Organization declared the outbreak a global health emergency, and on March 11, 2020, the spread of COVID-19 was declared a pandemic by the World Health Organization. On March 13, 2020, the spread of COVID-19 was declared a national emergency by President Donald Trump. The outbreak has spread throughout Europe, the Middle East and North America, causing companies and various international jurisdictions to impose restrictions such as quarantines, business closures and travel restrictions. While these effects are expected to be temporary, the duration of the business disruptions internationally and related financial impact cannot be reasonably estimated at this time.

        The rapid development of the COVID-19 pandemic and the measures being taken by governments and private parties to respond to it are extremely fluid. While the Corporation has continuously sought to assess the potential impact of the pandemic on its financial and operating results, any assessment is subject to extreme uncertainty as to probability, severity and duration. The Corporation has attempted to assess the impact of the pandemic by identifying risks in the following principle areas.

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  Mandatory Closure.  In response to the pandemic, many states and localities have implemented mandatory closure of business to prevent spread of COVID-19. While in most of the states of the Corporation's operation, the Corporation's business has been deemed an "essential service", permitting us to stay open despite the mandatory closure of non-essential businesses. While the Corporation continues to work closely with state and local regulators to remain operational, there is no guarantee further measures may nevertheless require us to shut operations in some or all states. Effective March 20, 2020, Nevada Governor Steve Sisolak ordered the closure of all dispensary storefronts until late April 2020 at the earliest thereby requiring all cannabis sales in Nevada to be made via delivery. On May 1, 2020, Governor Sisolak permitted cannabis dispensaries to offer curbside pickup, in addition to delivery. The Corporation's dispensary locations in Nevada continued operations during the mandatory shut down by conducting delivery and, once permitted, curbside services. On May 9, 2020, Governor Sisolak permitted the resumption of in-store sales, and the Corporation's Nevada dispensary locations opened for in-store sales immediately after. Effective March 24, 2020, Massachusetts Governor Charlie Baker ordered the closure of all adult-use dispensaries. Although medical dispensary sales were permitted, all adult-use sales were prohibited through the duration of the order. The Corporation's medical dispensary locations in Oxford and Hanover, Massachusetts, continued to serve medical patients during this time, though the Corporation's adult-use dispensaries in Provincetown and Ware were forced to close, and adult-use sales at the Corporation's Oxford location were prohibited. On May 25, 2020, Governor Charlie Baker permitted the resumption of adult-use sales, and all of the Corporation's Massachusetts dispensaries resumed sales immediately after. The Corporation's ability to generate revenue would be materially impacted by any future shut down of its operations.

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  Customer Impact.  While the Corporation has not yet noticed an overall downturn in demand for its products in connection with the pandemic, if its customers become ill with COVID-19, are forced to quarantine, decide to self-quarantine or not to visit its stores or distribution points to observe "social distancing", it may have material negative impact on demand for its products while the pandemic continues. While the Corporation has implemented measures, where permitted, such as "curb side" sales and delivery, to reduce infection risk to our customers, regulators may not permit such measures, or such measures may not prevent a reduction in demand.

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  Supply Chain Disruption.  The Corporation relies on third party suppliers for equipment and services to produce its products and keep its operations going. If its suppliers are unable to continue operating due to mandatory closures or other effects of the pandemic, it may negatively impact its own ability to continue operating. At this time, the Corporation has not experienced any failure to secure critical supplies or services. However, disruptions in our supply chain may affect our ability to continue certain aspects of the Corporation's operations or may significantly increase the cost of operating its business and significantly reduce its margins.

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  Staffing Disruption.  The Corporation is, for the time being, implementing among its staff where feasible "social distancing" measures recommended by such bodies as the Center of Disease Control, the Presidential Administration, as well as state and local governments. The Corporation has cancelled nonessential travel by employees, implemented remote meetings where possible, and permitted all staff who can work remotely to do so. For those whose duties require them to work on-site, measures have been implemented to reduce infection risk, such as reducing contact with customers, mandating additional cleaning of workspaces and hand disinfection, providing masks and gloves to certain personnel. Nevertheless, despite such measures, the Corporation may find it difficult to ensure that its operations remain staffed due to employees falling ill with COVID-19, becoming subject to quarantine, or deciding not to come to come to work on their own volition to avoid infection. At certain locations, the Corporation has experienced increased absenteeism due to the pandemic. If such absenteeism increases, the Corporation may not be able, including through replacement and temporary staff, to continue to operate in some or all locations.

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  Regulatory Backlog.  Regulatory authorities, including those that oversee the cannabis industry on the state level, are heavily occupied with their response to the pandemic. These regulators as well as other executive and legislative bodies in the states in which we operate may not be able to provide the level of support and attention to day-to-day regulatory functions as well as to needed regulatory development and reform that they would otherwise have provided. Such regulatory backlog may materially hinder the development of the Corporation's business by delaying such activities as product launches, facility openings and approval of business acquisitions, thus materially impeding development of its business.

        The Corporation is actively addressing the risk to business continuity represented by each of the above factors through the implementation of a broad range of measures throughout its structure and is re-assessing its response to the COVID-19 pandemic on an ongoing basis. The above risks individually or collectively may have a material impact on the Corporation's ability to generate revenue. Implementing measures to remediate the risks identified above may materially increase our costs of doing business, reduce our margins and potentially result in losses. While the Corporation is not currently in financial distress, if the Corporation's financial situation materially deteriorates as a result of the impact of the pandemic, the Corporation could eventually be unable to meet its obligations to third parties, including observing financial covenants under the Term Loan Facility, which in turn could lead to insolvency and bankruptcy of the Corporation.

Risks Related to the Business Structure of the Corporation

Holding Company Structure

        Curaleaf Holdings, Inc. is a holding company as all of its assets are the capital stock of its subsidiaries in each of the markets the Corporation operates in and/or holds licenses in the adult-use and/or medicinal cannabis marketplace in Arizona, Arkansas, California, Colorado, Connecticut, Florida, Illinois, Kentucky, Maine, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, New York, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Utah and Vermont; and has no material assets other than: (a) cash on hand; and (b) ownership of its subsidiaries, stakes in joint ventures and minority interests in certain operating companies. As a result, investors in the Corporation are subject to the risks attributable to its subsidiaries. As a holding company, the Corporation conducts substantially all of its business through its subsidiaries, which generate substantially all of its revenues. Consequently, the Corporation's cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Corporation. To the extent that the Corporation requires funds, and its subsidiaries and such other entities are restricted from making such distributions by applicable law, regulation or contract, or are otherwise unable to provide such funds, it could materially adversely affect the Corporation's liquidity and financial condition, as well as its ability to make distributions to its shareholders. In the event of a bankruptcy, liquidation or reorganization of any of the Corporation's material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Corporation.

Failure to Complete Acquisitions

        The Corporation currently expects to complete certain transactions in the future. These acquisitions are subject to a number of customary closing conditions including in certain instances, regulatory approval and may not close for a variety of reasons including if the closing conditions are not satisfied or waived, some of which may not be within the control of the Corporation. In addition, even if these transactions were to be completed, they may not close on terms or within the timing currently expected. If one or more of these transactions do not close or are completed pursuant to terms or timelines different than expected, it could have an adverse effect on the Corporation's future capital plans and require the Corporation to reallocate funds.

Future Acquisitions or Dispositions

        Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Corporation's ongoing business; (ii) distraction of management; (iii) the Corporation may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; and (v) loss or reduction of control over certain of the Corporation's assets. Additionally, the Corporation may issue additional Subordinate Voting Shares in material amounts which would dilute the current Shareholders' holdings in the Corporation or indirect holdings in the Corporation.

        The presence of one or more material liabilities of an acquired company that are unknown to the Corporation at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Corporation. A strategic transaction may result in a significant change in the nature of the Corporation's business, operations and strategy. In addition, the Corporation may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into the Corporation's operations.

Acquisition Integration and Management of Growth

        The Corporation may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of the Corporation to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the Corporation to deal with this growth may have a material adverse effect on the Corporation's business, financial condition, results of operations or prospects.

        Achievement of the benefits of acquisitions depends in part on successfully consolidating functions, integrating and leveraging operations, procedures and personnel in a timely and efficient manner, as well as the Corporation's ability to share knowledge and realize revenues, synergies and other growth opportunities from combining acquired businesses and operations with those of the Corporation. Failure by the Corporation to effectively integrate acquisitions could lead to a failure to realize anticipated benefits of one or more acquisitions. The integration of any acquired business into the Corporation includes the combination of systems and personnel. The successful integration of an acquired business is subject to the risk that personnel and professionals from the acquired business and the Corporation may not be able to work together successfully, which could affect the Corporation's operations. In particular, the Corporation may seek to require as a condition of its acquisitions that key personnel and professionals enter into employment agreements for specified post-acquisition periods and/or non-competition undertakings, however there are risks that such commitments will not be fulfilled or that the personnel and professionals subject to same or other personnel and professionals will not be successfully integrated as productive contributors to the Corporation's business. Integration requires the dedication of substantial management effort, time and resources, which may divert Management's focus and resources from other strategic opportunities and from operational matters during the process. The acquisition integration process may also result in the disruption of ongoing business, customer, employee and other relationships that may adversely affect the Corporation's ability to achieve the anticipated benefits of a given acquisition, including the ability to realize the anticipated synergies from combining the acquired business into the Corporation. In particular, major clients of the acquired businesses may not be retained following the acquisition of such businesses There is no assurance that the Corporation will be able to successfully integrate past acquisitions. Each year, the Corporation incurs acquisition-related integration costs which may be material. In addition, the overall integration may result in unanticipated operational problems, including the Corporation's own operational, financial and management systems which may be incompatible with or inadequate to effectively integrate and manage the acquired businesses.

        Management believes that growth through acquisitions can provide certain benefits to the Corporation. A variety of factors may also adversely affect the anticipated benefits of an acquisition or prevent these from materializing or occurring within the time periods anticipated by the Corporation. In connection with acquisitions made by the Corporation, there may also be liabilities and contingencies that the Corporation failed to discover or was unable to quantify in the due diligence conducted prior to closing of an acquisition and which could have a material adverse effect on the Corporation's business, financial condition or future prospects.

Unproven Business Strategy

        While the Corporation has existing operations and is generating revenues, it plans to significantly expand its operations and staff to meet the requirements of its business initiatives. The commercial response to the product offerings is still uncertain, and although the Corporation believes that its strategy incorporates advantages compared to other medical cannabis business models, if patients or consumers do not respond favorably to the Corporation's products or if they take longer to develop its products or establish its customer base or it proves to be more costly than currently anticipated to develop its businesses, revenues may be adversely affected.

Service Providers

        As a result of any adverse change to the approach in enforcement of U.S. cannabis laws, adverse regulatory or political change, additional scrutiny by regulatory authorities, adverse change in public perception in respect of the consumption of marijuana or otherwise, third party service providers to the Corporation could suspend or withdraw their services, which may have a material adverse effect on the Corporation's business, revenues, operating results, financial condition or prospects.

Enforceability of Contracts

        It is a fundamental principle of law that a contract will not be enforced if it involves a violation of law or public policy. Because cannabis remains illegal at a federal level, judges may refuse to enforce contracts in connection with activities that violate federal law, even if there is no violation of State law. There remains doubt and uncertainty that the Corporation will be able to legally enforce contracts it enters into if necessary. The Corporation cannot be assured that it will have a remedy for breach of contract, the lack of which may have a material adverse effect on the Corporation's business, revenues, operating results, financial condition or prospects.

Negative Cash Flow from Operating Activities

        During the twelve months ended December 31, 2019, the Corporation sustained net losses from operations and had negative cash flow from operating activities of approximately $38.32 million. However, during the six months ended June 30, 2020, the Corporation had positive cash flow from operating activities of approximately $21.81 million. Although the Corporation expects to continue generating positive cash flows in future periods, due to the rapid growth in the Corporation and its continued expansion, the Corporation cannot guarantee that it will have a positive cash flow status in the future and may incur significant losses in the future. In addition, the Corporation expects to continue to increase operating expenses as it implements initiatives to continue to grow its business. If the Corporation's revenues do not increase to offset its costs and operating expenses or if the Corporation is unable to raise financing to fund capital or operating expenditures or acquisitions, it could limit its growth and may have a material adverse effect upon the Corporation's business, financial condition, cash flows, results of operations or prospects. To the extent the Corporation has negative cash flow from operating activities in any future periods, certain of the proceeds from an offering of Securities by the Corporation may be used to fund such negative cash flow from operating activities.

Reliance on Management

        The success of the Corporation is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements or management agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on the Corporation's business, operating results, financial condition or prospects.

Competition

        The cannabis industry remains quite nascent, and so what the landscape will be in the future remains largely unknown, which in itself is a risk. Potential competitors, which in the future may include pharmaceutical companies, are also larger and better capitalized than the Corporation, may have longer operating histories and have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources. The market for the products that the Corporation offers or intends to offer is competitive. The competition will most likely increase as more U.S. States permit the use of medicinal cannabis and new industry participants emerge. Increased competition may hinder the Corporation's ability to successfully market its products and services. The Corporation may not have the resources, expertise or other competitive requirements to compete successfully in the future.

Risks Inherent in an Agricultural Business

        The Corporation's business involves the cultivation of the cannabis plant. The cultivation of this plant is subject to agricultural risks related to insects, plant diseases, unstable growing conditions, water and electricity availability and cost, and force majeure events. Although the Corporation cultivates its cannabis plants in indoor, climate-controlled rooms staffed by trained personnel and in the future plans to cultivate cannabis plants in greenhouses, there can be no assurance that agricultural risks will not have a material adverse effect on the cultivation of its cannabis. The Corporation may in the future cultivate cannabis plants outdoors, which would also subject it to related agricultural risks.

Unfavorable Publicity or Consumer Perception

        The Corporation believes the adult-use and medical marijuana industries are highly dependent upon consumer perception regarding the safety, efficacy and quality of the marijuana produced. In particular, the Corporation's financial performance in each State will depend on whether patients and physicians view its products as effective and safe for use. Under the laws of the States in which the Corporation and its affiliates operate, the participation of physicians and health care providers in the certification process is voluntary and therefore depends on a number of variables, including: medical professionals' views as to the use of medical cannabis to treat qualifying conditions; the risks and benefits to individual patients or patient groups; the policies of particular medical practices; and patient demand. If physicians and other medical professionals do not certify patients where certification is required under State law, the Corporation's business, financial position and results of operations may be negatively affected.

        Public perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of marijuana products. There can be no assurance that future scientific research or findings, regulatory investigations, litigation, media attention or other publicity will be favorable to the marijuana market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory investigations, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or other publicity could have a material adverse effect on the demand for adult-use or medical marijuana and on the business, results of operations, financial condition, cash flows or prospects of the Corporation.

        Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have such a material adverse effect. There is no assurance that such adverse publicity reports or other media attention will not arise. A negative shift in the public's perception of cannabis, including vaping or other forms of cannabis administration in the U.S. or any other applicable jurisdiction could cause State jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, thereby limiting the number of new State jurisdictions into which the Corporation could expand. Any inability to fully implement the Corporation's expansion strategy and may have a material adverse effect on the Corporation's business, results of operations or prospects.

Product Liability

        As a manufacturer and distributor of products designed to be ingested by humans, the Corporation faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of marijuana involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of marijuana alone or in combination with other medications or substances could occur. As a manufacturer, distributor and retailer of adult-use and medical marijuana, or in its role as an investor in or service provider to an entity that is a manufacturer, distributor and/or retailer of adult-use or medical marijuana, the Corporation may be subject to various product liability claims, including, among others, that the marijuana product caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

        A product liability claim or regulatory action against the Corporation could result in increased costs, could adversely affect the Corporation's reputation with its clients and consumers generally, and could have a material adverse effect on the business, results of operations, financial condition or prospects of the Corporation. There can be no assurances that the Corporation will be able to maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to maintain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Corporation's potential products or otherwise have a material adverse effect on the business, results of operations, financial condition or prospects of the Corporation.

Product Recalls

        Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. Such recalls cause unexpected expenses of the recall and any legal proceedings that might arise in connection with the recall. This can cause loss of a significant amount of sales. In addition, a product recall may require significant management attention. Although the Corporation has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Corporation's products were subject to recall, the image of that product and the Corporation could be harmed. Additionally, product recalls can lead to increased scrutiny of operations by applicable regulatory agencies, requiring further management attention and potential legal fees and other expenses.

Results of Future Clinical Research

        Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC) and future research and clinical trials may discredit the medical benefits, viability, safety, efficacy, and social acceptance of cannabis or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, prospective purchasers of the Corporation's securities should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this Prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for the Corporation's products with the potential to lead to a material adverse effect on the Corporation's business, financial condition, results of operations or prospects.

Difficulty Attracting and Retaining Personnel

        The Corporation's success depends to a significant degree upon its ability to attract, retain and motivate highly skilled and qualified personnel. Failure to attract and retain necessary technical personnel, sales and marketing personnel and skilled management could adversely affect the Corporation's business. If the Corporation fails to attract, train and retain sufficient numbers of these highly qualified people, its prospects, business, financial condition and results of operations will be materially and adversely affected.

Dependence on Suppliers

        The ability of the Corporation to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to equipment, parts and components. No assurances can be given that the Corporation will be successful in maintaining its required supply of equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by the Corporation's capital expenditure plans may be significantly greater than anticipated by the Corporation's management, and may be greater than funds available to the Corporation, in which circumstance the Corporation may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on the business, financial condition, results of operations or prospects of the Corporation.

        We are monitoring the outbreak of the COVID-19 coronavirus. Should the outbreak become more widespread, it could disrupt the businesses of our industry partners and third party suppliers, which, in turn, could impact our ability to procure equipment and raw materials from them and thereby negatively impact the business, financial condition, results of operations or prospects of Curaleaf.

Reliance on Inputs

        The marijuana business is dependent on a number of key inputs and their related costs including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the Corporation. In addition, any restrictions on the ability to secure required supplies or utility services or to do so on commercially acceptable terms could have a materially adverse impact on the business, financial condition and operating results. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the Corporation might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Corporation in the future. Any inability to secure required supplies and services or to do so on appropriate terms and/or agreeable terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Corporation.

Limited Market Data and Difficulty to Forecast

        As a result of recent and ongoing regulatory and policy changes in the medical and adult-use marijuana industry, the market data available is limited and unreliable. Federal and State laws prevent widespread participation and hinder market research. Therefore, the Corporation must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. Market research and projections by the Corporation of estimated total retail sales, demographics, demand, and similar consumer research are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of the Corporation's management team as at the date they are made. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of the Corporation.

Intellectual Property Risks

        The Corporation's ability to compete in the future partly depends on the superiority, uniqueness and value of its intellectual property and technology, including both internally developed technology and technology licensed from third parties. To the extent the Corporation is able to do so, in order to protect its proprietary rights, the Corporation will rely on a combination of trademark, copyright and trade secret laws, confidentiality agreements with its employees and third parties, and protective contractual provisions which may prove insufficient to protect the Corporation's proprietary rights.

        Third parties may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to the Corporation's proprietary information and adopt it in a competitive manner. Any loss of intellectual property protection may have a material adverse effect on the Corporation's business, results of operations or prospects.

        As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance pursuant to the CSA, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to the Corporation. As a result, the Corporation's intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third-parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, the Corporation can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, State or local level. While many States do offer the ability to protect trademarks independent of the federal government, patent protection is wholly unavailable on a State level, and State-registered trademarks provide a lower degree of protection than would federally-registered marks.

Constraints on Marketing Products

        The development of the Corporation's business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the U.S. limits companies' abilities to compete for market share in a manner similar to other industries. If the Corporation is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Corporation's sales and results of operations could be adversely affected.

Fraudulent or Illegal Activity by Employees, Contractors and Consultants

        The Corporation is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Corporation that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It may not always be possible for the Corporation to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Corporation to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Corporation from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against Corporation, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on the Corporation's business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of the Corporation's operations, any of which could have a material adverse effect on the Corporation's business, financial condition, results of operations or prospects.

Information Technology Systems and Cyber-Attacks

        The Corporation's operations depend, in part, on how well it and its suppliers protect networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Corporation's operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, information technology systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses.

        In addition, the Corporation collects and stores personal information about its patients and is responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly patient lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on the Corporation's business, financial condition and results of operations.

        The Corporation has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Corporation will not incur such losses in the future. The Corporation's risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Corporation may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Security Breaches

        Given the nature of the Corporation's products and its lack of legal availability outside of channels approved by the government of the U.S., as well as the concentration of inventory in its facilities, there remains a risk of shrinkage as well as theft. If there was a breach in security systems and the Corporation becomes victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivation and processing equipment or if there was a failure of information systems or a component of information systems, it could, depending on the nature of any such breach or failure, adversely impact the Corporation's reputation, business continuity and results of operations. A security breach at one of the Corporation's facilities could expose the Corporation to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential patients from choosing the Corporation's products.

Reliance on Management Services Agreements with Subsidiaries and Affiliates

        The Corporation's subsidiaries and other affiliates engage in the medicinal cannabis business through management services agreements entered into with State-licensed entities. Under such agreements, its subsidiaries and affiliates perform a number of services, including cultivation, growing and handling of marijuana plants, trimming, curing and packaging of dry flower, patient advisory, lab and scientific research services, consultation on regulatory issues and a variety of management functions. In exchange for providing these services, the Corporation's subsidiaries and affiliates receive management fees which are a key source of revenue. Payment of such fees is dependent on the continuing validity and enforceability of the relevant management services agreements. If such agreements are found to be invalid or unenforceable, or are terminated by the counter-party, this could have a material adverse effect on the business, prospects, financial condition, and operating results.

Website Accessibility

        Internet websites are visible by people everywhere, not just in jurisdictions where the activities described therein are considered legal. As a result, to the extent the Corporation sells services or products via web-based links targeting only jurisdictions in which such sales or services are compliant with State law, the Corporation may face legal action in other jurisdictions which are not the intended object of any of the Corporation's marketing efforts for engaging in any web-based activity that results in sales into such jurisdictions deemed illegal under applicable laws.

High Bonding and Insurance Coverage

        There is a risk that a greater number of State regulatory agencies will begin requiring entities engaged in certain aspects of the business or industry of legal marijuana to post a bond or significant fees when applying, for example, for a dispensary license or renewal as a guarantee of payment of sales and franchise tax. The Corporation is not able to quantify at this time the potential scope for such bonds or fees in the States in which it currently or may in the future operate. Any bonds or fees of material amounts could have a negative impact on the ultimate success of the Corporation's business.

        The Corporation's business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

        Although the Corporation maintains insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance does not cover all the potential risks associated with its operations. The Corporation may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in the operations of the Corporation is not generally available on acceptable terms. The Corporation might also become subject to liability for pollution or other hazards which may not be insured against or which the Corporation may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Corporation to incur significant costs that could have a material adverse effect upon its business, results of operations, financial condition or prospects.

Past Performance Not Indicative of Future Results

        The prior investment and operational performance of the Corporation is not indicative of the future operating results of the Corporation. There can be no assurance that the historical operating results achieved by the Corporation or its affiliates will be achieved by the Corporation, and the Corporation's performance may be materially different.

Financial Projections May Prove Materially Inaccurate or Incorrect

        The Corporation's financial estimates, projections and other forward-looking information or statements included in this Prospectus are based on assumptions of future events that may or may not occur, which assumptions may not be disclosed in this Prospectus. Shareholders should inquire of the Corporation and become familiar with the assumptions underlying any estimates, projections or other forward-looking information or statements. Projections are inherently subject to varying degrees of uncertainty and their achievability depends on the timing and probability of a complex series of future events. There is no assurance that the assumptions upon which these projections are based will be realized. Actual results may differ materially from projected results for a number of reasons including increases in operation expenses, changes or shifts in regulatory rules, undiscovered and unanticipated adverse industry and economic conditions, and unanticipated competition. Accordingly, the Shareholders should not rely on any projections to indicate the actual results the Corporation might achieve.

Business Interruption Risks

        The Corporation may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to COVID-19. An outbreak of infectious disease, a pandemic or a similar public health threat, such as the recent outbreak of the novel coronavirus known as COVID-19, or a fear of any of the foregoing, could adversely impact the Corporation by causing operating, manufacturing supply chain, and project development delays and disruptions, labour shortages, travel and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Corporation may be affected if such an epidemic persists for an extended period of time. The Corporation may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results and financial condition.

Unionization of Employees at the Corporation's Facilities

        Employees in our New York facilities are unionized. If additional employees at our dispensaries or processing or cultivation facilities were to unionize, our relationship with our employees could be adversely affected. We would also face an increased risk of work stoppages and higher labor costs wherever labor is organized. Accordingly, unionization of our employees could have a material adverse impact on our operating costs and financial condition and could force us to raise prices on our products or curtail operations.

Natural Disasters and Terrorism Risk

        The occurrence of one or more natural disasters, such as hurricanes and earthquakes, unusually adverse weather, pandemic outbreaks, including the COVID-19 pandemic, boycotts and geo-political events, such as civil unrest, riots, war and acts of terrorism, or similar disruptions could materially adversely affect the Corporation's business, results of operations or financial condition. These events could result in physical damage to one or more of the Corporation's properties, increases in energy prices, temporary or permanent closure of one or more of the Corporation's facilities, labour shortages, temporary or long-term disruption in the supply of raw materials and other inputs, disruption in the Corporation's distribution network or disruption to the Corporation's information systems, any of which could have a material adverse effect on the Corporation's business, operating results and financial condition.

Financing Risks

Additional Financing

        The continued development of the Corporation will require additional financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions. There is no guarantee that the Corporation will be able to achieve its business objectives. The Corporation intends to fund its business objectives by way of additional offerings of equity and/or debt financing. The failure to raise or procure such additional funds could result in the delay or indefinite postponement of current business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Corporation. If additional funds are raised by offering equity securities or convertible debt, existing shareholders could suffer significant dilution. Any debt financing secured in the future could involve the granting of security against assets of the Corporation and also contain restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Corporation to obtain additional capital and to pursue business opportunities, including potential acquisitions. The Corporation inability to raise financing through traditional banking to fund on-going operations, capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon the Corporation's business, results of operations, financial condition or prospects.

        If additional funds are raised through further issuances of equity or convertible debt securities, existing Shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to existing holders of Subordinate Voting Shares.

Restricted Access to Banking

        In February 2014, the FinCEN bureau of the U.S. Treasury Department issued guidance (which is not law) with respect to financial institutions providing banking services to cannabis businesses, including burdensome due diligence expectations and reporting requirements. The FinCEN Guidance remains effective to this day, in spite of the fact that the 2014 Cole Memorandum was rescinded and replaced by the Sessions Memorandum. The FinCEN Guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators, though. Thus, most banks and other financial institutions in the U.S. do not appear to be comfortable providing banking services to cannabis-related businesses, or relying on this guidance, which can be amended or revoked at any time by the Trump administration. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Corporation may have limited or no access to banking or other financial services in the U.S. The inability or limitation in the Corporation's ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Corporation to operate and conduct its business as planned or to operate efficiently.

        On September 26, 2019, the U.S. House of Representatives passed the SAFE Banking Act, which aims to provide safe harbor and guidance to financial institutions that work with legal U.S. cannabis businesses. The SAFE Banking Act is currently being reviewed by the U.S. Senate Banking Committee. While the Senate is contemplating the SAFE Banking Act, the passage of which would permit commercial banks to offer services to cannabis companies that are in compliance with state law, if Congress fails to pass the SAFE Banking Act, the Corporation's inability, or limitations on the Corporation's ability, to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Corporation to operate and conduct its business as planned or to operate efficiently.

Risks Related to the Term Loan Facility

        The Term Loan Facility requires the Corporation to satisfy certain negative covenants, including restrictions on its ability to pay dividends, to conduct transactions with affiliates, to modify any organizational documents, to invest in non-wholly owned entities and to incur subordinated and non-subordinated debt and certain covenant tests. Further, the Term Loan Facility imposes certain financial covenants, including minimum annual cash earnings and maintenance of unrestricted cash and cash equivalents. In addition, the Term Loan Facility is subject to potential mandatory quarterly amortization, the amount of which, if any, is determined by a quarterly leverage ratio test. The Term Loan Facility is non-callable in the first two years and from year 2 to 3 is payable at par +1/2 coupon, from year 3 to 3 1/2 at par +1/4 coupon and at par from year 3 1/2 to maturity. The covenants and restrictions under the Term Loan Facility may prevent the Corporation from taking actions that it believes would be in the best interest of its business and may make it difficult for it to execute its business strategy successfully or effectively compete with businesses that are not subject to the same restrictions. The Corporation's ability to comply with these covenants may be affected by economic, financial and industry conditions beyond its control, including credit or capital market disruptions. The breach of any of the covenants contained in the Term Loan Facility could result in a default that would permit the lenders under the Term Loan Facility to declare all amounts outstanding to be due and payable, together with accrued and unpaid interest. There is no assurance that the Corporation will be able to secure additional financing to repay the Term Loan Facility should cash flows from operations be insufficient to repay the indebtedness, whether it is in default or not. If the Corporation is unable to repay the indebtedness, the lenders could proceed against the collateral securing the indebtedness. This could have serious consequences to the Corporation's financial position and results of operations and could cause it to become bankrupt or insolvent. See "Recent Developments—Senior Secured Financing" for more information on the Term Loan Facility.

Risks of Leverage

        Although the Corporation will seek to use leverage in connection with its investments in a manner it believes is prudent, such leverage will increase the exposure of an investment to adverse economic factors such as downturns in the economy or deterioration in the condition of the investment. If the Corporation defaults on unsecured indebtedness, the terms of the loan may require the Corporation to repay the principal amount of the loan and any interest accrued thereon in addition to heavy penalties that may be imposed. Because the Corporation may engage in financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, the Corporation could lose its interest in performing investments in the event such investments are cross-collateralized with poorly performing or nonperforming investments.

        In addition to leveraging the Corporation investments, the Corporation may borrow funds in its own name for various purposes, and may withhold or apply from distributions amounts necessary to repay such borrowings. The interest expense and such other costs incurred in connection with such borrowings may not be recovered by income from investments purchased by the Corporation. If investments fail to cover the cost of such borrowings, the value of the investments held by the Corporation would decrease faster than if there had been no such borrowings. Additionally, if the investments fail to perform to expectation, the interests of investors in the Corporation could be subordinated to such leverage, which will compound any such adverse consequences.

Risks Related to the Cannabis Business

Cannabis Continues to be a Controlled Substance under the United States Federal Controlled Substances Act

        The Corporation is engaged directly and indirectly in the medical and adult-use cannabis industry in the U.S. where only state law permits such activities. Investors are cautioned that in the U.S., cannabis is largely regulated at the State level. To the Corporation's knowledge, cannabis has been legalized in some form in 37 States and Washington, D.C., Puerto Rico and Guam as at the date hereof. Additional States have pending legislation regarding the same. Notwithstanding the permissive regulatory environment of cannabis at the State level, cannabis continues to be categorized as a controlled substance under the CSA and as such, cultivation, distribution, sale and possession of cannabis violates federal law in the U.S. Unless and until Congress amends the CSA with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law.

        The DOJ, under the current administration, could allege that the Corporation has "aided and abetted" in violations of federal law by providing financing and services to its portfolio cannabis companies. Under these circumstances, the federal prosecutor could seek to seize the assets of the Corporation, and to recover the "illicit profits" previously distributed to shareholders resulting from any of the foregoing financing or services. In these circumstances, the Corporation's operations would cease, shareholders may lose their entire investment and directors, officers and/or shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

        Notwithstanding the foregoing, as part of the Congressional omnibus-spending bill, Congress renewed, through September 30, 2020, the Rohrabacher-Farr Amendment, which prohibits the DOJ from expending any funds for the prosecution of medical cannabis businesses operating in compliance with State and local laws. At such time, it may or may not be included in the omnibus appropriations package or a continuing budget resolution once the current continuing resolution expires. Should the Rohrabacher-Farr Amendment not be renewed upon expiration in subsequent spending bills, there can be no assurance that the federal government will not seek to prosecute cases involving medical cannabis businesses that are otherwise compliant with State law. Such potential proceedings could involve significant restrictions being imposed upon the Corporation or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Corporation's business, revenues, operating results and financial condition as well as the Corporation's reputation, even if such proceedings were concluded successfully in favor of the Corporation.

        Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on the Corporation, including its reputation and ability to conduct business, its holding (directly or indirectly) of medical and adult-use cannabis licenses in the U.S., the listing of its securities on the CSE, its financial position, operating results, profitability or liquidity or the market price of its publicly traded shares. In addition, it is difficult for the Corporation to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

        See "United States Regulatory Environment—Federal Regulatory Environment".

Change in Enforcement of Cannabis Laws

        As a result of the conflicting views between state legislatures and the federal government regarding cannabis, investments in cannabis businesses in the U.S. are subject to inconsistent legislation and regulation. The response to this inconsistency was addressed in the Cole Memorandum acknowledging that notwithstanding the designation of cannabis as a controlled substance at the federal level in the U.S., several states have enacted laws relating to cannabis for medical purposes.

        The Cole Memorandum outlined certain enforcement priorities for the DOJ relating to the prosecution of cannabis offenses. In particular, the Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. Notably, however, the DOJ did not provide specific guidelines for what regulatory and enforcement systems it deemed sufficient under the Cole Memorandum standard.

        In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis. states where cannabis had been legalized were not characterized as a high priority. In March 2017, then newly appointed Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the Cole Memorandum had merit. However, he disagreed that it had been implemented effectively and, on January 4, 2018, Mr. Sessions issued the Sessions Memorandum that rescinded and superseded the Cole Memorandum effective as at such date. The Sessions Memorandum stated, in part, that current law reflects "Congress' determination that cannabis is a dangerous drug and cannabis activity is a serious crime", and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by U.S. Congress and to follow well-established principles when pursuing prosecutions related to cannabis activities. U.S. Attorney General Jeff Sessions resigned on November 7, 2018. As of his resignation, Matthew Whitaker was the acting

        U.S. Attorney General until William Barr was appointed as the U.S. Attorney General on February 14, 2019. In an April 10, 2019 Senate Appropriations Subcommittee meeting to discuss the Justice Department's budget 2020, in response to a question about his position on the proposed Strengthening the Tenth Amendment Through Entrusting States (STATES) Act, Attorney General Barr stated: "Personally, I would still favor one uniform federal rule against marijuana," "But if there is not sufficient consensus to obtain that then I think the way to go is to permit a more federal approach so states can, you know, make their own decisions within the framework of the federal law. So we're not just ignoring the enforcement of federal law." The STATES Act, if it were to pass, would allow states to determine their own approaches to marijuana. Attorney General Barr said the legislation is still being reviewed by his office but that he would "much rather... the approach taken by the STATES Act than where we currently are." It is unclear what impact this development will have on federal government enforcement policy. The inconsistency between federal and state laws and regulations is a major risk factor.

        As a result of the Sessions Memorandum, federal prosecutors may use their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws permitting such activity. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and resultantly it is uncertain how active federal prosecutors will be in relation to such activities. Furthermore, the Sessions Memorandum did not discuss the treatment of medical cannabis by federal prosecutors. Under the Rohrabacher-Farr Amendment, federal prosecutors are prohibited from expending federal funds against medical cannabis activities that are in compliance with state law. Dozens of U.S. Attorneys across the country have affirmed that their view of federal enforcement priorities has not changed. In Washington, Annette Hayes, U.S. Attorney for the Western District of Washington, released a statement affirming that her office will continue to investigate and prosecute "cases involving organized crime, violent and gun threats, and financial crimes related to marijuana" and that "enforcement efforts with our federal, state, local and tribal partners focus on those who pose the greatest safety risk to the people and communities we serve." However, in California, at least one U.S. Attorney has made comments indicating a desire to enforce the Controlled Substances Act: Adam Braverman, Interim U.S. Attorney for the Southern District of California, has been viewed as a potential "enforcement hawk" after stating that the rescission of the 2013 Cole Memorandum "returns trust and local control to federal prosecutors" to enforce the Controlled Substances Act. Additionally, Greg Scott, the Interim U.S. Attorney for the Eastern District of California, has a history of prosecuting medical cannabis activity: his office published a statement that cannabis remains illegal under federal law, and that his office would "evaluate violations of those laws in accordance with our district's federal law enforcement priorities and resources". There can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

        Such potential proceedings could involve significant restrictions being imposed upon the Corporation or third parties, while diverting the attention of key executives. Such proceedings could have an adverse effect on the Corporation's business, revenues, operating results and financial condition as well as the Corporation's reputation and prospects, even if such proceedings were concluded successfully in favor of the Corporation. In the extreme case, such proceedings could ultimately involve the prosecution of key executives of the Corporation or the seizure of its corporate assets.

        See "United States Regulatory Environment—Federal Regulatory Environment".

Renewal of Rohrabacher-Farr Amendment

        The Rohrabacher-Farr Amendment, as discussed above, prohibits the DOJ from spending funds appropriated by Congress to enforce the tenets of the CSA against the medical cannabis industry in states which have legalized such activity. This amendment has historically been passed as an amendment to omnibus appropriations bills, which by their nature expire at the end of a fiscal year or other defined term. The Rohrabacher-Farr Amendment will remain in effect until September 30, 2020. At such time, it may or may not be included in the omnibus appropriations package or a continuing budget resolution, and its inclusion or non-inclusion, as applicable, is subject to political changes.

Civil Asset Forfeiture

        Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry, such as the Corporation, which is either used in the course of conducting such business, or is the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

Laws and Regulations Affecting the Cannabis Industry are Constantly Changing

        The constant evolution of laws and regulations affecting the cannabis industry could detrimentally affect the Corporation. The current and proposed operations of the Subsidiaries are subject to a variety of local, state and federal medical cannabis laws and regulations relating to the manufacture, management, transportation, storage and disposal of cannabis, as well as laws and regulations relating to consumable products health and safety, the conduct of operations and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations, which could require the Corporation to incur substantial costs associated with compliance or alter certain aspects of their business plans. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of the business plans of the Corporation and result in a material adverse effect on certain aspects of their planned operations. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Corporation's profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the FDA, SEC, the DOJ, the Financial Industry Regulatory Advisory or other federal or applicable state or nongovernmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or adult use purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the industry may adversely affect the business and operations of the Corporation, including without limitation, the costs to remain compliant with applicable laws and the impairment of its business or the ability to raise additional capital. In addition, the Corporation will not be able to predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to its business.

Market for Cannabis Could Decline due to Regulatory Changes

        There can be no assurance that the number of States that allow the use or medicinal cannabis will increase. Furthermore, there can be no assurance that the existing States, districts and territories that permit the use of medicinal cannabis will not reverse their position. If either of these things happens at any future time, then growth of the Corporation's business may be materially impacted. The Corporation may not be able to achieve targeted revenue levels and may experience declining revenue as the potential market for its products and services diminishes.

General Regulatory and Legal Risks

Litigation

        The Corporation may become threatened by a party, or otherwise become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Corporation becomes involved be determined against the Corporation, such a decision could adversely affect the Corporation 's ability to continue operating and the market price for the Subordinate Voting Shares. Even if the Corporation is involved in litigation and is successful, such litigation could redirect significant company resources.

Anti-Money Laundering Laws and Regulations

        The Corporation is subject to a variety of laws and regulations domestically and in the U.S. that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), Sections 1956 and 1957 of U.S.C. Title 18 (the Money Laundering Control Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. and Canada. Further, under U.S. federal law, banks and other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

        In the event that any of the Corporation's operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the U.S. were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize the ability of the Corporation to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada. Furthermore, while there are no current intentions to declare or pay dividends on the Subordinate Voting Shares in the foreseeable future, in the event that a determination was made that the Corporation's proceeds from operations (or any future operations or investments in the U.S.) could reasonably be shown to constitute proceeds of crime, the Corporation may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

Lack of Access to U.S. Bankruptcy Protections

        Because the use of cannabis is illegal under federal law, many courts have denied cannabis businesses bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If the Corporation were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to the Corporation's U.S. operations, which would have a material adverse effect on the Corporation, its lenders and other stakeholders.

Heightened Scrutiny by Regulatory Authorities

        For the reasons set forth above, the Corporation's existing operations in the U.S., and any future operations or investments of the Corporation, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, the Corporation may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Corporation's ability to operate or invest in any other jurisdictions, in addition to those described herein.

        Further to the indication by CDS Clearing and Depository Services Inc. ("CDS"), Canada's central securities depository, clearing and settling trades in the Canadian equity, fixed income and money markets that it would refuse to settle trades for cannabis issuers that have investments in the U.S., the TMX Group, the owner and operator of CDS, subsequently issued a statement on August 17, 2017 reaffirming that there is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the U.S., despite media reports to the contrary and that the TMX Group was working with regulators to arrive at a solution that will clarify this matter, which would be communicated at a later time.

        On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group announced the signing of a Memorandum of Understanding ("MOU") with The Aequitas NEO Exchange Inc., the CSE, the Toronto Stock Exchange, and the TSX Venture Exchange. The MOU outlines the parties' understanding of Canada's regulatory framework applicable to the rules, procedures, and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the U.S. The MOU confirms, with respect to the clearing of listed securities, that CDS relies on the exchanges to review the conduct of listed issuers. As a result, there is currently no CDS ban on the clearing of securities of issuers with cannabis-related activities in the U.S. However, there can be no guarantee that this approach to regulation will continue in the future. If such a ban were to be implemented at a time when the Subordinate Voting Shares are listed on a stock exchange, it would have a material adverse effect on the ability of holders of Subordinate Voting Shares to make and settle trades. In particular, the Subordinate Voting Shares would become highly illiquid as until an alternative was implemented, investors would have no ability to effect a trade of securities through the facilities of the applicable stock exchange. Curaleaf has obtained eligibility with DTC for its Subordinate Voting Shares quotation on the OTCQX and such eligibility provides another possible avenue to clear the Subordinate Voting Shares in the event of a CDS ban. Revocation of DTC eligibility or implementation by DTC of a ban on the clearing of securities of issuers with cannabis-related activities in the United States would similarly have a material adverse effect on the ability of holders of the Subordinate Voting Shares to make and settle trades.

Risk of Legal, Regulatory or Political Change

        The success of the business strategy of the Corporation depends on the legality of the marijuana industry. The political environment surrounding the marijuana industry in general can be volatile and the regulatory framework remains in flux. To the Corporation's knowledge, some form of cannabis has been legalized in 37 States and Washington, D.C., Puerto Rico and Guam as of March 2020; however, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting the Corporation's business, results of operations, financial condition or prospects.

        Delays in enactment of new State or federal regulations could restrict the ability of the Corporation to reach strategic growth targets. The growth strategy of the Corporation is contingent upon certain federal and State regulations being enacted to facilitate the legalization of medical and adult-use marijuana. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, the growth targets of the Corporation, and thus, the effect on the return of investor capital, could be detrimental. The Corporation is unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect its business and growth.

        Further, there is no guarantee that State laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of State laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in States where the sale and use of cannabis is currently legal, or if existing applicable State laws are repealed or curtailed, the Corporation's business, results of operations, financial condition and prospects would be materially adversely affected. t is also important to note that local and city ordinances may strictly limit and/or restrict disbursement of marijuana in a manner that will make it extremely difficult or impossible to transact business in that jurisdiction, which may adversely affect the Corporation's continued operations. Federal actions against individuals or entities engaged in the marijuana industry or a repeal of applicable marijuana legislation could adversely affect the Corporation and its business, results of operations, financial condition and prospects.

        The Corporation is also aware that multiple States are considering special taxes or fees on businesses in the marijuana industry. It is a potential yet unknown risk at this time that other States are in the process of reviewing such additional fees and taxation. Should such special taxes or fees be adopted, this could have a material adverse effect upon the Corporation's business, results of operations, financial condition or prospects.

        The commercial medical and adult-use marijuana industry is in its infancy and the Corporation anticipates that such regulations will be subject to change as the jurisdictions in which the Corporation does business matures. The Corporation has in place a detailed compliance program headed by its VP of Compliance who oversees, maintains, and implements the compliance program and personnel. Compliance officers in each operating subsidiary are charged with knowing the local regulatory process and monitoring developments with their governing bodies. Each compliance officer regularly reports regulatory developments to the VP of Compliance or enforcement by regulators in certain States against such services arrangements through written and oral communications and is charged with the creation and implementation of plans regarding any regulatory developments. In addition to the Corporation's robust legal and compliance departments, the Corporation also has local legal/regulatory counsel engaged in every jurisdiction in which it operates. Corporation's compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Additionally, the Corporation has created comprehensive standard operating procedures that include detailed descriptions and instructions for monitoring inventory at all stages of development and distribution. The Corporation will continue to monitor compliance on an ongoing basis in accordance with its compliance program, standard operating procedures, and any changes to regulation in the marijuana industry.

        Overall, the medical and adult-use marijuana industry is subject to significant regulatory change at both the State and federal level. The inability of the Corporation to respond to the changing regulatory landscape may cause it to not be successful in capturing significant market share and could otherwise harm its business, results of operations, financial condition or prospects.

General Regulatory and Licensing Risks

        The Corporation's business is subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of marijuana, including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Achievement of the Corporation's business objectives are contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. Changes to such laws, regulations and guidelines due to matters beyond the control of the Corporation may result in a material adverse effect on the Corporation's business, financial condition, results of operations or prospects.

        The Corporation is required to obtain or renew further government permits and licenses for its current and contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process potentially involving numerous regulatory agencies, involving public hearings and costly undertakings on the Corporation's part. The duration and success of the Corporation's efforts to obtain, amend and renew permits and licenses are contingent upon many variables not within its control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority. The Corporation may not be able to obtain, amend or renew permits or licenses that are necessary to its operations or to achieve the growth of its business. Any unexpected delays or costs associated with the permitting and licensing process could impede the ongoing or proposed operations of the Corporation. To the extent necessary permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, the Corporation may be curtailed or prohibited from proceeding with its ongoing operations or planned development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on the Corporation's business, financial condition, results of operations or prospects.

        Several of the Corporation's licenses are subject to renewal on an annual or periodic basis; however, they are generally renewed, as a matter of course, if the license holder continues to operate in compliance with applicable legislation and regulations and without any material change to its operations.

        While the Corporation's compliance controls have been developed to mitigate the risk of any material violations of any license it holds arising, there is no assurance that the Corporation's licenses will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses held by the Corporation could impede the ongoing or planned operations of the Corporation and have a material adverse effect on the Corporation's business, financial condition, results of operations or prospects.

        The Corporation may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm the Corporation's reputation, require the Corporation to take, or refrain from taking, actions that could harm its operations or require Corporation to pay substantial amounts of money, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management's attention and resources or have a material adverse impact on the Corporation's business, financial condition, results of operations or prospects.

Limitations on Ownership of Licenses

        In certain States, the cannabis laws and regulations limit, not only the number of cannabis licenses issued, but also the number of cannabis licenses that one person may own. For example, in Massachusetts, no person may have an ownership interest, or control over, more than three license holders in any category—cultivation, processing, adult use dispensing or medical dispensing. In Maryland, the Department of Health has taken the position that the law prevents having a material ownership interest in more than four license holders in any one of these three categories. In New Jersey, there are restrictions on overlapping ownership of license holders. In Florida, there are also limitations on owning more than one of the vertically integrated medical cannabis licenses offered in that state. The Corporation believes that, where such restrictions apply, it may still capture significant share of revenue in the market through wholesale sales, exclusive marketing relations, provision of management or support services, franchising and similar arrangement with other operators in compliance with state law. Nevertheless, such limitations on the acquisition of ownership of additional licenses within certain States or enforcement by regulators in certain States against such services arrangements may limit the Corporation's ability to grow organically or to increase its market share in such States.

Regulatory Action and Approvals from the Food and Drug Administration

        The Corporation's cannabis-based products are supplied to patients diagnosed with certain medical conditions. However, the Corporation's cannabis-based products are not approved by the FDA as "drugs" or for the diagnosis, cure, mitigation, treatment, or prevention of any disease. Accordingly, the FDA may regard any promotion of the cannabis-based products as the promotion of an unapproved drug in violation of the Food, Drug and Cosmetic Act ("FDCA"). Cannabidiol, a compound referred to as CBD is one of the non-psychotropic cannabinoids in industrial hemp from the plant species Cannabis sativa L. There has been growing interest in CBD in recent years. CBD is increasingly used as an ingredient in food and beverages, as an ingredient in dietary supplements and as an ingredient in cosmetics, thereby generating new investments and creating employment in the cultivation and processing of hemp and hemp-derived products. Pharmaceutical products with CBD as an active ingredient have also been developed, including one product approved by the FDA (Epidiolex®). Foods and beverages, dietary supplements, pharmaceuticals, and cosmetics containing CBD are all subject to regulation under the FDCA. The FDA has asserted that CBD is not a lawful ingredient in foods and beverages, supplements and pharmaceuticals (unless FDA-approved), although the FDA has generally refrained from taking enforcement action against those products. CBD-containing products may also be subject to the jurisdiction of the state and local health authorities.

        In recent years, the FDA has issued letters to a number of companies selling products that contain CBD oil derived from hemp warning them that the marketing of their products violates the FDCA. FDA enforcement action against the Corporation could result in a number of negative consequences, including fines, disgorgement of profits, recalls or seizures of products, or a partial or total suspension of the Corporation's production or distribution of its products. Any such event could have a material adverse effect on the Corporation's business, prospects, financial condition, and operating results.

        On December 20, 2018, the Agricultural Improvement Act, H.R. 25, which included the language of the Hemp Farming Act of 2018, removed industrial hemp and hemp-derived products with a THC concentration of not more than 0.3 percent (dry weight basis) from Schedule I of the Controlled Substances Act. This has the effect of legalizing the cultivation of industrial hemp for commercial purposes, including the production of CBD and other cannabinoids, except for THC, subject to regulations to be developed by the U.S. Department of Agriculture.

        The Corporation sells and distributes certain products containing CBD. There is a risk that the FDA or state or local Departments of Health will seek to stop the Corporation from selling its CBD products or seek to have the claims made for those products revised.

Constraints on Marketing Products

        The development of the Corporation's business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the U.S. limits companies' abilities to compete for market share in a manner similar to other industries. If the Corporation is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Corporation's sales and results of operations could be adversely affected.

European Anti-Money Laundering Laws and Regulation

        European laws, regulations and their enforcement, particularly those pertaining to anti-money laundering, relating to making and/or holding investments in cannabis-related practices or activities are in flux and vary dramatically from jurisdiction to jurisdiction across Europe (including without limitation, the United Kingdom). The enforcement of these laws and regulations and their effect on shareholders are uncertain and involve considerable risk. In the event that any of the Corporation's operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations are found to be in violation of such laws or regulation, such transactions (including holding of shares in the Corporation) could expose any shareholder(s) in that jurisdiction to potential prosecution and/or criminal and civil sanction.

Loss of Foreign Private Issuer Status

        The Corporation is a Foreign Private Issuer as defined in Rule 405 under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and Rule 3b-4 under the U.S. Exchange Act. If, as of the last business day of the Corporation's second fiscal quarter for any year, more than 50% of the Corporation's outstanding voting securities (as determined under Rule 405 of the U.S. Securities Act) are directly or indirectly held of record by residents of the United States, the Corporation will no longer meet the definition of a Foreign Private Issuer, which may have adverse consequences on the Corporation's ability to raise capital in private placements or Canadian prospectus offerings. In addition, the loss of the Corporation's Foreign Private Issuer status may likely result in increased reporting requirements and increased audit, legal and administration costs. These increased costs may significantly affect the Corporation's business, financial condition and results of operations.

        The term "Foreign Private Issuer" is defined as any non-U.S. corporation, other than a foreign government, except any issuer meeting the following conditions:

  (a)
  more than 50 percent of the outstanding voting securities of such issuer are, directly or indirectly, held of record by residents of the United States; and

  (b)
  any one of the following:

  (i)
  the majority of the executive officers or directors are United States citizens or residents, or

  (ii)
  more than 50 percent of the assets of the issuer are located in the United States, or

  (iii)
  the business of the issuer is administered principally in the United States.

        A "holder of record" is defined by Rule 12g5-1 under the U.S. Exchange Act. Generally speaking, the holder identified on the record of security holders is considered as the record holder. In

December 2016, the SEC issued a Compliance and Disclosure Interpretation to clarify that issuers with multiple classes of voting stock carrying different voting rights may, for the purposes of calculating compliance with this threshold, examine either (i) the combined voting power of its share classes, or (ii) the number of voting securities, in each case held of record by U.S. residents. Based on this interpretation, each issued and outstanding Multiple Voting Share is counted as one voting security and each issued and outstanding Subordinate Voting Shares is counted as one voting security for the purposes of determining the 50 percent U.S. resident threshold and the Corporation is a "Foreign Private Issuer". Should the SEC's guidance and interpretation change, it is likely the Corporation will lose its Foreign Private Issuer status.

The Corporation's Status as an "Emerging Growth Company" under United States securities laws

        The Corporation is an "emerging growth company" as defined in section 3(a) of the U.S. Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Corporation will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Corporation has total annual gross revenues of $1.07 billion (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Corporation following the fifth anniversary of the date of the first sale of common equity securities of the Corporation pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Corporation has, during the previous three year period, issued more than $1 billion in non-convertible debt; and (d) the date on which the Corporation is deemed to be a "large accelerated filer", as defined in Rule 12b-2 under the U.S. Exchange Act. The Corporation will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be $700 million or more.

        For so long as the Corporation remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the JOBS Act. The Corporation takes advantage of some, but not all, of the available exemptions available to emerging growth companies. The Corporation cannot predict whether investors will find the Subordinate Voting Shares less attractive because the Corporation relies upon certain of these exemptions. If some investors find the Subordinate Voting Shares less attractive as a result, there may be a less active trading market for the Subordinate Voting Shares and the price per Subordinate Voting Share may be more volatile. On the other hand, if the Corporation no longer qualifies as an emerging growth company, the Corporation would be required to divert additional management time and attention from the Corporation's development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Corporation's business, financial condition and results of operations.

Limited Trademark Protection

        The Subsidiaries will not be able to register any U.S. federal trademarks for their cannabis products. Because producing, manufacturing, processing, possessing, distributing, selling, and using cannabis is illegal under the CSA, the United States Patent and Trademark Office will not permit the registration of any trademark that identifies cannabis products. As a result, the Subsidiaries likely will be unable to protect their cannabis product trademarks beyond the geographic areas in which they conduct business. The use of its trademarks outside the states in which they operate by one or more other persons could have a material adverse effect on the value of such trademarks.

Environmental Risks

Environmental Regulation

        The Corporation's operations are subject to environmental regulation in the various jurisdictions in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Corporation's operations.

        Government approvals and permits are currently, and may in the future, be required in connection with the Corporation's operations. To the extent such approvals are required and not obtained, the Corporation may be curtailed or prohibited from its proposed production of medical marijuana or from proceeding with the development of its operations as currently proposed.

        Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Corporation may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

        Amendments to current laws, regulations and permits governing the production of medical marijuana, or more stringent implementation thereof, could have a material adverse impact on the Corporation and cause increases in expenses, capital expenditures or production costs or reduction in levels of production or require abandonment or delays in development.

Unknown Environmental Risks

        There can be no assurance that the Corporation will not encounter hazardous conditions at the facilities where it operates its businesses, including, without limitation, its medical cannabis cultivation and dispensary facilities, such as asbestos or lead, in excess of expectations that may delay the development of its businesses. Upon encountering a hazardous condition, work at the facilities of the Corporation may be suspended. The presence of other hazardous conditions may require significant expenditure of the Corporation's resources to correct the condition. Such conditions could have a material impact on the investment returns of the Corporation.

Tax Risks

        Section 280E of the Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the CSA). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable State laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses. Further, there are several pieces of legislation being considered by the U.S. Congress that could change the interpretation of Section 280E by removing its applicability to the legalized cannabis industry. Given these facts, the impact of any such challenge cannot be reliably estimated; however, it may be significant to the financial condition and/or the overall operations of the Corporation.

        Under Section 382 of the Code, if a corporation undergoes an "ownership change," the corporation's ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. The Corporation has not completed a study to assess whether an "ownership change" has occurred or whether there have been multiple ownership changes since the Corporation became a "loss corporation" as defined in Section 382. Future changes in the Corporation's stock ownership, which may be outside of the Corporation's control, may trigger an "ownership change." In addition, future equity offerings or acquisitions that have equity as a component of the purchase price could result in an "ownership change." If an "ownership change" has occurred or does occur in the future, utilization of the net operating loss carryforwards or other tax attributes may be limited, which could potentially result in increased future tax liability to the Corporation.

PROMOTER

        No person or company has been, within the two years immediately preceding the date of this Prospectus, a promoter of the Corporation.

MATERIAL CONTRACTS

        Except for certain contracts entered into in the ordinary course business of the Corporation, the following contracts are the only contracts entered into by the Corporation on or after January 1, 2019 (or prior to January 1, 2019 if still in effect) that is material to the Corporation:

  •
  the Cura Merger Agreement (described above under Recent Developments—Recent Acquisitions—Cura Partners, Inc.);

  •
  the Grassroots Merger Agreement (described above under Recent Developments—Recent Acquisitions—Grassroots); and

  •
  the Financing Agreement, as amended pursuant to the Financing Agreement Amendment (described above under Recent Developments—Senior Secured Financing").

        Copies of the above material contracts are available on the Corporation's SEDAR profile at www.sedar.com.

LEGAL MATTERS

        Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain legal matters relating to the offering of Securities will be passed upon on behalf of the Corporation by Stikeman Elliott LLP with respect to matters of Canadian law. As at the date hereof, Stikeman Elliott LLP, and its partners and associates, beneficially own, directly or indirectly, as a group, less than 1% of any class of outstanding securities of the Corporation. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        Antares Professional Corporation, Chartered Professional Accountants ("PKF Antares") is the auditor of the Corporation and has confirmed that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations. PKF Antares have performed the audit in respect of certain financial statements incorporated by reference herein. As at the date hereof, PKF Antares and its partners and associates, beneficially own, directly or indirectly, less than 1% of any class of outstanding securities of the Corporation. The transfer agent and registrar for the Subordinate Voting Shares is Odyssey Trust Company at its principal offices in Calgary, Alberta.

EXEMPTIONS

        Pursuant to a decision of the Autorité des marchés financiers dated August 28, 2020, the Corporation was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an "at-the-market distribution". This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market distribution") be translated into French if the Corporation offers Securities to Québec purchasers in connection with an offering other than in relation to an "at-the-market distribution".

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

        Under the Business Corporations Act (British Columbia) (the "BCBCA") the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant's request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

        In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person's heirs and legal personal representatives, as set out in the BCBCA, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, in which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in such legal proceeding or investigative action, by reason of that person having been a director or officer of the Registrant.. The Articles of the Registrant provide that the Registrant must, after the final disposition of such legal proceeding or investigative action, pay the costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of that proceeding.

        The Articles of the Registrant also provide that the Registrant must pay, as they are incurred in advance of the final disposition of a legal proceeding or investigative action, the costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, actually and reasonably incurred by such person in respect of a proceeding, but the Registrant must first receive from such person a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the BCBCA, such person will repay the amounts advanced.

        A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

        Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Exhibit		Description
4.1	*	The annual information form of the Registrant dated September 25, 2020
4.2	*
The revised audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2019 and 2018 together with the notes attached thereto and the independent auditor's report attached thereto
4.3	*	The management's discussion and analysis of the Registrant for the years ended December 31, 2019 and 2018
4.4	*	The unaudited condensed interim consolidated financial statements of the Registrant as at and for the six months ended June 30, 2020 and 2019, together with the notes attached thereto
4.5	*	The management's discussion and analysis of the Registrant for the three months ended June 30, 2020
4.6
The management information circular of the Registrant dated October 25, 2020 prepared in connection with the annual general meeting of the shareholders of the Registrant, to be held on December 1, 2020
4.7	*	The material change report relating to the execution of an amended and restated agreement for the acquisition of GR Companies, Inc., dated July 7, 2020
4.8	*	The material change report relating to the announcement of a private placement of 4,383,698 Subordinate Voting Shares for aggregate gross proceeds of approximately $34,056,007, dated July 7, 2020
4.9	*
The material change report relating to the closing of the private placement of 4,383,698 Subordinate Voting Shares for aggregate gross proceeds of approximately $34,056,007 and the acquisition of GR Companies, Inc., dated July 31, 2020
4.10	*	The business acquisition report relating to the completion of the acquisition of Cura Partners, Inc., dated May 29, 2020
5.1		Consent of Antares Professional Corporation
6.1		Powers of Attorney (contained in the signature page of the F-10 Registration Statement filed with the Commission on September 28, 2020)
7.1	*	Form of Indenture

*
Previously filed.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

  (a)
  A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement.

  (b)
  Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 2, 2020.

CURALEAF HOLDINGS, INC.
By:	/s/ Joseph Lusardi
	Name:	Joseph Lusardi
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph Lusardi Joseph Lusardi	Director and Chief Executive Officer	November 2, 2020
* Michael Carlotti	Chief Financial Officer	November 2, 2020
* Boris Jordan	Executive Chairman of the Board	November 2, 2020
* Karl Johansson	Director	November 2, 2020
* Peter Derby	Director	November 2, 2020
* Jaswinder Grover, MD	Director	November 2, 2020
* Mitchell Kahn	Director	November 2, 2020

*By:	/s/ Joseph Lusardi
	Name:	Joseph Lusardi
	Title:	Attorney in Fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, on November 2, 2020.

CURALEAF, INC.
By:	/s/ Joseph Lusardi
	Name:	Joseph Lusardi
	Title:	President